UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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GENERAL MOTORS COMPANY

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general motors company proxy statement and notice of 2017 annual meeting of shareholders [                    ], 2017 | [            ] eastern time ct6 plug-in

WHO WE ARE AND WHY WE ARE HERE...

We earn customers for life	Our brands inspire passion and loyalty	We translate breakthrough technologies into vehicles and experiences that people love	We serve and improve the communities in which we live and work around the world	We are building the most valued automotive company

GENERAL MOTORS COMPANY

Letter from the Chairman & Chief Executive Officer

Dear Fellow Shareholder:

I am pleased to invite you to attend the 2017 Annual Meeting of Shareholders (“Annual Meeting”) of General Motors Company. It will be held at [            ] Eastern Time on [            ], 2017, at the [            ]. Please see “How can I attend the Annual Meeting?” on page 94 for further instructions.

Our Plan is Working

GM’s record performance during the last three years and strong 2017 outlook are the direct result of the ongoing actions we’re taking to transform your Company and enhance shareholder value. Building on that commitment, we recently announced a transaction under which our Opel/Vauxhall European operations and our GM Financial European operations will become part of PSA Group. This is the latest in a series of decisions to continue the deployment of capital to higher-return opportunities, including in advanced technologies driving the future, and unlock significant value for our shareholders. Every major decision we make is focused on building sustainable, long-term value for our shareholders. Under our disciplined capital allocation plan we will continue to reinvest in the business to achieve a 20% or greater return on invested capital; maintain a strong, investment-grade balance sheet with a target cash balance of $18 billion (post-transaction); and return all remaining free cash flow to shareholders on an ongoing basis.

Key to Our Success

We place the customer at the center of everything we do and that guiding principle continued to drive our success in 2016. By designing a vehicle that met and exceeded customer demands in every essential category, the Chevrolet Bolt EV won North American Car of the Year and many other awards. As the transformation of our industry continues at an accelerating pace, the Bolt EV is breaking new ground, and we believe it is the beginning of a new phase of opportunity in electrification. The success of our winning portfolio of cars, trucks and crossovers is giving us the opportunity to invest in the initiatives that are enabling us to lead in the future of personal mobility. The convergence of connectivity, alternative propulsion, autonomous vehicles and the sharing economy is truly allowing us to stretch the boundaries of what is possible and develop vehicles that are safer, smarter, cleaner and more energy-efficient than ever before.

Corporate Social Responsibility

We strive to align environmental, social, and governance (“ESG”) issues to our purpose and values. As a transformative leader, GM delivers safer, simpler and better solutions for humanity to move forward and enhance life’s journey. Over the past year, I have worked with the Board to better position GM as forward-thinking and elevate our leadership profile and reputation among investors, policymakers and others as a leader in ESG best practices. We believe we have a unique opportunity to resolve important issues and contribute to decreasing pollution, congestion, and accidents, and do this while being transparent about the principles and policies that guide us forward.

Greenlight’s Proposal and Director Nominees

As we continue to navigate this period of extraordinary change, we received notice that a shareholder, Greenlight Capital, Inc. (“Greenlight”), intends to present at the Annual Meeting a proposal, which we have further described in this Proxy Statement in accordance with the materials we received from Greenlight. This proposal suggests that the current dividend on the Company’s existing common stock should cease and a new, additional class of common stock – so called “Dividend Shares” – should be distributed. These “Dividend Shares” would be exclusively entitled to a fixed dividend at the current amount in perpetuity, but would not share in future earnings upside and would have limited downside protection against negative risk. Dividends or share repurchases on our common shares could not occur before all dividends on the Dividend Shares, both past and current, had been paid, making the dividend payable on the Dividend Shares cumulative and significantly limiting our financial flexibility.

GM values the views of its owners and engaged directly with Greenlight on numerous occasions during the past seven months, including a meeting between Greenlight and members of your Board of Directors. After a thorough assessment, your Board of Directors unanimously concluded that Greenlight’s proposal would be a speculative and unproven change in capital structure that would create significant additional risks for GM’s shareholders and its business, and is not in the best interests of our shareholders.

The key risks your Board found in the proposal include: no positive effect on the Company’s underlying business or cash flows and, therefore, entirely speculative valuation impact; unknown, uncertain, and untested market demand and liquidity for the Dividend Shares, as well as the remaining common shares that would no longer be dividend-paying; substantially reduced financial flexibility resulting in the likely loss of GM’s investment grade credit rating; and material governance issues and conflicts as a result of the divergent objectives of the two classes of common stock.

Greenlight also intends to nominate a slate of four director nominees for election to the Board in support of its proposal, and in opposition to the highly qualified nominees recommended by your Board. Your Board has a well-defined process for selection of director candidates, which begins with a review of the strategic needs of the business and alignment of the Board’s entire mix of skills, qualifications, and experience toward driving effective oversight of these strategic objectives and initiatives. After a thorough review of each of the Greenlight candidates under this established process, your Board of Directors unanimously determined not to recommend any of the Greenlight candidates.

This Proxy Statement and any additional communications GM provides on this topic will further outline the basis for your Board’s strenuous opposition to Greenlight’s proposal and director nominees.

Your Board has thoroughly evaluated Greenlight’s proposal and director nominees and recommends that you vote FOR GM’s nominees and AGAINST the Greenlight proposal by following the instructions on the enclosed WHITE proxy card.

Your Board and management team are singularly focused on the long-term interests of all of our shareholders. We have a highly engaged Board with a diverse range of expertise that drives effective oversight of our strategic priorities and operations. We encourage healthy constructive debate and we regularly challenge ourselves to make the tough decisions that are essential in times of significant change, such as the sale to PSA. It is clear that 2017 will be another year of progress as we advance the transformation of your Company.

Your vote this year is especially important. I encourage you to review this Proxy Statement and the Company’s other communications to its shareholders carefully.

Thank you for your support and interest in GM.

Sincerely,

Mary T. Barra Chairman & Chief Executive Officer

Letter from the Board of Directors

Dear Fellow Shareholder:

General Motors Company is committed to sound corporate governance policies and practices that are designed and continually assessed to enable the Company to operate its business responsibly, with integrity, and in the long-term best interests of its shareholders. We are pleased to share our perspectives on the following key topics of importance to you.

Shareholder Engagement

A priority for us is to listen to shareholders’ views on the Company and incorporate them into our boardroom discussions. This dialogue helps us and the Company’s senior management team gain feedback on a variety of topics, including strategic and financial performance, executive compensation, board composition and leadership structure, as well as important environmental and social issues.

Following the 2016 Annual Meeting of Shareholders, members of the Board, including our Independent Lead Director and Compensation Committee Chair, met with 11 of our largest shareholders, representing approximately 25% of our outstanding common stock. In addition, one or more members of management met with over 80 shareholders throughout 2016 on various matters. The constructive insights, experiences and ideas exchanged during these engagements allows us to further evaluate and assess key initiatives from different perspectives and viewpoints.

Compensation Tied to Value Creation

We have enhanced our executive compensation program to further align it with our strategic priorities and to reward long-term business success. During our shareholder engagement initiatives, we received feedback regarding the structure and nature of our compensation programs. We believe we have designed a program that aligns with shareholder interests, incentivizes operational excellence, and recognizes individual performance, while remaining simple enough to demonstrate a clear linkage between compensation and performance. The revised program continues to minimize any incentive for management to take excessive risks.

Greenlight’s Proposal and Director Nominees

As Mary Barra indicated in her letter to you, GM has received notice that a shareholder, Greenlight, has proposed a slate of four nominees for election to the Board, in opposition to the highly capable nominees recommended by your Board, and in support of Greenlight’s own proposal. Greenlight’s proposal contemplates that the current dividend on the Company’s existing common stock should cease and a new, additional class of common stock – so called “Dividend Shares” – should be distributed that would be exclusively entitled to a fixed dividend at the current amount in perpetuity, but would not share in future earnings upside and would have limited downside protection against negative risk. Dividends or share repurchases on our common shares could not occur before all dividends on the Dividend Shares, both past and current, had been paid making the dividend payable on the Dividend Shares cumulative and significantly limiting our financial flexibility.

GM values the views of its owners, and has engaged directly with Greenlight on numerous occasions during the past seven months, including a meeting between Greenlight and members of the Board. Your Board and management have evaluated Greenlight’s idea and its director nominees thoroughly. As we describe in our response to Greenlight’s proposal, Item No. 7 in this Proxy Statement, we have unanimously concluded that the proposal would create significant additional risks for GM’s shareholders and its business. Management and your Board regularly review the Company’s strategy and capital allocation framework. We recently conducted an extensive review of various alternative capital allocation strategies, including Greenlight’s idea, changes in the pacing and/or nature of return of capital to shareholders, and the issuance or distribution of preferred or other securities. Together, the Board and management team, with expert advice from three top-tier investment banks, concluded that the Company’s existing capital allocation strategy is the right one to deliver long-term, sustainable value for GM’s shareholders.

Your Board has concluded that GM’s nominees for election as directors represent the best blend of experience, qualifications, and skills to provide effective oversight of the Company’s strategic plans and objectives. The selection of qualified directors is both complex and crucial to furthering the long-term interests of our shareholders. Candidates must be able to contribute significantly to the Board’s discussion and decision-making on the broad array of complex issues facing the Company. Your Board believes that each of the Board’s nominees brings the skills and experiences that are essential to the Board and complement the qualifications and expertise of the other Board members. In contrast, we believe the skills, experiences and qualifications of Greenlight’s nominees are not at the level of the Board’s nominees and that Greenlight’s nominees are being proposed in connection with Greenlight’s proposal, which your Board has rejected. We do not endorse any of Greenlight’s nominees and urge you to disregard Greenlight’s solicitation of votes for its nominees.

Your Board unanimously and strongly urges you to disregard any proxy card that you receive from Greenlight. If you have previously submitted a proxy card sent to you by Greenlight, you can revoke that proxy and vote for the nominees recommended by the Board and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE proxy card.

Your Board unanimously recommends that you vote FOR the election of our 11 director nominees and AGAINST the Greenlight Proposal on the enclosed WHITE proxy card or voting instruction form.

Your Vote is Important

It is important that your shares be represented at the meeting whether or not you are personally able to attend. Accordingly, after reading the attached Notice of the 2017 Annual Meeting of Shareholders and Proxy Statement, please promptly submit your proxy by telephone, internet or mail as described in your WHITE proxy card. If you choose to submit your vote by additional proxy or voting instruction card, please sign, date and mail the WHITE proxy card in the enclosed postage-paid reply envelope.

We are honored to serve you. We encourage you to review this Proxy Statement and the Company’s other communications to its shareholders.

Sincerely,

The Board of Directors

The attached Proxy Statement is dated [            ] , 2017 and is first being mailed to shareholders on or about [            ], 2017.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the contact listed below:

INNISFREE M&A INCORPORATED

Shareholders (within the U.S. and Canada), call toll-free: +1 (877) 825-8964

Shareholders (outside the U.S. and Canada), call: +1 (412) 232-3651

Banks and Brokers, call collect: +1 (212) 750-5833

Notice of 2017 Annual Meeting of Shareholders

[            ], 2017

Dear Fellow Shareholder:

You are cordially invited to attend the 2017 Annual Meeting of Shareholders (“Annual Meeting”) of General Motors Company (“GM”, “General Motors,” the “Company” or “we” or “our”) to be held on [            ], 2017, at the [            ]. At the meeting you will be asked to:

•	Elect the 11 Board recommended director nominees named in this Proxy Statement;

•	Approve, on an advisory basis, Named Executive Officer (“NEO”) compensation;

•	Approve the General Motors Company 2017 Short-Term Incentive Plan;

•	Approve the General Motors Company 2017 Long-Term Incentive Plan;

•	Ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2017;

•	Vote on a Rule 14a-8 shareholder proposal regarding independent board chairman, if properly presented at the meeting;

•	Vote on a shareholder proposal regarding creation of dual-class common stock submitted by Greenlight, if properly presented at the meeting; and

•	Transact any other business that is properly presented at the meeting.

Greenlight has notified us that it intends to nominate four individuals for election as directors to the Board at the 2017 Annual Meeting in opposition to the nominees recommended by the Board. You may receive solicitation materials from Greenlight, including proxy statements and proxy cards. We are not responsible for the accuracy of any information provided by or relating to Greenlight, its nominees, or the proposal contained in solicitation materials filed or disseminated by or on behalf of Greenlight or any other statements that Greenlight may make.

The Board does not endorse the nomination of Greenlight’s nominees and unanimously recommends that you vote on the WHITE proxy card or voting instruction form FOR the election of each nominee proposed by the GM Board. The Board also does not endorse Greenlight’s Proposal, and unanimously recommends that you vote on the WHITE proxy card or voting instruction form AGAINST the Proposal.

The Board strongly urges you not to sign or return any proxy card sent to you by Greenlight. If you have previously submitted a proxy card sent to you by Greenlight, you can revoke that proxy and vote for the nominees recommended by the Board and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE proxy card. Only the latest validly executed proxy card that you submit will be counted.

Record Date

You are entitled to vote at the meeting if you were a holder of record of GM common stock at the close of business on April 7, 2017.

Thank you for your interest in GM.

By Order of the Board of Directors,

Jill E. Sutton Corporate Secretary and Deputy General Counsel, Corporate, Finance and Strategic Transactions

Meeting Information:

Date:	[ ]

Time:	[ ]

Place:	[ ]

Your vote is important. So that your shares will be represented and voted at the meeting, please promptly submit your vote by Internet, telephone or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided.

We are first mailing these proxy materials to our shareholders on or about [            ].

How You Can Access the Proxy Materials Online

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting of Shareholders to Be Held on [            ], 2017.

Our Proxy Statement and 2016 Annual Report to Shareholders are available at gm.com/proxymaterials. You may scan the QR code below with your smartphone or other mobile device to view our interactive Proxy Statement or to view the Annual Report.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

This Proxy Statement is provided in connection with the solicitation of proxies, by order of the Board of Directors of General Motors Company, to be used at the 2017 Annual Meeting of Shareholders of the Company.

In addition to this Proxy Statement and the WHITE proxy card or voting instruction form, the GM 2016 Annual Report is provided in this package or is available on the Internet.

EXECUTIVE COMPENSATION	41

Compensation Overview	42
Compensation Principles	49
Compensation Elements	49

Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information that you should consider. Please read the entire Proxy Statement carefully before voting.

General Information

•     Meeting: 2017 Annual Meeting of Shareholders

•     Date: [            ], 2017

•     Time: [            ] Eastern Time

•     Place: [            ]

•     Record Date: April 7, 2017

•     Stock Symbol: GM

•     Exchange: NYSE

•     Transfer Agent: Computershare Trust Company, N.A.

•     State of Incorporation: Delaware

•     Corporate Website: gm.com

•     Investors Website: gm.com/investors

•     Annual Report: gm.com/annualreport

•     Sustainability Report: gmsustainability.com

Corporate Governance

(see pages 26-38)

•     Item No. 1: Election of Directors

•     Director Nominees Recommended by Board: 11

•     Director Term: One-year

•     Director Election Standard: Plurality of votes cast in contested elections (majority voting standard in uncontested elections)

•     Board Meetings in 2016: 8

•     Standing Board Committees (Meetings in 2016):
Audit (8), Executive Compensation (6), Finance (5), Governance and Corporate Responsibility (5), and Risk (5)

•     Right to Call Special Meetings: Yes

•     Proxy Access: Yes

•     Director-Investor Engagement Policy: Yes

•     Governance Documents and Board Communications: gm.com/investors/corporate-governance.html

Your Board unanimously recommends a vote FOR all of our director nominees.

Executive Compensation (see pages 41-72) • Named Executive Officers
Mary T. Barra Chairman & Chief Executive Officer
Charles K. Stevens III Executive Vice President & Chief Financial Officer
Daniel Ammann President
Mark L. Reuss Executive Vice President, Global Product Development, Purchasing and Supply Chain
Alan Batey Executive Vice President & President, North America

• Compensation Program Evolution – See page 45 • Changes for 2017 – See pages 45-46 • Compensation Principles – See page 49

Other Items to be Voted On (see pages 73-92)
Item	Your Board’s Recommendation
• Item No. 2: Approval of, on an Advisory Basis, Named Executive Officer Compensation	FOR

• Item No. 3: Approval of the General Motors 2017 Short-Term Incentive Plan	FOR

• Item No. 4: Approval of the General Motors 2017 Long-Term Incentive Plan	FOR

• Item No. 5: Ratification of the Selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2017	FOR

• Item No. 6: Shareholder Proposal Regarding Independent Board Chairman	AGAINST

• Item No. 7: Greenlight Proposal Regarding Creation of Dual-Class Common Stock	AGAINST

9

Background of the Solicitation – Greenlight’s Proposal and Director Nominees

The Company evaluates its strategy and capital allocation framework on an ongoing basis. This evaluation also takes into account the perspectives of the Company’s shareholders, whose views are actively elicited, sought and received as a result of the Company’s shareholder engagement efforts.

Over a seven-month period, the Board and management extensively reviewed various capital allocation strategies and thoroughly considered the Greenlight Proposal, as well as the perspectives of other shareholders. In addition to the Greenlight Proposal, the Board considered other changes to the Company’s capital allocation strategy, including changes to the pacing and/or nature of return of capital to shareholders and the issuance or distribution of preferred or other securities. Following such review, the Board reaffirmed that the Company’s current capital allocation strategy, which includes investing in higher-return business opportunities, retaining a strong investment grade balance sheet, maintaining a target cash balance of $20 billion, and returning all remaining free cash flow to shareholders through dividends and share repurchases, is in the best interests of the Company and its shareholders.

In January 2017, under this framework, the Board approved the repurchase of up to an additional $5 billion of the Company’s common stock with no expiration date, in addition to completing the remaining portion of previously announced repurchase programs. On March 6, 2017, as part of the Company’s announcement of the sale of its Opel/Vauxhall subsidiary and GM Financial’s European operations, the Company announced that it would lower the cash balance requirement under its capital allocation framework by $2 billion, which it intends to use to accelerate share repurchases under these programs, subject to market conditions. The Company will continue to evaluate its capital allocation program regularly and consider the perspectives of the Company’s shareholders in doing so.

The summary below of the significant number of material contacts between the Company and Greenlight is intended to provide context to shareholders with respect to the Greenlight Proposal and Greenlight’s director nominees. During the period outlined below, the Company also engaged with other shareholders and took into account their perspectives in coming to the determinations reached by the Company’s Board and management team concerning the Company’s capital allocation strategy and, as a result, the Greenlight Proposal, as described above.

•

On August 11, 2016, David M. Einhorn, founder and president of Greenlight, contacted Chuck Stevens, Executive Vice President and Chief Financial Officer of the Company, by email to ask for a meeting in September to discuss an idea that Mr. Einhorn wanted to present to Mr. Stevens. In response to this email, Mr. Stevens arranged to meet with Mr. Einhorn on September 15, 2016.

•

At the September 15, 2016 meeting, attended by Mr. Einhorn, Mr. Stevens and other representatives of Greenlight and the Company, Mr. Einhorn delivered a presentation with respect to a concept he referred to as Dividend Shares. The presentation contemplated the distribution of newly created Dividend Shares to existing holders of common stock, stating that the Company’s dividends on existing common stock would be eliminated and reallocated to the Dividend Shares as a fixed cumulative dividend. The presentation stated that the Dividend Shares would be senior to the existing common stock, while the existing common stock would have voting rights and participate in the Company’s remaining earnings. The presentation also stated that if multiple dividends were missed on the Dividend Shares, then holders of Dividend Shares could demand board representation.

•

Although this presentation stated that the Dividend Shares could be either a separate class of common equity or a perpetual preferred stock, the terms of the Dividend Shares as set out in the presentation were consistent with the terms of a perpetual preferred stock, in that the Dividend Shares would be senior to the existing common stock and carry a fixed cumulative dividend as well as rights to board representation if dividends were in arrears. Accordingly, subsequent discussions regarding the proposal with representatives of Greenlight focused on a preferred stock structure, with Greenlight providing additional materials regarding such structure and the potential provisions of the proposed Dividend Shares.

•

On October 5, 2016, representatives of GM’s treasury and investor relations teams held a teleconference with Mr. Einhorn and other Greenlight representatives to discuss follow-up questions on the proposal. On October 31, 2016, representatives of GM’s treasury and investor relations teams and GM’s financial advisors met with representatives of Greenlight to review various potential considerations related to the proposal. On November 9, 2016, Mr. Stevens contacted Mr. Einhorn to follow up on the October 31, 2016 meeting.

10

•

Through the month of November, the Company and its financial advisors continued to analyze the Greenlight proposal and various alternatives, including a dual-class common stock variant of the preferred stock structure. The Company also continued to conduct shareholder engagement initiatives, including as to matters relating to capital allocation and capital structure. In addition, the Company’s financial advisors held hypothetical discussions on a no-names basis with ratings agencies to explore the impact that the distribution of a security such as the one proposed by Greenlight would have on a major company’s credit rating. Members of the Board were kept apprised of the nature and status of the Company’s engagement with Greenlight, including the evaluation and ongoing analysis of the Greenlight proposal.

•

On December 6, 2016, Mr. Stevens, with representatives of GM’s treasury and investor relations teams and two of GM’s financial advisors, met with Mr. Einhorn and representatives of Greenlight to continue their discussion of issues raised by Greenlight’s proposal. On December 14, 2016, at a regularly scheduled meeting, the Board and management reviewed Greenlight’s proposal as put forth in the September 15, 2016 presentation and the discussions on the proposal between representatives of the Company and of Greenlight. The Board also reviewed the updated analyses of the proposal conducted by the Company’s management and financial advisors. Following deliberation, the Board determined that it was not in the best interests of the Company and its shareholders to pursue the proposal. On December 15, 2016, Mr. Stevens and other representatives of the Company met with Mr. Einhorn and other representatives of Greenlight to convey the Board’s decision not to move forward with Greenlight’s proposal.

•

On January 13, 2017, Mary Barra, Chairman & Chief Executive Officer of the Company, received a telephone call from Mr. Einhorn requesting a short discussion. Subsequently, on January 16, 2017, Ms. Barra, Mr. Stevens and Mr. Einhorn held a teleconference to discuss Greenlight’s proposal. Mr. Einhorn said that he continued to believe that the Dividend Share proposal would create value and that he believed that structuring the Dividend Shares as a second class of common stock rather than as a preferred stock could address concerns about the proposal’s potential negative impact on the Company’s credit ratings.

•

On January 25, 2017, Ms. Barra, Mr. Stevens and representatives of GM’s treasury and investor relations teams had a further discussion of the dual-class common stock variant of the proposal with Mr. Einhorn and other representatives of Greenlight by telephone. During the month of January, the Company and its financial advisors also refreshed and updated their prior analyses of a dual-class common stock variant of Greenlight’s proposal.

•

As part of the Company’s consideration of the dual-class common stock variant of Greenlight’s proposal, on January 30, 2017, a Greenlight representative sent an email to a representative of GM attaching proposed terms for the dual-class common stock variant. The proposed terms contemplated a pro rata distribution to GM’s shareholders of one Dividend Share for each share of existing common stock. The proposed terms also contemplated that the Dividend Shares would be entitled to a quarterly dividend in an amount equal to $0.38 per share. The proposed terms provided that if dividends on the Dividend Shares were in arrears, the Company would not be able to repurchase or pay dividends on the existing common stock. The proposed terms contemplated that the Dividend Shares would be entitled to one-tenth of a vote per share, except that the Dividend Shares would have a separate class vote to approve a change of control of the Company.

•

Later on January 30, 2017, Ms. Barra, Mr. Stevens and representatives of GM’s treasury and investor relations teams again discussed the proposal, as well as the proposed terms, with Mr. Einhorn and other representatives of Greenlight. In response to questions seeking more clarity with respect to the dual-class common stock proposal, Mr. Einhorn referred back to Greenlight’s September 15, 2016 presentation and said that the proposal was still essentially the same as set forth in that presentation. Mr. Einhorn also stated that he was considering submitting the Dividend Share proposal as a shareholder proposal at the Annual Meeting as well as a slate of four to five director nominees.

•

In early February, representatives of the Company spoke with representatives of three credit rating agencies on a named basis to explore the impact that the Dividend Share proposal could have on the Company.

•

On February 6, 2017, at a telephonic meeting, the Board received an update on the further discussions with Greenlight, and the further analyses of the proposal conducted by the Company’s management and financial advisors. Based on this review, the Board again determined that it was not in the interests of the Company and its shareholders to pursue the proposal. Later on February 6, 2017, the Company received a notice from Greenlight (the “Greenlight Notice”) of its intent to nominate a slate of four nominees to stand for election to the Board at the Annual Meeting and of its intent to present the Greenlight Proposal as a shareholder proposal at the Annual Meeting.

11

•

On February 17, 2017, outside counsel for the Company sent to outside counsel for Greenlight a directors’ questionnaire and requested that each of Greenlight’s nominees complete and return the questionnaire. On February 23, 2017, Greenlight’s outside counsel sent the completed questionnaires from Greenlight’s nominees to the Company’s outside counsel.

•

On March 6, 2017, the Company and PSA Group announced an agreement under which the Company’s Opel/Vauxhall subsidiary and GM Financial’s European operations will join the PSA Group. Later that day, representatives of the Company and representatives of Greenlight had a call to discuss Greenlight’s questions with respect to the transaction.

•

On March 16, 2017, Mr. Stevens and representatives of the Company had a telephonic discussion with representatives of Greenlight about the Company’s interactions with the credit rating agencies regarding the Greenlight Proposal.

•

On March 22, 2017, Mss. Barra, Mendillo, and Stephenson and Messrs. Mullen, Mulva, Schoewe, and Solso met with Mr. Einhorn and representatives of Greenlight. At the meeting, Mr. Einhorn and the representatives of Greenlight delivered a presentation and responded to questions regarding the Greenlight Proposal and the Greenlight nominees.

•

On March 25, 2017, the Board held a telephonic meeting to discuss the Greenlight Proposal and the Greenlight nominees. The Board unanimously determined that the Greenlight Proposal was not in the best interests of the Company or its shareholders. On the unanimous recommendation of the Governance and Corporate Responsibility Committee, the Board also unanimously determined not to recommend any of the Greenlight nominees for election to the Board.

•

On March 27, 2017, Ms. Barra called Mr. Einhorn to inform him that the Board had unanimously determined to reject the Greenlight Proposal and not to recommend any of the Greenlight nominees for election to the Board.

•

On March 28, 2017, Greenlight publicly issued a statement and a presentation in support of the Greenlight Proposal. On the same day, the Company publicly issued a statement and a presentation setting forth the reasons for the Board’s determination to reject the Greenlight Proposal and not to recommend any of the Greenlight nominees.

12

ITEM NO. 1 – ELECTION OF DIRECTORS

Nominees for Director Recommended by the Board

Your Board recommends a vote FOR all of the nominees listed below.

13

The selection of qualified directors is critical to the long-term success of GM and its shareholders. Director nominees must be able to contribute significantly to the Board’s discussion and decision-making on the broad array of complex issues facing the Company. The Board’s established process for director selection is well-defined and comprehensive, and it begins with an assessment of GM’s strategic objectives and the skills, experience and qualifications needed to further those objectives. Through that process, your Board has determined that its nominees for election as director collectively represent the best mix of experience, qualifications and skills to further the long-term interests of all shareholders. We do not endorse any of Greenlight’s nominees and urge you to disregard Greenlight’s solicitation of votes for its nominees.

14

Director Election Requirements

All directors stand for election annually. Upon the recommendation of the Governance and Corporate Responsibility Committee (“Governance Committee”), the Board has nominated each of the 11 persons identified below to serve as director for a one-year term or until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal. Each director nominee recommended by the Board was elected to the Board at the 2016 Annual Meeting.

We urge you to sign and return the WHITE proxy card or voting instruction form or vote by Internet or telephone. By doing so, the Proxy Committee (comprised of Mary T. Barra, Daniel Ammann, and Charles K. Stevens, III) will vote your shares for all 11 nominees described in the following section, unless you indicate on the WHITE proxy card or voting instruction form to withhold authority to vote for one or more of such nominees. Each director will serve until the next annual meeting of shareholders and until a successor is elected and qualified, or until his or her earlier resignation, removal, or death. If any of the Board’s nominees for director becomes unavailable to serve before the Annual Meeting (which we do not anticipate), the Board may decrease the number of directors to be elected or designate a substitute nominee for that vacancy.

We have received notice pursuant to Section 1.11 of our Bylaws that Greenlight intends to nominate its own slate of four nominees for election to the Board at the Annual Meeting. We believe based on Greenlight’s notice that the election of directors at the Annual Meeting will be a contested election. Our bylaws provide that in a contested election, all directors are to be elected under a plurality voting standard. Under the plurality voting standard, the 11 persons who receive the greatest number of votes are the persons elected to the Board for the following year. “Withhold” votes will be counted as present for purposes of this vote but are not counted as votes cast.

Your Board does not endorse any Greenlight nominee and unanimously recommends that you disregard any proxy card that may be sent to you by Greenlight. Your Board affirmatively determined that each of our 11 nominees qualifies for election to the Board under the established and rigorous criteria for director candidates described in the next section and unanimously recommends that you vote on the WHITE proxy card and voting instruction form FOR the election of each of our nominees listed below.

Please note that voting to “Withhold” with respect to the Greenlight nominees on Greenlight’s proxy card is not the same as voting for our Board’s nominees because a vote to “Withhold” with respect to any of the Greenlight nominees on Greenlight’s proxy card will revoke any proxy you previously submitted. If you have already voted using Greenlight’s proxy card, you have every right to change your vote by voting via the Internet or by telephone by following the instructions on the WHITE proxy card, or by completing and mailing the enclosed WHITE proxy card in the enclosed postage-paid envelope. Only the latest validly executed proxy that you submit will be counted—any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

15

Director Nomination Process

Nominees for election as director are proposed by the Board upon recommendation of the Governance Committee.

The Governance Committee annually reviews the appropriate skills and characteristics needed for the Board to effectively perform its oversight function, including importantly, the continued execution of GM’s strategic priorities. Nominees are recommended to the Board, after considering current Board composition, Company strategy and other relevant facts and circumstances, including the director’s history of attendance and participation in meetings, other contributions to the activities of the Board and GM, active participation in orientation and ongoing educational events, the results of Board self-evaluations and any potential or actual conflicts of interest.

The selection of qualified directors is fundamental to the Board’s successful oversight of GM’s strategy and ongoing operations. The Governance Committee’s and the Board’s priorities for recruiting new Board members may vary at times, depending on the Company’s needs and the makeup of the Board at such time. In every case, candidates must be able to contribute significantly to the Board’s discussion and decision-making on the broad array of complex issues facing the Company. The Governance Committee has historically engaged a reputable, qualified search firm to help identify and evaluate candidates.

As part of its comprehensive process for selecting nominees for the Board, our Governance Committee utilizes a detailed skills matrix to consider the particular experience, qualifications, and attributes of current Board members and prospective candidates. The Governance Committee seeks nominees who, taken together as a group, possess the skills, diversity, and expertise appropriate for maintaining a well-rounded and effective Board aligned with achievement of the Company’s business strategy and operations. In evaluating potential director candidates, the Governance Committee considers, among other factors, the criteria listed below and any additional characteristics that it believes one or more directors should possess, based on an assessment of the needs of our Board at that time.

Significant leadership experience over an extended period, especially as CEO; extraordinary leadership qualities; and the ability to identify and develop those qualities in others.
Leadership in automotive or related industry. Expertise in key businesses and proven knowledge of key customers and risks associated with the business.
Experience in managing significant manufacturing operations.
Understanding of technology and innovation through academia or industry experience.
Relevant risk management oversight and experience.
Global business and cultural experience.
Expertise in complex financial and accounting matters.
Knowledge of global government relations, public policy, and regulatory matters.
Marketing experience, including digital marketing, brand and product awareness; social media experience.
Diversity of perspective, professional experience, age, and background, such as gender, race, ethnicity, and country of origin.

The Governance Committee considers individuals with a broad range of business experience and varied backgrounds. Although GM does not have a formal policy governing diversity among Board members, the Board strives to identify candidates with diverse backgrounds. We recognize the value of overall diversity and consider members’ and candidates’ opinions, perspectives, personal and professional experiences, and backgrounds, including gender, race, ethnicity, and country of origin. We believe that the judgment and perspectives offered by a diverse board of directors improves the quality of decision making and enhances the Company’s business performance. We also believe such diversity can help the Board respond more effectively to the needs of customers, shareholders, employees, suppliers, and other stakeholders worldwide.

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ITEM 1: ELECTION OF DIRECTORS

Pursuant to the Stockholders Agreement dated October 15, 2009 between the Company and the UAW Retiree Medical Benefits Trust (the “VEBA Trust”), the VEBA Trust has the right to designate one nominee to our Board for so long as it holds 50% of the shares of GM’s common stock that it initially acquired, subject to the consent of the UAW and approval by the Board (not to be unreasonably withheld). The VEBA Trust has designated Mr. Ashton, who has been recommended by the Governance Committee and nominated by the Board as part of the slate of candidates it recommends for election at the Annual Meeting.

The Governance Committee will consider persons recommended by shareholders for election to the Board. To recommend an individual for Board membership, write to Jill E. Sutton, Corporate Secretary and Deputy General Counsel, Corporate, Finance and Strategic Transactions (“Corporate Secretary and Deputy General Counsel”) of our Company, at the mailing address or e-mail address provided on page 98 in “How can I obtain the Company’s corporate governance information?” The Governance Committee will review the qualifications and experience of each recommended candidate using the same criteria for candidates proposed by Board members and communicate its decision to the candidate or the person who made the recommendation.

▶	Information About Your Board’s Nominees for Director

Set forth below is information about our nominees, including their name and age, recent employment or principal occupation, their period of service as a GM director, the names of other public companies for which they currently serve as a director or have served as a director within the past five years, and a summary of their specific experience, qualifications, attributes, and skills that led to the Board’s conclusion that they are qualified to serve as a director on our Board at this time.

Mary T. Barra, Chairman & Chief Executive Officer, General Motors Company (since January 2016)

Age: 55 • Director Since: 2014 • Committees: Executive (Chair) Current Public Company Directorships: General Dynamics Corporation

Prior Experience:

•	CEO of GM since January 2014

•	Executive Vice President, Global Product Development, Purchasing and Supply Chain from 2013 to 2014

•	Senior Vice President, Global Product Development from 2011 to 2013

•	Vice President, Global Human Resources from 2009 to 2011

•	Vice President, Global Manufacturing Engineering from 2008 to 2009

Reasons for Nomination:

With more than 36 years at GM and having served in various leadership roles prior to becoming Chairman & CEO, Ms. Barra brings to our Board an in-depth knowledge of the Company and the global automotive industry. She has extensive leadership, strategic planning, operating and business experience and a deep understanding of the Company’s strengths, weaknesses, risks and challenges. Under her leadership, GM is focused on being the most valued automotive company by strengthening its core business of building great cars, trucks and crossovers, while also working to lead the transformation of personal mobility through advanced technologies such as connectivity, electrification, autonomous driving and car sharing. She has also established GM’s corporate culture and strategic direction based on putting the customer at the center of everything we do, all around the world, with quality and safety as foundational commitments.

As Chairman & CEO, Ms. Barra is able to focus the Board’s oversight and drive the most efficient execution of GM’s strategic plan and vision for the future. In addition to her demonstrated leadership and management skills, Ms. Barra’s strong engineering background and extensive experience in global product development enables her to provide significant insight to the Board on one of the most critical and complex parts of GM’s business. Her previous leadership roles in purchasing and supply chain, human resources and manufacturing engineering also allow her to contribute to Board deliberations on matters regarding those key areas of the Company. Ms. Barra’s service to GM and experience in serving as a director of another large public company with complex, global operations provide her with valuable knowledge of governance matters facing large public companies.

       Senior Leadership         Industry         Manufacturing         Technology         Risk Management         Global         Finance         Government         Marketing         Diversity

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ITEM 1: ELECTION OF DIRECTORS

Theodore M. Solso, Independent Lead Director, General Motors Company (since January 2016)
and Retired Chairman & Chief Executive Officer, Cummins, Inc. (since 2011)

Age: 70  •  Director Since: 2012  •  Committees: Executive

Current Public Company Directorships: Ball Corporation (Lead Director)

Prior Public Company Directorships: Ashland Inc. (1999 to 2012), where he was Lead Director from 2003 to 2010

Prior Experience:

•	Non-Executive Chairman of the GM Board of Directors from January 2014 to 2016

•	Chairman & Chief Executive Officer of Cummins, Inc. (“Cummins”) from 2000 until his retirement in 2011

•	President & Chief Operating Officer of Cummins, Inc. from 1995 to 2000

Reasons for Nomination:

Mr. Solso gained significant senior management experience during his 40-year career at Cummins, which culminated in his role as Chairman and CEO. He brings to our Board his experience and insight into the complexities of managing a major global organization, including the importance of vehicle and workplace safety. Mr. Solso led Cummins through strong financial performance and shareholder returns, international growth, business restructuring, and leadership in emissions reduction technology and related environmental activities, corporate responsibility, diversity, and human rights issues. His extensive experience in manufacturing and engineering of diesel engines and compliance with challenging emissions laws and regulations enables him to contribute significantly to Board deliberations regarding GM’s global product development strategies. His previous experience in serving as U.S. Chairman of the U.S.-Brazil CEO Forum provides valuable insight into advancing the business priorities of our operations in South America. In addition to his deep understanding of global markets and business operations and corporate responsibility, Mr. Solso brings to our Board his experience as a lead director of other large, global public companies, particularly in the areas of finance, accounting and corporate governance.

Joseph J. Ashton, Retired Vice President, United Auto Workers (since 2014)

Age: 68 • Director Since: 2014 • Committees: Finance, Risk Current Public Company Directorships: None

Prior Experience:

•	Vice President of the International Union, United Automobile, Aerospace and Agricultural Workers of America (the “UAW”) from 2010 until his retirement in 2014

•	Director of the UAW’s Region 9 (Central New York, New Jersey, and Pennsylvania) from 2006 to 2010

•	Assistant director of UAW’s Region 9 from 2003 to 2006

•	Member of the UAW International staff from 1986 to 2014

•	Active in labor and civic affairs, including previously serving as Executive Vice President of the Pennsylvania AFL-CIO Executive Council and Executive Vice President of the New Jersey AFL-CIO

Reasons for Nomination:

During his career with the UAW, Mr. Ashton played a key role in organizing campaigns and contract negotiations with major manufacturing and technology companies in a variety of industries, including vehicle components, defense, aerospace, steel, and marine products. Based on these experiences, he has developed a deep understanding of how labor strategy can affect a company’s financial success, including expertise in areas such as manufacturing processes, pension and health care costs, government relations, employee engagement and training, and plant safety.

Mr. Ashton brings to our Board his knowledge of labor relations matters which is valuable with respect to the Company’s ongoing labor considerations, as well as GM’s commitment to industry leadership in global workplace safety.

Mr. Ashton was designated for nomination to the GM Board by the VEBA Trust.

       Senior Leadership         Industry         Manufacturing         Technology         Risk Management         Global         Finance         Government         Marketing         Diversity

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ITEM 1: ELECTION OF DIRECTORS

Linda R. Gooden, Retired Executive Vice President, Information Systems & Global Solutions, Lockheed Martin Corporation (since 2013)

Age: 64  •  Director Since: 2015  •  Committees: Audit, Risk

Current Public Company Directorships: Automatic Data Processing, Inc., The Home Depot, Inc., and WGL Holdings, Inc. (“WGL”) and Washington Gas Light Company, a subsidiary of WGL

Prior Experience:

•	Executive Vice President, Information Systems & Global Solutions (“IS&GS”) of Lockheed Martin Corporation (“Lockheed”) from 2007 to 2013

•	Deputy Executive Vice President, Information and Technology Services of Lockheed from October to December 2006

•	President, Information Technology of Lockheed from 1997 to December 2006

Reasons for Nomination:

Ms. Gooden brings to our Board her strong leadership capability demonstrated through her various senior leadership positions at Lockheed. She has significant operations and strategic planning expertise and an extensive background in information technology (“IT”) and cybersecurity. Under her leadership as Executive Vice President of IS&GS, Lockheed expanded its IT capabilities beyond government customers to international and commercial markets. In her role as President of Lockheed’s IT division, Ms. Gooden grew the business to become a multibillion-dollar business. Her deep knowledge of IT and cybersecurity adds a valuable perspective to our Board deliberations regarding GM’s IT function, and various technology systems and processes, including those related to mobility and autonomous vehicles. Moreover, Ms. Gooden brings to our Board her experience in business restructuring, finance, and risk management. She also brings her experience as a director at other large, global public companies, particularly in the areas of finance, audit, strategic investments, acquisitions, divestitures, and technology and innovation.

Joseph Jimenez, Chief Executive Officer, Novartis AG (since 2010)

Age: 57  •  Director Since: 2015  •  Committees: Executive Compensation, Governance and Corporate Responsibility Current Public Company Directorships: None

Prior Public Company Directorships: Colgate-Palmolive Company (2010 to 2015)

Prior Experience:

•	Head of the Novartis AG’s (“Novartis”) Pharmaceuticals Division from October 2007 to 2010

•	Head of Novartis’ Consumer Health Division from April to October 2007

•	Advisor to the Blackstone Group L.P., a private equity firm, from 2006 to 2007

•	President & Chief Executive Officer of H. J. Heinz Company (“Heinz”) North America from 2002 to 2006

•	Executive Vice President, President & Chief Executive Officer of Heinz Europe from 1999 to 2002

•	Held various leadership positions at ConAgra Foods Inc. (“ConAgra”), including President and Senior Vice President of two operating divisions from 1993 to 1998

Reasons for Nomination:

Mr. Jimenez brings to our Board significant international and operational leadership, strategic planning, and business and finance experience gained through his role as CEO of Novartis, a complex, global company in a highly regulated industry, and previously as President of various operating divisions at Heinz and ConAgra. Mr. Jimenez has a long track record in consumer businesses, which enables him to bring a consumer orientation and valuable insight to Board deliberations regarding our strategy to enhance the customer experience and earn customers for life. Moreover, he has business restructuring expertise, and he executed significant business transformations and innovations at both Heinz and Novartis, which has enabled him to make significant contributions to our Board as we continue to evaluate the structure of our global business. Mr. Jimenez also brings to our Board his prior experience as a director of another large, global public company, including service on its governance and finance committees.

       Senior Leadership         Industry         Manufacturing         Technology         Risk Management         Global         Finance         Government         Marketing         Diversity

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ITEM 1: ELECTION OF DIRECTORS

Jane L. Mendillo, Retired President & Chief Executive Officer, Harvard Management Company (since 2014)

Age: 58 • Director Since: 2016 • Committees: Audit, Finance Current Public Company Directorships: Lazard Ltd

Prior Experience:

•	President & Chief Executive Officer of the Harvard Management Company (“HMC”) from 2008 to 2014, managing Harvard University’s approximately $37 billion global endowment and related assets

•	Chief Investment Officer of Wellesley College from 2002 to 2008

•	Previously, spent 15 years at HMC in various investment roles

•	Chair of the investment committee of the Partners Healthcare System

•	Member of the board of directors and investment committees of the Mellon Foundation

•	Senior Investment Advisor to the Old Mountain Private Trust Company

•	Member of the Board of Berklee College of Music

Reasons for Nomination:

Ms. Mendillo brings to the Board valuable financial perspective and extensive investment management experience. In addition, she brings to our Board strong senior leadership and risk management experience, as well as capital markets expertise, from her over 30 years managing globally diverse portfolios in the endowment and investment management field. As President and CEO of HMC, she successfully led the company through the financial crisis, repositioning the endowment and reestablishing a world-class investment platform to support Harvard’s future educational and research goals. As the Chief Investment Officer of Wellesley College, she built the college’s first investment office and delivered substantial growth in the college endowment through a period of rapidly changing market conditions. Ms. Mendillo’s background and extensive experience has enabled her to make a significant contribution to the Board’s oversight of GM’s strategic initiatives, particularly the evaluation of GM’s disciplined capital allocation framework and its financial policies and transactions and varied financial and risk management issues.

Admiral Michael G. Mullen, Former Chairman, Joint Chiefs of Staff (since 2011)

Age: 70 • Director Since: 2013 • Committees: Audit, Executive, Risk (Chair) Current Public Company Directorships: Sprint Corporation

Prior Experience:

•	17th Chairman of the Joint Chiefs of Staff from 2007 until his retirement in 2011

•	28th Chief of Naval Operations (“CNO”) from 2005 to 2007, one of four different four-star assignments he held; the other two included, Commander U.S. Naval Forces Europe/Commander Allied Joint Force Command Naples, and the 32nd Vice CNO

•	President of MGM Consulting LLC since 2012

•	Charles and Marie Robertson Visiting Professor at the Woodrow Wilson School of Public and International Affairs at Princeton University

Reasons for Nomination:

Admiral Mullen brings to our Board extensive senior leadership experience gained over his 43-year career in the U.S. military. As Chairman of the Joint Chiefs of Staff, the highest-ranking officer in the U.S. military, Admiral Mullen led the armed forces during a critical period of transition, overseeing two active war zones. His involvement in key aspects of U.S. diplomacy, including forging vital relationships with diverse countries around the world, brings valuable insight to our Board as we continue to evaluate the structure of our global business. In addition to having strong global relationships, Admiral Mullen has deep experience in leading change in complex organizations, risk management, crisis management, executive development and succession planning, diversity implementation, strategic planning, budget policy, cybersecurity, and technical innovation, all of which are important to the oversight of GM’s strategic initiatives. This depth of experience enables him to make a significant contribution to our Board, including with respect to GM’s efforts to continue to transform its safety culture to become an industry leader in vehicle and workplace safety. Admiral Mullen also brings his experience as a director of another large public company.

       Senior Leadership         Industry         Manufacturing         Technology         Risk Management         Global         Finance         Government         Marketing         Diversity

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ITEM 1: ELECTION OF DIRECTORS

James J. Mulva, Retired Chairman & Chief Executive Officer, ConocoPhillips (since 2012)

Age: 70  •  Director Since: 2012  •  Committees: Executive, Executive Compensation, Finance (Chair), Risk

Current Public Company Directorships: General Electric Company

Prior Public Company Directorships: Statoil ASA (2013 to 2015)

Prior Experience:

•	Chairman & Chief Executive Officer of ConocoPhillips from 2004 until his retirement in 2012

•	Chairman, President & Chief Executive Officer of ConocoPhillips from 2004 to 2008

•	President & Chief Executive Officer of ConocoPhillips from 2002 to 2004

Reasons for Nomination:

Mr. Mulva brings to our Board 39 years of experience in the energy industry, first at Phillips Petroleum Company (“Phillips”) and then ConocoPhillips. Prior to overseeing the merger of Conoco and Phillips in 2002, Mr. Mulva served as Chairman and CEO of Phillips, where he also held various domestic and international senior management positions in finance, including Executive Vice President and Chief Financial Officer. As CEO of Phillips and later ConocoPhillips, Mr. Mulva oversaw mergers and acquisitions, business restructurings, and negotiated joint ventures, positioning the company to compete in an increasingly challenging and highly competitive industry. Prior to his retirement from ConocoPhillips, Mr. Mulva oversaw the strategic repositioning of the company to split its fuel production and refining businesses. Mr. Mulva’s global strategic manufacturing expertise and keen risk and safety management experience allows him to make a significant contribution to board deliberations in these and other important areas. Mr. Mulva also brings to our Board an in-depth background in finance and his experience as a director of other large, global public companies.

Patricia F. Russo, Chairman, Hewlett Packard Enterprise Company (since November 2015)

Age: 64  •  Director Since: 2009  •  Committees: Executive, Executive Compensation, Finance, Governance and Corporate Responsibility (Chair)

Current Public Company Directorships: Arconic Inc. (formerly Alcoa) (Lead Director), Hewlett Packard Enterprise Company (Chairman), KKR Management LLC (the managing partner of KKR & Co. L.P.), and Merck & Co. Inc.

Prior Public Company Directorships: Hewlett-Packard Company (2011 to 2015), where she was Lead Director from 2014 to 2015

Prior Experience:

•	Lead Director of the Hewlett-Packard Company (“HP”) Board of Directors from 2014 to 2015

•	Lead Director of the GM Board of Directors from March 2010 to January 2014

•	Chief Executive Officer of Alcatel-Lucent S.A. from 2006 to 2008

•	Chairman & Chief Executive Officer of Lucent Technologies, Inc. (“Lucent”) from 2003 to 2006

•	President & Chief Executive Officer of Lucent from 2002 to 2006

Reasons for Nomination:

As the CEO of highly technical, global, complex companies, Ms. Russo has demonstrated leadership and proven business acumen that strongly supported her nomination to our Board. She has dealt with a wide range of issues, including mergers and acquisitions, technology disruptions and business restructuring, as she led Lucent’s recovery through a severe industry downturn and later a merger with Alcatel, a French company. She led the HP board of directors in connection with its split into two public companies, gaining valuable experience in connection with a highly complex business restructuring transaction. In addition, she brings to the Board extensive global experience in corporate strategy, finance, sales and marketing, technology, and leadership development. Ms. Russo also has extensive expertise in corporate governance and executive compensation gained from her robust service on boards and board committees of other large, global public companies.

       Senior Leadership       Industry       Manufacturing       Technology       Risk Management       Global       Finance       Government       Marketing       Diversity

21

ITEM 1: ELECTION OF DIRECTORS

Thomas M. Schoewe, Retired Executive Vice President & Chief Financial Officer, Wal-Mart Stores, Inc. (since 2011)

Age: 64  •  Director Since: 2011  •  Committees: Audit (Chair), Executive, Finance, Risk

Current Public Company Directorships: KKR Management LLC and Northrop Grumman Corporation

Prior Public Company Directorships: PulteGroup, Inc. (2009 to 2012)

Prior Experience:

•	Executive Vice President & Chief Financial Officer of Wal-Mart Stores, Inc. (“Wal-Mart”) from 2000 to 2011

•	Senior Vice President & Chief Financial Officer of Black & Decker Corporation (“Black & Decker”) from 1996 to 1999

•	Vice President & Chief Financial Officer of Black & Decker from 1993 to 1996

•	Vice President of Finance of Black & Decker from 1989 to 1993

•	Vice President of Business Planning and Analysis Black & of Decker from 1986 to 1989

Reasons for Nomination:

With extensive financial experience acquired through positions held as chief financial officer of large multinational, consumer-facing companies, Mr. Schoewe brings financial expertise, corporate leadership, and operational experience to our Board. His demonstrated leadership in corporate finance has provided him with key skills, including financial reporting, accounting and control, business planning and analysis, and risk management that are valuable to the oversight of our business. Mr. Schoewe also brings to our

Board his experience at Wal-Mart and Black & Decker with large-scale, transformational information technology implementations, which provides valuable insight to our IT organization. Further, Mr. Schoewe’s previous and current board positions at public companies involved with home building, security, and investments provides exposure to diverse industries with unique challenges enabling him to make a significant contribution to our Board across a broad range of issues facing the Company.

Carol M. Stephenson, Retired Dean, Ivey Business School, The University of Western Ontario (since 2013)

Age: 66  •  Director Since: 2009  •  Committees: Executive, Executive Compensation (Chair), Governance and Corporate Responsibility

Current Public Company Directorships: Ballard Power Systems, Inc., Intact Financial Corporation (formerly ING Canada), and Maple Leaf Foods Inc.

Prior Public Company Directorships: Manitoba Telecom Services (2008 to 2016)

Prior Experience:

•	Dean of the Ivey Business School at The University of Western Ontario (“Ivey”) from 2003 until her retirement in 2013

•	President & Chief Executive Officer, Lucent Technologies Canada from 1999 to 2003

•	Member of the Advisory Board of General Motors of Canada, Limited (“GM Canada”), a GM subsidiary, from 2005 to 2009

•	Officer of the Order of Canada in 2009

Reasons for Nomination:

Ms. Stephenson’s experience as Dean of Ivey and President and Chief Executive Officer of Lucent Technologies Canada provides our Board with diverse perspectives and progressive management expertise in marketing, operations, strategic planning, technology development, and financial management. Her experience on the boards of several top Canadian companies provides our Board with a broad perspective on successful management strategies and insight on matters affecting the business interests of GM and GM Canada. Ms. Stephenson also brings to our Board her experience in serving on the compensation and governance committees of other public companies.

     Senior Leadership       Industry       Manufacturing       Technology       Risk Management       Global       Finance       Government       Marketing       Diversity

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ITEM 1: ELECTION OF DIRECTORS

Non-Employee Director Compensation

Compensation for our non-employee directors is set by the Board at the recommendation of the Governance Committee. Ms. Barra, our sole employee director, does not receive additional compensation for her Board service other than the personal accident insurance benefit described below, the value of which is reported for Ms. Barra in the Summary Compensation Table on page 63.

The Governance Committee, which consists solely of independent directors, annually assesses the form and amount of non-employee director compensation and recommends changes, if appropriate, to the Board based upon competitive market practices. Commencing in 2016, the Governance Committee reviewed director compensation data for the same companies that comprise the peer group we use for benchmarking executive compensation, as described on page 46. The process for setting non-employee director compensation is guided by the following principles:

▶	Guiding Principles

▶	Fairly compensate directors for their responsibilities and time commitments,

▶	Attract and retain highly qualified directors by offering a compensation program consistent with those at companies of similar size, scope, and complexity,

▶	Align the interests of directors with our shareholders by providing a significant portion of compensation in equity and requiring directors to continue to own our common stock (or common stock equivalents), and

▶	Provide compensation that is simple and transparent to shareholders.

The Governance Committee can engage the services of outside consultants, experts, and others to assist the Committee. During 2016, the Governance Committee did not engage any consultants in reviewing and setting director compensation.

▶	Director Stock Ownership and Holding Requirements

In December 2016, the Board approved an increase in the stock ownership requirement by $100,000, so that each non-employee director is required to own our common stock or Deferred Share Units (“DSUs”) with a market value of at least $500,000.

▶	Ownership guidelines are reviewed each year to confirm they continue to be effective in aligning the interests of the Board and our shareholders.

▶	Non-employee directors are prohibited from selling any GM securities or derivatives of GM securities, such as DSUs while they are members of the Board.

▶	Each non-employee director is required to own our common stock or DSUs with a market value of at least $500,000.

▶	Each director has up to five years from the date he or she is first elected to the Board to meet this ownership requirement.

▶	All of our directors are in compliance with our stock retention requirements. Ms. Gooden and Ms. Mendillo are within their five-year compliance period and are expected to meet the ownership requirement by the end of such period. All other directors have met or exceeded the ownership requirement.

▶	Annual Compensation

During 2016, compensation for non-employee directors consisted of the elements described below. We do not pay any other retainers or meeting fees. The Lead Director and Committee Chairs receive additional compensation due to the workload and broad responsibilities of these positions.

Compensation Element	2016
Board Retainer	$250,000
Lead Director Fee (1)	$100,000
Audit Committee Chair Fee	$30,000
Compensation Committee Chair Fee	$20,000
All Other Committee Chair Fees (excluding the Executive Committee)	$15,000
(1)	In 2016, Mr. Solso received an additional fee of $50,000 (i.e., the annual Chairman fee of $300,000 prorated for two months of service) for transitional services following Ms. Barra’s assumption of the Chairman role on January 4, 2016. Effective March 4, 2016, the additional fee paid to Mr. Solso for service as Lead Director is $100,000 per year.

23

ITEM 1: ELECTION OF DIRECTORS

Under the General Motors Company Deferred Compensation Plan for Non-Employee Directors (the “Director Compensation Plan”), non-employee directors are required to defer 50% of their annual Board retainer (i.e., $125,000) into DSUs. Non-employee directors may elect to defer all or half of their remaining Board retainer or amounts payable (if any) for serving as Committee Chair or Lead Director into additional DSUs. The fees for a director who joins or leaves the Board or assumes additional responsibilities during the year are prorated for his or her period of service.

▶	How Deferred Share Units Work

Each DSU is equal in value to a share of GM common stock and is fully vested upon grant, but does not have voting rights. DSUs granted are determined as follows:

For a director who joined or retired from the Board during the calendar year, the retainer fee is prorated and converted to DSUs based on the average daily closing market price of our common stock for the period of service. All DSUs granted are rounded up to the nearest whole unit. Any portion of the retainer that is deferred into DSUs may also earn dividend equivalents, which are credited at the end of each calendar year to each director’s account in the form of additional DSUs. DSUs will not be available for disposition until after the director leaves the Board. After leaving the Board, the director will receive a cash payment or payments based on the number of DSUs in the director’s account, valued at the average daily closing market price for the quarter immediately preceding payment. Directors will be paid in a lump sum or in annual installments for up to five years based on their deferral elections.

▶	Changes to Director Compensation

In December 2016, the Governance Committee determined that the Company’s director compensation program was below the median for director compensation at peer group companies and recommended that certain increases be made to fairly compensate directors for their responsibilities and time commitments and to align with competitive market practices. Following the recommendation of the Governance Committee, the Board approved the following changes to non-employee director compensation, effective January 1, 2017:

•	An increase in the annual retainer for Board service from $250,000 to $285,000 with 50% (or $142,500) mandatorily deferred into DSUs; and

•	An increase in the annual retainer for the Chairs of the Governance, Finance, and Risk Committees from $15,000 to $20,000.

▶	Other Compensation

As outlined below, we provide certain additional benefits to non-employee directors.

Type	Purpose
▶ Evaluation Vehicles	We provide directors with the use of evaluation vehicles to provide feedback on our products as well as enhance the public image of our vehicles. Retired directors receive the use of an evaluation vehicle for a limited period of time. Participants are charged with imputed income based on the lease value of the vehicles and are responsible for associated taxes.
▶ Personal Accident Insurance (“PAI”)	We provide PAI coverage in the event of accidental death or dismemberment. Directors are responsible for associated taxes on the imputed income from the coverage.

Amount of compensation required or elected to be deferred each calendar year under the Director Compensation Plan Average daily closing market price of our common stock for that calendar year DSUs Granted

24

ITEM 1: ELECTION OF DIRECTORS

Unless previously employed by the Company, non-employee directors are not eligible to participate in any of the savings or retirement programs for our employees. Other than as described in this section, there are no separate benefit plans for directors.

▶	2016 Non-Employee Director Compensation Table

This table shows the compensation that each non-employee director received for his or her 2016 Board and Committee service. Amounts reflect partial-year Board service for Mr. Girsky and Ms. Mendillo.

Director	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Joseph J. Ashton	62,500	208,517	30,323	301,340
Stephen J. Girsky (4)	62,500	71,561	21,266	155,327
Linda R. Gooden	125,000	139,012	20,157	284,169
Joseph Jimenez	—	278,023	21,740	299,763
Kathryn V. Marinello (5)	—	279,347	15,990	295,337
Jane L. Mendillo (6)	—	158,836	4,995	163,831
Michael G. Mullen	125,000	155,700	24,740	305,440
James J. Mulva	—	294,712	25,219	319,931
Patricia F. Russo	125,000	155,700	18,698	299,398
Thomas M. Schoewe	155,000	139,012	28,532	322,544
Theodore M. Solso	—	426,302	17,407	443,709
Carol M. Stephenson	72,500	219,631	12,657	304,788

(1)	Reflects cash compensation received in 2016 for Board and Committee service.

(2)

Reflects aggregate grant date fair value of DSUs granted in 2016, including amounts that Mss. Marinello ($125,000), Mendillo ($72,917), Russo ($15,000), and Stephenson ($72,500) and Messrs. Ashton ($62,500), Jimenez ($125,000), Mullen ($15,000), Mulva ($140,000), and Solso ($258,333) elected to defer into DSUs in lieu of all or a part of their cash compensation. Grant date fair value is calculated by multiplying the number of DSUs granted by the closing price of GM common stock on December 30, 2016, which was $34.84. The holders of DSUs also receive dividend equivalents which are reinvested in additional DSUs based on the market price of the common stock on the date the dividends are paid.

(3)	The following table provides more information on the type and amount of benefits included in the All Other Compensation column.

Director	Company Vehicle Program (a)	Other (b)	Total	Director	Company Vehicle Program (a)	Other (b)	Total
Mr. Ashton	$30,083	$240	$30,323	Mr. Mullen	$24,500	$240	$24,740
Mr. Girsky	$21,146	$120	$21,266	Mr. Mulva	$24,979	$240	$25,219
Ms. Gooden	$19,917	$240	$20,157	Ms. Russo	$18,458	$240	$18,698
Mr. Jimenez	$21,500	$240	$21,740	Mr. Schoewe	$28,292	$240	$28,532
Ms. Marinello	$15,750	$240	$15,990	Mr. Solso	$17,167	$240	$17,407
Ms. Mendillo	$ 4,875	$120	$ 4,995	Ms. Stephenson	$12,417	$240	$12,657

(a)	Company vehicle program includes the estimated annual lease value of the Company vehicles driven by directors. We include the annual lease value because it is more reflective of the value of the company vehicle perquisite than the Company’s incremental costs, which are generally significantly lower because the Company manufactures and ordinarily disposes of Company vehicles for a profit, resulting in minimal incremental costs, if any. Taxes related to imputed income are the responsibility of each participant.

(b)	Reflects cost of premiums for providing personal accident insurance (annual premium cost of $240 is prorated, as applicable, for period of service).

(4)	Mr. Girsky resigned from the Board effective June 7, 2016.

(5)	Ms. Marinello resigned from the Board on December 19, 2016.

(6)	Ms. Mendillo joined the Board on June 7, 2016.

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Governance Highlights

✓	Nine (9) out of eleven (11) directors are independent	✓	Director-Shareholder Engagement Policy
✓	Strong Independent Lead Director with clearly delineated duties	✓	Regular executive sessions of non-management directors
✓	Annual election of all directors	✓	Orientation program for new directors and continuing education for all directors
✓	Majority voting with director resignation policy (plurality standard to apply in contested elections)	✓	Robust stock ownership guidelines for executive officers and non-employee directors
✓	Annual evaluation of CEO by Board	✓	Risk oversight by full Board and Committees
✓	Annual Board and Committee self-evaluations, including individual Board member evaluation	✓	Shareholder right to call special meetings
✓	Audit, Executive Compensation, and Governance Committees composed entirely of independent directors	✓	Board and Committees may hire outside advisors independently of management
✓	“Overboarding” limits	✓	Proxy access for shareholders
✓	Diverse Board in terms of gender, ethnicity, and specific skills and qualifications	✓	Enhanced clawback policy that applies to our short- and long-term incentive plans

Role of Board of Directors

GM is governed by a Board of Directors and Committees of the Board that meet throughout the year. The Board is elected by shareholders to oversee and provide guidance on the Company’s business and affairs. The Board is the ultimate decision-making body of the Company, except for those matters reserved to shareholders. The Board is highly engaged in the process of strategic development and oversight of ongoing execution of the Company’s strategic plan. The Board oversees management’s activities in connection with proper safeguarding of the assets of the

Company, maintenance of appropriate financial and other internal controls, and compliance with applicable laws and regulations and proper governance. The Board is committed to sound corporate governance policies and practices that are designed and routinely assessed to enable the Company to operate its business responsibly, with integrity, and to position GM to compete more effectively, sustain its success, and build long-term shareholder value.

Board Size

The Board of Directors sets the number of directors from time to time by resolution adopted by a majority of the Board. The Board of Directors is currently composed of 11 members. The Governance Committee reassesses the Board’s size at least annually. The Board has the flexibility to increase or reduce the size of the Board, based upon prevailing facts and circumstances. If any nominee is unable to serve as a director or if any director leaves the Board between annual meetings, the Board, by resolution, may reduce the number of directors or elect an individual to fill the resulting vacancy. If all of the Board’s nominees are elected, the Board will be composed of 11 members immediately following the Annual Meeting.

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“Winning With Integrity” and Code of Ethics

The Board is committed to the highest legal and ethical standards in fulfilling its responsibilities. We have adopted a code of business conduct and ethics, “Winning With Integrity” that applies to our directors, officers, and employees. “Winning With Integrity” forms the foundation for compliance with corporate policies and procedures and creates a Company-wide focus on uncompromising integrity in every aspect of our operations. The code embodies our expectations for a number of topics, including workplace and vehicle safety, conflicts of interest, protection of confidential information, insider trading, competition and fair dealing, human rights, community involvement and corporate citizenship, political activities and lobbying, preservation and use of company assets, and compliance with all laws and regulations applicable to the conduct of our business. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code. The code is available on our website at gm.com/investors, under “Corporate Governance” and is available in print upon request. We will post any updates to the code on our website.

Corporate Governance Guidelines

Our Board has adopted a governance structure that it believes promotes the best interests of our shareholders. The Corporate Governance Guidelines form a transparent framework for the effective governance of the Company. The Governance Committee regularly considers the Corporate Governance Guidelines and periodically recommends to our Board the adoption of amendments in response to changing regulations, evolving best practices, and shareholder concerns. Our Corporate Governance Guidelines, Certificate of Incorporation, Bylaws, Board Committee Charters, and other governance materials are available on our website at gm.com/investors under “Corporate Governance.” To obtain a copy of these materials, see “How can I obtain the Company’s corporate governance information?” on page 98.

Director Independence

The Corporate Governance Guidelines define our standards for director independence and are based on applicable New York Stock Exchange (“NYSE”) and U.S. Securities and Exchange Commission (“SEC”) requirements. At least two-thirds of our directors are and must continue to be independent under these standards. The Governance Committee assesses the independence of each director, applying the criteria in our Corporate Governance Guidelines, and makes recommendations to the Board. For a director or director nominee to be “independent,” the Board must affirmatively determine that the director has no material relationship with the Company other than his or her service as a director. In addition, members of the Audit and Compensation Committees must meet heightened independence standards applicable under NYSE and SEC rules.

Consistent with the standards described above, the Board has reviewed all relationships between the Company and each director and director nominee (as well as Stephen J. Girsky and Kathryn J. Marinello, who resigned from the Board on June 7, 2016 and December 19, 2016, respectively), considering quantitative and qualitative criteria, and affirmatively has determined that all are independent other than Mr. Ashton, Mr. Girsky, and Ms. Barra. Mr. Ashton is not independent because of his long-term affiliation with the UAW and the substantial labor agreements between the Company and the UAW.

Mr. Girsky was not independent because of his former employment with the Company. Ms. Barra is not independent because she currently holds the position of CEO.

In recommending to the Board that each non-employee director and director nominee be found independent, the Governance Committee considered whether there were any other facts or circumstances that might impair a director’s independence. In particular, the Governance Committee evaluated charitable contributions that GM (including the GM Foundation) has made to nonprofit organizations with which our directors are or have been associated. None of these transactions were material to either GM or the director or director nominee. The Governance Committee also considered that GM, in the ordinary course of business, during the last three years, has sold fleet vehicles to and purchased products and services from companies at which some of our directors serve as non-employee directors or executives. The Board determined that these transactions were not material to GM or the other companies involved and that none of our directors had a material interest in the transaction with these companies. In each case, these transactions were in the ordinary course of business for GM and the other companies involved and were on terms and conditions available to similarly situated customers and suppliers. Therefore, they did not impair the respective director’s independence.

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Board Leadership Structure

Our Board has the flexibility to decide when the positions of Chairman & CEO should be combined or separated and whether an executive or independent director should be Chairman. This approach is designed to allow the Board to choose the most appropriate leadership structure for the Company to best serve the interests of our shareholders at the relevant time.

In January 2016, the Board recombined the positions of Chairman & CEO under the leadership of Ms. Barra and designated Mr. Solso as Independent Lead Director. The Board determined that this structure provides a clear and unified strategic vision for GM during a time of unprecedented industry change. As the individual with primary responsibility for managing the Company, Ms. Barra’s in-depth knowledge of our businesses and understanding of day-to-day operations brings focused leadership to our Board on the matters most critical to fulfillment of the Board’s oversight function. The structure also reinforces accountability for the Company’s performance at the highest levels.

Board Oversight

The Board’s key duties include strategic, compliance, and governance oversight, as well as CEO succession planning. In each of these areas, the Board determined that a combined role of Chairman & CEO, with the presence of a strong Independent Lead Director, is the optimal Board leadership structure for GM at this time. Further, our Board’s key Committees—Audit, Executive Compensation, and Governance—are entirely composed of independent directors. The Board believes this structure, together with our other corporate governance practices, allows strong independent oversight of management while providing clear strategic alignment at the Board level and throughout the Company.

Long-Term Strategic Vision

Ms. Barra and her leadership team developed a clear strategic vision to lead the Company into a new era of mobility, positioning GM to grow in this period of rapid change and disruption. As Chairman & CEO, Ms. Barra is able to focus the Board’s oversight of management’s execution of this strategy in an efficient and streamlined manner and bring pressing issues before the independent directors expeditiously.

Compliance

Ms. Barra has been a key leader as the Company has reset its culture of safety and its relentless focus on placing the customer at the center of everything we do. As Chairman, she is able to facilitate the Board’s continued strong oversight of compliance and enterprise risk management programs.

Governance

Our independent directors possess the objective and analytical approach to governance that is expected of best-in-class boards. In addition, our Independent Lead Director, Mr. Solso, is a proven leader with an objective viewpoint and deep industry knowledge. When the Board appointed Mr. Solso as Independent Lead Director, it also strengthened the responsibilities of the role to include additional duties, to further promote independent, objective oversight. The duties of our Independent Lead Director are set forth below.

Succession Planning

CEO succession planning is conducted annually by the full Board and led by the Independent Lead Director. This fundamental Board process will remain under the independent Board leadership of Mr. Solso.

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Strong Independent Lead Director

If a GM executive holds the position of Chairman, our independent directors, by the affirmative vote of a majority of all independent directors, designate one of our independent Board members to serve as Independent Lead Director. For 2017, the Board has appointed Mr. Solso as Independent Lead Director for the second consecutive year. The duties and responsibilities of our Independent Lead Director, Mr. Solso, include the following:

▶	Presiding over all Board meetings when the Chairman is not present, including executive sessions of non-management directors, and advising the Chairman of any actions taken;

▶	Providing Board leadership if circumstances arise in which the role of the Chairman is potentially, or perceived to be, in conflict, or if potential conflicts of interest arise for any director;

▶	Calling executive sessions for non-management and independent directors, relaying feedback from these sessions to the Chairman, and implementing decisions made by the independent directors;

▶	Leading non-management directors in the annual evaluation of the CEO’s performance, communicating it to the CEO, and overseeing the process for CEO succession;

▶	Advising on the scope, quality, quantity, and timeliness of the flow of information between management and the Board and approving Board meeting agendas recommended by the Chairman;
▶	Confirming that Board meeting schedules allow enough time to discuss all agenda items;

▶

Serving as a liaison between non-management directors and the Chairman when requested to do so by non-management directors (although all non-management directors have direct and complete access to the Chairman at any time that they deem necessary or appropriate);

▶	Interviewing, along with the Chair of the Governance Committee, all Board candidates, and making recommendations to the Governance Committee and the Board;

▶	Being available to advise the Chairs of the Committees of the Board in fulfilling their designated roles and responsibilities to the Board; and

▶	Being available, if requested by major shareholders, for consultation and communication in accordance with the Board’s Director-Shareholder Engagement Policy.

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CORPORATE GOVERNANCE

Executive Sessions

Our non-management directors have an opportunity to meet in executive session without management present as part of each regularly scheduled Board meeting. Executive sessions are chaired by the Independent Lead Director, Mr. Solso.

During executive sessions, non-management directors (or independent directors, as appropriate) review CEO performance, compensation, and succession planning; future Board agendas and flow of information to directors; corporate governance matters; any other matters of importance to the Company raised during a meeting or otherwise; and other issues presented by non-management directors.

The non-management directors of the Board met in executive session five times in 2016, including one time with only independent directors present.

Board Committees

Our Board of Directors has six standing Committees: Audit, Executive Compensation, Finance, Governance, Risk, and Executive. The Independent Lead Director, Mr. Solso, attends all meetings of the standing Committees of which he is not a member and serves as a resource for the Committees as needed.

Each member of the Audit, Compensation, and Governance Committees has been determined by the Board to be independent according to NYSE Corporate Governance listing standards. The following outlines the key responsibilities and 2016 activities of each standing Committee. Each Committee has a charter governing its activities. Committee Charters are available on our website at gm.com/investors, under “Corporate Governance.”

AUDIT	Members: Thomas M. Schoewe (Chair), Linda R. Gooden, Jane L. Mendillo, and Michael G. Mullen Meetings held in 2016: 8
Thomas M. Schoewe, Chair

Key Responsibilities

▶  Oversees the quality and integrity of our financial statements, related disclosures, and internal controls;

▶  Reviews and discusses with management and the external auditors the Company’s earnings releases and quarterly and annual reports on Forms 10-Q and 10-K prior to filing with the SEC;

▶  Reviews the Company’s critical accounting policies, financial reporting and accounting standards and principles, and key accounting decisions and judgments affecting the Company’s financial statements;

▶  Oversees the retention, qualifications, performance, and independence of the independent auditor;

▶  Pre-approves all audit and permitted non-audit services provided by the independent auditor;

▶  Reviews the scope, effectiveness, and objectivity of the Company’s internal audit function; and

▶  Oversees the Company’s compliance with legal, ethical, and regulatory requirements.

Key Activities in 2016

▶  Approved internal audit plan with focus on the highest risks facing the organization;

▶  Approved expanded Global Ethics and Compliance Center resources and budget, enhancing scope and exceeding requirements of the U.S. Federal Sentencing Guidelines;

▶  Approved newly revamped code of conduct and ethics, “Winning With Integrity;”

▶  Reviewed emerging accounting and internal control matters, including revenue recognition, leasing and financial instrument credit losses;

▶  Monitored the disclosure of significant accounting matters and business developments and the overall effectiveness of the Company’s disclosures;

▶  Reviewed the Company’s earnings releases and quarterly and annual reports, including financial statements, on Forms 10-Q and 10-K prior to filing with the SEC; and

▶  Provided thought leadership and perspective to the SEC, including on non-GAAP measures.

Our Board has determined that each member of the Audit Committee is independent under the NYSE listing standards and the additional independence requirements applicable to audit committee members under NYSE and SEC rules. The Board has also determined that all members of the Audit Committee are financially literate in accordance with the NYSE listing standards and that Ms. Gooden, Ms. Mendillo, and Mr. Schoewe are each qualified as an “audit committee financial expert” as defined by the SEC.

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EXECUTIVE COMPENSATION	Members: Carol M. Stephenson (Chair), Joseph Jimenez, James J. Mulva, and Patricia F. Russo Meetings held in 2016: 6
Carol M. Stephenson, Chair

Key Responsibilities

▶  Oversees the Company’s executive compensation policies, practices, and programs;

▶  Reviews and approves corporate goals and objectives, evaluates performance (along with the full Board), and determines compensation levels for the Chairman & CEO;

▶  Reviews and approves compensation of NEOs, executive officers, and other Senior Leaders under its purview;

▶  Oversees compensation policies and practices so that the plans do not encourage unnecessary or excessive risks; and

▶  Oversees the Company’s policies and practices that promote diversity and inclusion.

Key Activities in 2016

▶  Approved STIP changes to increase focus on key financial measures and added an individual performance element for each NEO;

▶  Approved LTIP changes to incorporate relative performance measures into PSUs and replaced time-based RSUs with Stock Options to further align our most Senior Leaders with shareholder interests;

▶  Approved an expanded Clawback Policy to include reputational harm or other behavior-based events that result in a material inaccuracy in either financial statements or performance metrics that affect executive compensation; and

▶  Conducted significant shareholder engagement during 2016 to seek investor feedback on executive compensation plans and programs.

Our Board has determined that each member of our Compensation Committee is independent in accordance with NYSE listing standards and our Corporate Governance Guidelines, as well as the enhanced independence requirements applicable to compensation committee members under NYSE Rule 303A.02. In addition, each member of our Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act and an “outside director” under Section 162(m) of the Internal Revenue Code.

GOVERNANCE AND CORPORATE RESPONSIBILITY	Members: Patricia F. Russo (Chair), Joseph Jimenez, and Carol M. Stephenson Meetings held in 2016: 5
Patricia F. Russo, Chair

Key Responsibilities

▶  Reviews the Company’s corporate governance framework, including all significant governance policies and procedures;

▶  Oversees Company policies and strategies related to corporate responsibility, sustainability, and political contributions;

▶  Reviews the appropriate composition of the Board and recommends Board nominees;

▶  Oversees the self-evaluation process of the Board and Committees;

▶  Recommends compensation of non-employee directors to the Board; and

▶  Reviews and approves related party transactions and any potential Board conflicts of interest, as applicable.

Key Activities in 2016

▶  Oversaw shareholder engagement program on environmental, social, governance, and executive compensation issues;

▶  Reviewed the Board leadership structure and determined a combined Chairman and CEO role remained in the best interest of shareholders;

▶  Reviewed the Company’s sustainability and corporate responsibility initiatives;

▶  Reviewed the Company’s global corporate philanthropy initiatives;

▶  Recommended and oversaw implementation of “best practice” corporate governance initiatives, including proxy access; and

▶  Enhanced orientation and continuing education opportunities for directors.

Our Board has determined that each member of our Governance Committee is independent in accordance with the NYSE listing standards and our Corporate Governance Guidelines.

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FINANCE	Members: James J. Mulva (Chair), Joseph J. Ashton, Jane L. Mendillo, Patricia F. Russo, and Thomas M. Schoewe Meetings held in 2016: 5
James J. Mulva, Chair

Key Responsibilities

▶  Assists the Board in its oversight of financial policies, strategies, and capital structure;

▶  Reviews the Company’s cash management as well as proposed capital plans, capital expenditures, dividend actions, stock splits and repurchases, issuances of debt or equity securities, and credit facility and other borrowings;

▶  Reviews any significant financial exposures and contingent liabilities of the Company, including foreign exchange, interest rate, and commodities exposures, and the use of derivatives to hedge those exposures; and

▶  Reviews the regulatory compliance, administration, financing, investment performance, risk and liability profile, and funding of the Company’s U.S. employee benefit plans, including pension obligations.

Key Activities in 2016

▶  Reviewed capital allocation framework and approved, along with the full Board, an additional $5.0 billion in share repurchases;

▶  Approved, along with the full Board, the Company’s 2017 Budget, Medium Term Plan, and Automotive Capital Plan and GM Financial’s Annual Funding Plan;

▶  Reviewed progress against GM Financial’s full captive strategy;

▶  Reviewed pension funding and investment strategy; and

▶  Reviewed Company’s foreign exchange exposure and overall risk management and hedging strategy.

All members of the Finance Committee are non-employee directors, a majority of whom have been determined by our Board to be independent in accordance with the NYSE listing standards and our Corporate Governance Guidelines.

RISK	Members: Michael G. Mullen (Chair), Joseph J. Ashton, Linda R. Gooden, James J. Mulva, and Thomas M. Schoewe Meetings held in 2016: 5
Admiral Michael G. Mullen, Chair

Key Responsibilities

▶  Assists the Board in its oversight of the Company’s risk management framework and practices;

▶  Reviews the tone and culture within the Company regarding risk, including open risk discussions and the integration of risk management in the Company’s behaviors, decision-making, and processes;

▶  Reviews management’s evaluation of strategic and operating risks the Company faces including risk concentrations, mitigating measures and the types and levels of risk which are acceptable in the pursuit and protection of value;

▶  Reviews the impact of the Company’s programs and practices regarding vehicle and workplace safety; and

▶  Reviews risks related to the Company’s public policy positions in the U.S. and internationally.

Key Activities in 2016

▶  Reviewed GM’s key enterprise risks and mitigation plans for selected risks;

▶  Reviewed selected strategic risk pilots focused on cross functional and interrelated risks, including the Global Emerging Markets pilot that focused on risks associated with “Process, People and Culture” within the joint venture environment;

▶  Participated in risk assessment and reviewed results of GM risk assessment, top risks, and risk topics for Board oversight for 2017;

▶  Reviewed workplace safety program and roadmap; and

▶  Reviewed GM public policy risks and positioning on a global basis.

All members of the Risk Committee are non-employee directors, a majority of whom have been determined by our Board to be independent in accordance with the NYSE listing standards and our Corporate Governance Guidelines.

EXECUTIVE

Our Board has an Executive Committee composed of the Chairman & CEO, the Independent Lead Director, and the Chairs of our other standing Committees. The Executive Committee is chaired by Ms. Barra and empowered to act for the full Board in intervals between Board meetings, with the exception of certain matters that the Board has not delegated. The Executive Committee meets as necessary, and all actions by the Executive Committee are reported and ratified at the next succeeding Board meeting. The Executive Committee did not meet in 2016.

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Access to Outside Advisors

The Board and each Board Committee can select and retain the services of outside advisors at the Company’s expense.

Board and Committee Meetings and Attendance

In 2016, our Board held a total of 8 meetings and the Committees held a total of 29 meetings. Each director standing for re-election attended at least 94% of the total meetings of the Board and Committees on which he or she served in 2016. Directors are expected to attend our annual meeting of shareholders, which is held in conjunction with a regularly scheduled Board meeting. All directors in office at such time attended the 2016 Annual Meeting.

Board and Committee Oversight of Risk

Our Board has the overall responsibility for risk oversight, with a focus on the most significant risks facing the Company. Effective risk management is the responsibility of the CEO and other members of the Company’s management, specifically the Executive Leadership Team. As part of the risk management process, each of the Company’s business units and functions is responsible for identifying risks that could affect achievement of business goals and strategies, assessing the likelihood and potential impact of significant risks, and prioritizing the risks and actions to be taken to mitigate such risks, as appropriate.

Our Board implements its risk oversight function both as a whole and through delegation to Board Committees, particularly the Risk Committee. The Board receives regular reports from our management on particular risks within the Company, through review of the Company’s strategic plan, and through regular communication with its Committees. Management provides comprehensive reports to the Risk Committee on the key strategic, operating, vehicle and workplace safety, financial, and compliance risks facing the Company, including management’s response to managing and mitigating such risks, as appropriate. The Company’s Chief Compliance Officer also regularly reports to the Audit Committee.

The Chair of the Risk Committee coordinates with the Chairs of other Board Committees in their review of the Company risks that have been delegated to these Committees to support them in coordinating the relationship between risk management policies and practices and their respective oversight accountabilities. Each of the other Board Committees, which meet regularly and report back to the Board, is responsible for oversight of risk management practices for categories of risks relevant to its functions.

Our Board believes that its structure for risk oversight provides for open communication between management and the Board and its Committees, which effectively supports management’s enterprise risk management programs. In addition, strong independent directors chair the Committees involved in risk oversight, and all directors are involved in the risk assessment and ongoing risk reviews.

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CORPORATE GOVERNANCE

Succession Planning and Leadership Development

One of our Board’s primary responsibilities is to oversee the development of the appropriate management talent to successfully pursue our strategies. Management succession is regularly discussed by the directors with the CEO and during the Board’s executive sessions. The Board reviews candidates for all senior management positions to confirm that qualified candidates are available for all positions and that development plans are being utilized to strengthen the skills and qualifications of candidates. Our Independent Lead Director oversees the process for CEO succession and leads, at least annually, the Board’s discussion of CEO succession planning. Our CEO provides the Board with recommendations for and evaluations of potential CEO successors and reviews with the Board development plans for these successors. Directors engage with potential CEO and senior management talent at Board and Committee meetings and in less formal settings to enable directors to personally assess candidates. The Board reviews management succession in the ordinary course of business as well as contingency planning in the event of an emergency or unanticipated event.

Board and Committee Evaluations

The Board and each Committee conducts an annual self-evaluation to assess effectiveness and consider opportunities for improvement. As part of the evaluation process, each director completes a written questionnaire and is also interviewed by the Chairman and, if requested or needed, the Independent Lead Director. The results of the written questionnaires are compiled anonymously by the Corporate Secretary in the form of summaries for the full Board and each Committee. The feedback received from the questionnaires and interviews is reviewed and discussed by the Governance Committee (as it relates to both the Board and all Committees) and each other Committee (as it relates to such Committee). Following review and discussion by the Committees, the Chairman and Chair of the Governance Committee summarize the results of the evaluations and report to the full Board for discussion and any action items. In addition, the Chairman and, if applicable, the Independent Lead Director, provides feedback from the individual director interviews to the full Board.

Matters considered in evaluations include the following:

▶	The effectiveness of the Board’s leadership structure and the Board Committee structure;

▶	Board and Committee skills, composition, diversity, and Board succession planning;

▶	Board and Committee culture and dynamics, including the effectiveness of discussion and debate at Board and Committee meetings;
▶	The quality of Board and Committee agendas and the appropriate Board and Committee priorities;

▶	Dynamics between the Board and management, including the quality of management presentations and information provided to the Board and Committees; and

▶	The contributions and performance of individual directors, including the Chairman, Independent Lead Director, and Committee Chairs.

Annual Evaluation of CEO

The CEO reports annually to the Board regarding achievement of previously established goals and objectives. The non-management directors, meeting separately in executive session, annually conduct a formal evaluation of the CEO, which is communicated to the CEO by the Independent Lead Director. The evaluation is based on both objective and subjective criteria, including, but not limited to: the Company’s financial performance, accomplishment of ongoing initiatives in furtherance of the Company’s long-term strategic objectives, and development of the Company’s top management team. The results of the evaluation are considered by the Compensation Committee in its deliberations when determining the compensation of the CEO, as further described in the “Compensation Discussion and Analysis” section in this Proxy Statement.

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Director Orientation and Continuing Education

All new directors participate in the Company’s director orientation program, which generally commences promptly after the meeting at which a new director is elected. The Governance Committee oversees this orientation program to familiarize new directors, through a review of background material, meetings with senior management and plant and facility tours. The orientation allows new directors to become familiar with the Company’s business and strategic plans; significant financial matters; core values, including ethics, compliance programs and corporate governance practices; and other key policies and practices, including, but not limited to, sustainability, vehicle and workplace safety, public policy and governance relations, risk management, and investor relations. The orientation also includes tours of GM plant(s), the Design Studio at the Warren Technical Center, dealer visits and/or auto show events.

The aforementioned orientation program and GM’s ongoing education program(s) are set forth in a policy, adopted by the Board upon recommendation of the Governance Committee, to build upon current practices and expectations set forth in the Board’s Corporate Governance Guidelines regarding the orientation process for newly appointed directors and ongoing director education. After initial orientation programs are completed, the objective of the policy is to keep directors updated with information about the Company and its operations, corporate governance, and other matters relevant to board service. Board members are encouraged to visit GM facilities, dealers, auto shows, and other key corporate and industry events to enhance their understanding of the Company and its competitors in the auto industry. In addition, all directors are encouraged to attend, at our expense, director continuing education programs sponsored by governance organizations and other institutions. Consistent with prior practices, the Governance Committee annually reviews each director’s orientation and external education activities.

Director Service on Other Public Company Boards

The Board recognizes that service on other public company boards provides valuable governance and leadership experience that benefits the Company. The Board also believes, however, that it is critical that directors dedicate sufficient time to their service on the Company’s Board. Directors are expected to advise the Chairman of the Board, Independent Lead Director, or Chair of the Governance Committee in advance of accepting an invitation to serve on another board of directors or any audit committee of another public company board. This provides an opportunity to assess the impact of joining another board, based on various factors relevant to the specific situation, including the nature and extent of a director’s other professional obligations and the time commitment attendant to the new position. Directors who are engaged in active, full-time employment, for example, would have less time to devote to Board service than a director whose principal occupation is serving on boards. Our Corporate Governance Guidelines provide that, without obtaining the approval of the Board:

•	A director may not serve on the boards of more than four other public companies (excluding nonprofits and subsidiaries); and

•	No member of the Audit Committee may serve on more than two other public company audit committees.

All directors are in compliance with this policy. In general, management may not serve on the board of more than one other public company or for-profit entity and must obtain the approval of the Governance Committee prior to accepting an invitation to serve on an outside board.

Compensation Committee Interlocks and Insider Participation

During 2016, and as of the date of this Proxy Statement, none of the members of the Compensation Committee was or is an officer or employee of the Company, and no executive officer of the Company served or serves on the compensation committee or board of any company that employed or employs any member of the Company’s Compensation Committee or Board of Directors.

35

CORPORATE GOVERNANCE

Shareholder Protections

Our Board is committed to governance structures and practices that increase shareholder value and protect important shareholder rights. Our Governance Committee regularly reviews these structures and practices, which include the following:

▶	Supermajority of independent directors serving on the Board, with key committees (including Audit, Compensation, and Governance) composed entirely of independent directors;

▶	Annual election of all directors;

▶	One-share, one-vote standard;

▶	Majority voting standard for the election of directors in uncontested elections, coupled with a director resignation policy;

▶	Shareholder right to call for a special meeting;
▶

Proxy access permitting a shareholder, or a group of up to 20 shareholders, owning at least 3% of the Company’s outstanding voting shares continuously for at least three years, to nominate and include in the Company’s proxy materials director nominees (two individuals or 20% of the Board, whichever is greater);

▶	No poison pill;

▶	Executive sessions without management present; and

▶	Director-Shareholder Engagement Policy that contemplates proactive and productive engagement with shareholders.

Certain Relationships and Related Party Transactions

Our code of business conduct and ethics, “Winning with Integrity,” requires all our employees and directors to avoid any activity that is in conflict with our business interests. In addition, our Board has adopted a written policy regarding the review and approval or ratification of “related party transactions.” Under this Policy, directors and executive officers must report any potential related party transactions (including transactions involving immediate family members of director or executive officers) to the General Counsel or Corporate Secretary.

For purposes of our Policy, a related party transaction includes transactions in which our Company is a participant, the amount involved exceeds $120,000, and a “related party” has or will have a direct or an indirect material interest. Related parties of our Company consist of directors (including nominees for election as directors), executive officers, shareholders beneficially owning more than 5% of the Company’s voting securities (“Significant Shareholders”), and the immediate family members of these individuals.

When the Governance Committee is notified of a potential related party transaction it will determine whether the transaction does in fact constitute a related party transaction requiring compliance with this Policy and whether to approve a transaction.

▶	Factors Used in Assessing Related Party Transactions

▶	Whether the terms of the related party transaction are fair to the Company and on the same basis as if the transaction had occurred on an arms-length basis;

▶	Whether there are any compelling business reasons for the Company to enter into the related party transaction and the nature of alternative transactions, if any;

▶	Whether the related party transaction would impair the independence of an otherwise independent director;
▶

Whether the Company was notified about the related party transaction before its commencement, and if not, why preapproval was not sought and whether subsequent ratification would be detrimental to the Company; and

▶

Whether the related party transaction would present an improper conflict of interest for any director or executive officer of the Company, taking into account the specific facts and circumstances of such transaction.

Any member of the Governance Committee who has a potential interest in any related party transaction will recuse himself or herself and abstain from voting on the approval or ratification of the related party transaction, but may participate in all or a portion of the Governance Committee’s discussions of the related party transaction, if requested by the Chair of the Governance Committee. As required under SEC rules, we will disclose all related party transactions in our Proxy Statement.

36

CORPORATE GOVERNANCE

The following is the only related party transaction that occurred over 2016.

The son of John Quattrone, Senior Vice President, Global Human Resources, is employed by the Company in a non-executive position and in 2016 received compensation of approximately $137,000 and customary Company benefits. His total compensation is similar to the total compensation provided to other employees of the same level with similar responsibilities. The terms of his employment with GM were approved by the Governance Committee pursuant to the Company’s Related Party Transactions Policy.

Public Policy Engagement

Our Board has adopted a U.S. Corporate Political Contributions and Expenditures Policy (“Political Contributions Policy”). The Political Contributions Policy, together with other policies and procedures of the Company, guides GM’s approach to political contributions. We participate in the political process to help shape public policy and address legislation that impacts GM, our industry, and our shareholders. GM has a history of supporting and will continue to support public policies that work to drive or are necessary to furthering the achievement of our long-term, sustainable growth. As specified in its Charter, the Governance Committee oversees this policy and annually reviews the Company’s engagement in the public policy process. The Committee also annually reviews all corporate political contributions as well as GM Political Action Committee (“GM PAC”) contributions and expenditures (which are funded entirely by voluntary employee contributions). The report includes information about contributions to political organizations known as “section 527 organizations;” corporate contributions to individual candidates for state and local office; and portions of dues or similar payments to trade associations and social welfare organizations, to the extent the dues or other payments equal or exceed $50,000 and are attributable to political purposes. In addition, on our website at gm.com/investors, under “Corporate Governance” a link to the Federal Election Commission website is provided, which details employee contributions to the federal GM PAC and the GM PAC’s contributions to candidates, party committees, and other PACs.

Shareholder Engagement

▶	Engagement History and Commitment

Our Board believes that fostering long-term and enterprise-wide relationships with our shareholders and maintaining their trust and goodwill is a core GM objective. In 2016, to demonstrate openness to investor feedback and input, our Board adopted a Director-Shareholder Engagement Policy, which contemplates both proactive engagement, in which shareholders are identified by the Board for selective engagement, and reactive engagement, with shareholders that seek to provide input to the Board and executive management on various matters. Following the 2016 Annual Meeting of Shareholders, members of the Board, including our Independent Lead Director and Compensation Committee Chair, met with 11 of our largest shareholders, representing approximately 25% of our outstanding common stock. These engagements routinely covered GM’s strategic priorities; governance matters, such as Board leadership, succession planning and refreshment; executive compensation, including the link between corporate strategy and executive compensation; and corporate responsibility, environmental, social, and other current and emerging issues, so that the Board and management could understand and address the issues that are important to our shareholders. Additionally, during 2016, one or more members of management were involved in more than 50 in-person and telephonic meetings on these topics with investors representing more than 45% of shares outstanding.

▶	Outreach and Our 2016 Say-on-Pay Vote

During these engagements members of our Board and management discussed, among other things, GM’s strategy and performance and the alignment of strategy and performance with executive compensation. The Compensation Committee evaluated feedback from these engagements and considered other factors used in assessing GM’s executive compensation programs. Please see page 44 in this Proxy Statement for more information.

37

CORPORATE GOVERNANCE

Corporate Responsibility, Environmental and Sustainability Matters

We have a long-standing commitment to our shareholders and communities to operate in an environmentally and socially responsible manner. We are reducing our global carbon footprint, optimizing the efficiency and safety of our workplace, helping our customers reduce their own environmental footprints, and engaging with our suppliers to help them operate in more sustainable ways. To do this, we provide solutions all over the world in the form of improved and new types of products, innovation for existing products and services, and advanced technologies and manufacturing.

Placing the customer at the center of everything we do extends to both how we build our products and how we serve and improve our communities. When it comes to sustainability, we pursue outcomes that create value for all of our stakeholders.

38

SECURITY OWNERSHIP INFORMATION

Security Ownership of Directors, Named Executive Officers, and Certain Other Beneficial Owners

The beneficial ownership as of March 15, 2017, of our common stock by each director, each nominee for election to the Board, each NEO, and all directors and executive officers as a group is shown in the following tables, as well as ownership of Deferred Share Units and Deferred Salary Stock Units. Each of the individuals listed in the following tables owns less than 1% of the outstanding shares of our common stock; all directors and officers as a group own less than 1% of the outstanding shares. None of the shares shown in the following tables as beneficially owned by directors and executive officers is hedged or pledged as security for any obligation.

Non-Employee Directors

Director(1)	Shares of Common Stock Beneficially Owned	Deferred Share Units(2)
Joseph J. Ashton	500	14,872
Linda R. Gooden	1,000	7,701
Joseph Jimenez	32,330	12,944
Jane L. Mendillo	1,600	4,648
Michael G. Mullen	750	14,813
James J. Mulva	28,343	35,973
Patricia F. Russo	2,300	23,943
Thomas M. Schoewe	7,645	20,354
Theodore M. Solso	5,000	48,801
Carol M. Stephenson	800	43,207

(1)	c/o General Motors Company, 300 Renaissance Center, Detroit, Michigan 48265.

(2)	Represents the unit equivalents of our common stock under the Director Compensation Plan described on page 23.

Named Executive Officers and All Directors and Executive Officers as a Group

	Beneficial Ownership
Name(1)	Shares of Common Stock Beneficially Owned	Right to Acquire(2)	Total Number of Shares
Mary T. Barra	389,885	1,041,215	1,431,100
Charles K. Stevens, III	118,052	249,458	367,510
Daniel Ammann	275,953	390,456	666,409
Mark L. Reuss	208,052	331,888	539,940
Alan Batey	103,892	234,274	338,166
All Directors and Executive Officers as a Group (24 persons, including the foregoing)	1,490,111	3,574,473	5,064,584

(1)	c/o General Motors Company, 300 Renaissance Center, Detroit, Michigan 48265.

(2)

Includes shares which the named individual or group has the right to acquire through the exercise of vested stock options, and shares which the named individual or group has the right to acquire through the vesting of restricted stock units and stock options within 60 days of March 15, 2017.

39

SECURITY OWNERSHIP INFORMATION

Certain Beneficial Owners

The beneficial ownership, as of March 15, 2017, of our common stock by each person or group of persons who is known to be the beneficial owner of more than 5% of our outstanding shares is shown in the following table.

Name and Address of Beneficial Owner of Common Stock	Number of Shares(1)	Percent of Outstanding Shares(1)
UAW Retiree Medical Benefits Trust, as advised by its fiduciary and investment advisor Brock Fiduciary Services LLC 200 Walker Street Detroit, MI 48207	140,150,000	9.3%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	87,108,503	5.8%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	78,315,411	5.2%
(1)

Number of shares and percentage of outstanding shares reported by each beneficial owner in filings with the SEC. The Company is permitted to rely on the information set forth in these filings and has no reason to believe that the information is incomplete or inaccurate or that the beneficial owner should have filed an amended report and did not. Each beneficial owner reported as follows:

Entity/ Filing	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
UAW Retiree Medical Benefits Trust (Sch. 13G, filed Feb. 11, 2014)	—	140,150,000	—	140,150,000
The Vanguard Group (Sch. 13G, filed Feb. 13, 2017)	2,201,872	250,968	84,718,214	2,390,289
BlackRock, Inc. (Sch. 13G, filed Jan. 30, 2017)	65,837,512	72,791	78,242,620	72,791

Stockholders Agreement

Pursuant to the Stockholders Agreement dated October 15, 2009, between the Company and the UAW Retiree Medical Benefits Trust (the “VEBA Trust”), the VEBA Trust will vote its shares of our common stock on each matter presented to the shareholders at the Annual Meeting in the same proportionate manner as the holders of our common stock other than our directors and executive officers. The VEBA Trust will be subject to the terms of the Stockholders Agreement until it beneficially owns less than 2% of the shares of our common stock then issued and outstanding.

Section 16(a) Beneficial Ownership Reporting Compliance

Federal securities laws require that our directors and executive officers and shareholders that own more than 10% of our common stock report to the SEC and the Company certain changes in ownership and ownership information within specified periods. Based solely on a review of the reports furnished to us or filed with the SEC and upon information furnished by these people, we believe that during 2016 all of our Directors and officers timely filed all reports they were required to file under Section 16(a), except Mr. Karl-Thomas Neumann, for whom we filed one late report due to a broker error that delayed reporting to us of one transaction pursuant to Mr. Neumann’s 10b5-1 trading plan.

40

EXECUTIVE COMPENSATION

Defined terms:

•	AFCF – Automotive Free Cash Flow

•	DB – Defined Benefit

•	DC – Defined Contribution

•	DSV – Driving Stockholder Value

•	EBIT – Earnings Before Interest and Taxes

•	EPS – Earnings Per Share

•	LTIP – Long-Term Incentive Plan

•	GAAP – Generally Accepted Accounting Principles
•	NEO – Named Executive Officer

•	OEM – Original Equipment Manufacturer

•	PSU – Performance Share Unit

•	ROIC – Return on Invested Capital

•	RSU – Restricted Stock Unit

•	STIP – Short-Term Incentive Plan

•	TSR – Total Shareholder Return

Executive Compensation Table of contents

41

EXECUTIVE COMPENSATION

Compensation Overview

▶	Our Company Performance

In 2016, we continued progress toward our goal of making GM the most valued automotive company for our shareholders. The results below demonstrate how we are positioning GM as an industry leader both now and in the future:

▶	Achieved record global sales, earnings, and margins;

▶	Continued strong vehicle sales with deliveries of more than 10 million units globally;

▶	Increased EPS-Diluted to $6.00 and EPS-Diluted-Adjusted by 21.9% year-over-year to $6.12;(1)

▶	Returned $4.8 billion to shareholders through share repurchases and dividend payments;

▶	Generated greater than 10% EBIT-Adjusted margins in North America for the second straight year;

▶	Strengthened global Chevrolet and Cadillac brands; in the U.S., GM grew retail market share faster than any other full-line automaker; and globally sold the most Cadillacs since 1986;

▶	Increased average transaction prices in the U.S. to $35,704, nearly $4,300 per vehicle more than the industry average;
▶

Achieved approximately $2 billion in material, logistics, manufacturing, and SG&A cost performance for the second straight year; increased the cost efficiency target for 2015-2018 from $5.5 billion to $6.5 billion;

▶	Increased our focus on mobility efforts through the acquisition of Cruise Automation, investment in Lyft, and growth of the Maven brand;
▶	Began real-world Autonomous Vehicle testing in Arizona, California, and Michigan;

▶	Expanded connectivity available in North America, South America, China, and Europe;

▶	Partnered with IBM to bring OnStar and Watson together for unparalleled connectivity experience; and

▶	Continued to transition GM Financial into a full captive finance company for all GM brands.

(1)

Refer to Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for a reconciliation of this non-GAAP measure to its closest comparable GAAP measure.

▶	Our Vehicle Launches

We launched 42 vehicles across the globe in 2016, including some of the key vehicles below:

•	Buick LaCrosse (GM China, GM North America)

•	Cadillac XT5 (GM China, GM North America)

•	Chevrolet Cruze (GM China, GM International, GM North America, GM South America)

•	GMC Acadia (GM North America)

•	Cadillac CT6 (GM China, GM North America)

•	Chevrolet Bolt EV (GM North America)

•	Chevrolet Malibu (GM China, GM International, GM North America)

•	Opel / Vauxhall Astra Wagon (GM Europe)

▶	Our Named Executive Officers

Mary T. Barra	Chairman & Chief Executive Officer
Charles K. Stevens, III	Executive Vice President & Chief Financial Officer
Daniel Ammann	President
Mark L. Reuss	Executive Vice President, Global Product Development, Purchasing and Supply Chain
Alan Batey	Executive Vice President & President, North America

42

EXECUTIVE COMPENSATION

We ended 2016 with the following key financial results:

(1)

Refer to Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for a reconciliation of this non-GAAP measure to its closest comparable GAAP measure.

(2)	Assumes dividends are reinvested in common stock.

▶	Compensation Governance and Best Practices

WHAT WE DO

✓	Provide short-term and long-term incentive plans with performance targets aligned to business goals

✓	Conduct annual advisory vote for shareholders to approve executive compensation

✓	Maintain a Compensation Committee composed entirely of independent directors

✓	Require stock ownership for all senior leaders (approximately 300)

✓	Conduct rigorous shareholder engagement by members of the Executive Compensation Committee, our Independent Lead Director, and management

✓	Include non-compete and non-solicitation terms in all grant agreements with all senior leaders

✓	Retain an independent executive compensation consultant to the Compensation Committee

✓

Maintain a Securities Trading Policy requiring directors, executive officers, and all other senior leaders to trade only during established window periods after contacting the GM Legal Staff prior to any sales or purchases of common stock

✓	Require equity awards to have a double-trigger (termination of employment and change in control) to initiate protection provisions of outstanding awards

✓	Complete incentive compensation risk reviews annually

✓	Maintain a strong clawback policy to apply to actions that damage GM’s reputation

WHAT WE DON’T DO

✗	Provide gross-up payments to cover personal income taxes or excise taxes pertaining to executive or severance benefits

✗	Allow directors or executives to engage in hedging or pledging of GM securities

✗	Reward executives for excessive, inappropriate, or unnecessary risk-taking

✗	Allow the repricing or backdating of equity awards

43

EXECUTIVE COMPENSATION

▶	Shareholder Engagement Initiatives

We view shareholder engagement as an important and continuous cycle. Following the 2016 Annual Meeting of Shareholders, members of the Board, including our Independent Lead Director and Compensation Committee Chair, met with 11 of our largest shareholders, representing approximately 25% of our outstanding common stock. Additionally, during 2016, one or more members of management were involved in more than 50 in-person and telephonic meetings with investors representing more than 45% of shares outstanding. These discussions, say-on-pay voting results, and other factors are key drivers in assessing our compensation programs.

SHAREHOLDER SAY-ON-PAY

The Compensation Committee seeks to align the Company’s executive compensation program with the interests of the Company’s shareholders. The Compensation Committee considers the results of the annual Say-On-Pay vote, input from management, input from its independent compensation consultant, and investor engagement initiatives when setting compensation for our executives. In 2016, 61.7% of our shareholders voted in favor of our compensation programs. This support was lower than the previous three years where shareholders supported compensation programs, with over 96% voting in favor during 2013 (98.7%), 2014 (96.9%) and 2015 (97.8%). During 2016, we held several discussions with some of our largest shareholders, as described above. In the sections below you will read what we heard, how we responded, and how our compensation plans have been modified to better align with the interests of shareholders.

The Company values investor feedback and will continue investor engagement initiatives to align our executive compensation programs with shareholder expectations. While we generally received positive feedback from shareholders during our engagement efforts, we made changes to our compensation plans that were effective at the start of 2017 in order to further align the interests of our senior leaders with those of our shareholders.

What We Heard	How We Responded
Maintain pay for performance

We continue to pay for performance with 72% of our CEO’s compensation structure and on average 67% of other NEOs compensation structure linked to performance against pre-established measures. We set challenging goals for 2016 and the Company responded with all-time record performance in several key areas including revenue, EBIT-adjusted, Adjusted AFCF, and EPS-Diluted-Adjusted.

Align compensation to the interests of shareholders

Executives have the majority of their total compensation in the form of equity. Our STIP and PSUs both have metrics that create long-term shareholder value. Additionally in 2017, PSUs will feature both Relative ROIC-Adjusted and Relative TSR as performance measures for determining the amount of the award. Time-based RSUs previously provided to senior leaders have been replaced in 2017 with stock options to further align the interests of our senior leaders with those of our shareholders.

Limit one-time broad-based awards

We granted one-time DSV stock options in 2015 to introduce and secure non-compete and non-solicitation terms with all senior leaders in a highly competitive environment for automotive talent. Some investors expressed concerns with the DSV award but generally understood the need to secure these terms to retain talent. We did not grant any one-time, broad-based awards in 2016.

Look at performance relative to automotive industry peers	In 2017, our PSUs will measure both Relative ROIC-Adjusted and Relative TSR against the Company’s OEM Peers to motivate our leaders to perform at the top of the industry regardless of business cycles.
Simplify compensation plans

We continue to evaluate both short-term and long-term compensation plans so that our executives’ line of sight is aligned with creating shareholder value. In 2017, STIP will be simplified to focus senior leaders on financial performance and will include an individual performance assessment measured against operational performance measures.

44

EXECUTIVE COMPENSATION

▶	Compensation Program Evolution

Our compensation programs have continued to align to shareholders by focusing our leaders on the key areas that both drive the business forward and align to the short-term and long-term interests of our shareholders. The Compensation Committee regularly reviews and discusses plan performance at each Compensation Committee meeting. The Compensation Committee considers many factors when electing to make plan changes for future incentive plans including forecasted results, market trends, and investor feedback. The table below shows how the compensation program has continued to evolve to align with shareholders.

45

EXECUTIVE COMPENSATION

The Company held engagements with investors and received feedback on changes to both the STIP and LTIP. The 2017 STIP continues a focus on important financial measures (75% of STIP) and individual performance (25% of STIP), the total payout will be 0% to 200% of target based on actual performance against pre-established goals. The Compensation Committee will determine individual performance using a rigorous assessment process measuring performance against pre-established operational and other measures. There will no longer be an additional individual performance modifier for the 2017 STIP.

The key change to the 2017 LTIP is to replace time-based RSUs with stock options as a way to further align our most senior leaders with our shareholders’ interest in stock price appreciation. Additionally, the Company changed PSU performance measures from ROIC-Adjusted with a global market share modifier to Relative ROIC-Adjusted (50% of total LTIP) and Relative TSR (25% of total LTIP) against OEMs in the Dow Jones Automobiles and Parts Titans 30 Index, listed below.

Dow Jones Automobiles & Parts Titans 30 Index – OEM Peer Group
Toyota Motor Company	Volkswagen AG	Suzuki Motor Corp.
Daimler AG	Bayerische Motoren Werke AG	Fiat Chrysler Automobiles NV
Ford Motor Company	Nissan Motor Co. Ltd	Tesla, Inc.
Honda Motor Co. Ltd.	Renault SA	Mazda Motor Corp.
General Motors Co.(1)	Hyundai Motor Co.	Kia Motors Corp.

(1)	General Motors performance will be determined on a continuous ranking for performance relative to OEM Peers following the completion of the performance period.

The percentile rank required for each performance level relative to OEM peers and associated payouts for PSUs are displayed below.

Focusing performance on key financial measures and individual operational performance measures in the short-term, combined with performance in both Relative ROIC-Adjusted and Relative TSR compared to our other OEM peers in the long-term, will provide direct alignment of our executive compensation with the interests of our shareholders and continue to focus our senior leaders on making the investments that will provide for profitable long-term growth.

▶	Peer Group for Compensation Comparisons

The Compensation Committee annually reviews the peer group for compensation comparisons and makes updates as needed to align with both the established criteria and Company strategy. We do not limit our peer group to our industry alone, because we believe compensation practices for NEOs at other large U.S.-based multinationals affect our ability to attract and retain diverse talent around the globe.

46

EXECUTIVE COMPENSATION

In 2016, we maintained the same compensation peer group from 2015. Based on the guidelines established by the Compensation Committee for our peer group selection, companies must satisfy each of the following criteria to be considered for the peer group:

•	Revenue greater than $25 billion

•	Significant international revenue

•	Capital intensive operations

Additionally, the Compensation Committee considers the following factors when selecting our peer group:

•	Companies with comparable R&D expenditures as a percent of revenue

•	Durable goods manufacturer

•	Business/production complexity

•	Consumers are the end-user

•	Strong brand reputation

Company	Industry	Revenue > $25B	Significant International Revenue	Capital Intensive Operations
3M Company	Industrial Conglomerates	X	X	X
The Boeing Company	Aerospace and Defense	X	X	X
Caterpillar Inc.	Construction Machinery and Heavy Trucks	X	X	X
Deere & Company	Agricultural and Farm Machinery	X	X	X
The Dow Chemical Company	Diversified Chemicals	X	X	X
Du Pont	Diversified Chemicals	X	X	X
Ford Motor Company	Automobile Manufacturers	X	X	X
General Electric Company	Industrial Conglomerates	X	X	X
HP, Inc.	Technology Hardware, Storage, and Peripherals	X	X	X
Honeywell International Inc.	Aerospace and Defense	X	X	X
IBM Corporation	IT Consulting and Other Services	X	X	X
Intel Corporation	Semiconductors	X	X	X
Johnson & Johnson	Pharmaceuticals	X	X	X
Johnson Controls Inc.	Auto Parts and Equipment	X	X	X
PepsiCo, Inc.	Soft Drinks and Food	X	X	X
Pfizer Inc.	Pharmaceuticals	X	X	X
The Procter & Gamble Company	Household Products	X	X	X
United Technologies Corp.	Aerospace and Defense	X	X	X

▶	How We Use Comparator Data to Assess Compensation

We use executive compensation surveys comprised of a broad array of industrial companies to benchmark relevant market data for executive positions. In addition, we benchmark proxy statement disclosures of our peer group and adjust this data to reflect GM’s size and market expected compensation trends. Further, we review the competitive market position of each of our executives compared with the market data.

We review each element of compensation compared to the market and generally target our total direct compensation (Base Salary, STIP, and LTIP) for the executive group on average to be at or near the market median. However, an individual element or an individual’s total direct compensation may be positioned above or below the market median because of his or her specific responsibilities, experience, and performance.

47

EXECUTIVE COMPENSATION

▶	How We Plan Compensation

▶	Performance-Based Compensation Structure

Our NEOs are focused on optimizing long-term financial returns for our shareholders through increasing profitability, increasing margins, putting the customer at the center of everything we do, growing the business, and driving innovation.

The performance-based structure for 2016 incorporates both short-term and long-term incentives established from financial and operational metrics for fiscal year 2016 and beyond. In addition to base salary and an annual STIP award, this structure, shown graphically below, includes a LTIP award made up of both PSUs and RSUs to focus our executives on long-term Company performance. The Compensation Committee believes a majority of compensation should be in the form of equity to align the interests of executives with those of shareholders.

48

EXECUTIVE COMPENSATION

Compensation Principles

The compensation provided to our senior leaders is guided by the following principles:

•

Aligned with Shareholders – Compensation paid should align directly with the long-term interests of our shareholders, and our executives should share with them in the performance and value of common stock;

•

Performance-Based – Compensation paid should be based on a balance of financial and operational goals reflecting strong financial performance relative to our OEM competitors. The goals should be aggressive but achievable, within our executives’ control and should reward commitments met;

•

Recognize Individual Performance – Compensation paid should motivate executives to perform at their best, reflecting their clear line of sight and contributions as well as their behaviors and demonstration of GM’s core values. Individual performance must be aligned with Company performance and desired behaviors;

•	Simple Design – Our compensation plan should be easy to understand and communicate and minimize unintended consequences;

•

Avoidance of Incentive to Take Excessive Risk – Compensation structure should avoid incentives to take unnecessary and excessive risk. Compensation should be paid over a period of time that takes into account the potential risk over the same time period;

•

Appropriate Allocation of Compensation Components – The structure should appropriately allocate total compensation to fixed and variable pay elements resulting in an appropriate mix of short-term and long-term pay elements; and

•

Comparable Target Compensation – Overall target compensation should be competitive (market median) with that paid to individuals at peer group companies so that it attracts, motivates, and retains talent.

Compensation Elements

▶	2016 Compensation Structure

Each NEO’s 2016 compensation structure included the following pay elements:

•	Base Salary – NEOs are paid a market-competitive base salary that reflects each NEO’s contribution, background, performance as well as the knowledge and skills he or she brings to the role;

•

STIP – The STIP is an annual cash incentive plan. The STIP rewards each NEO based on the achievement of annual Company financial and operational performance goals and individual performance. The potential Company payout ranges from 0% to 200% of target, based on actual Company performance;

•

PSUs – PSUs are equity awards designed to align each NEO’s interests with the long-term interests of the Company and its shareholders. PSUs can be earned at a level from 0% to 200% of target, based on the actual Company performance against ROIC-Adjusted and Global Market Share targets over the three-year performance period beginning January 1, 2016; and

•	RSUs – RSUs are time-based equity awards vesting ratably over a three-year period. RSUs align the interests of NEOs with shareholders and help to retain top talent.

▶	Perquisites, Benefits, and Other Compensation

We provide perquisites, benefits, and other compensation to our NEOs consistent with market practices. The following perquisites, benefits, and other compensation were provided to NEOs in 2016:

•

Personal Air Travel – Ms. Barra is prohibited by Company policy from commercial air travel due to security reasons identified by an independent third-party security consultant. As a result, the Company pays the costs associated with the use of private aircraft for both business and personal use. Ms. Barra is permitted to be accompanied by guests for personal travel and incurs imputed income for all passengers, including herself, at the U.S. Internal Revenue Service (the “IRS”) Standard Industry Fair Level rates. Other NEOs may travel on private aircraft in certain circumstances with prior approval from the CEO or the Senior Vice President Global Human Resources, and also incur imputed income for any personal travel.

•

Company Vehicle Programs – NEOs are eligible to participate in the Executive Company Vehicle Program and are allowed to use evaluation vehicles for the purpose of providing feedback on Company products. Additionally, NEOs are eligible to use driver services provided by the Company and in accordance with Company policies.

•	Security – NEOs may receive security services, including home security systems and monitoring, for specific security-related reasons identified by independent third-party security consultants.

•	Financial Counseling – NEOs are eligible to receive financial counseling, estate planning, and tax preparation services through approved providers.

•	Executive Physicals – NEOs are eligible to receive executive physicals with approved providers.

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EXECUTIVE COMPENSATION

▶	2016 Target Compensation

Our target total direct compensation for each NEO in 2016 was as follows:

	Annual Base Salary ($)	STIP ($)	Target Total Cash Compensation ($)	LTIP		Target Total Direct Compensation ($)
Name				PSUs ($)	RSUs ($)
Mary T. Barra	2,000,000	4,000,000	6,000,000	9,750,000	3,250,000	19,000,000
Charles K. Stevens, III	1,100,000	1,375,000	2,475,000	2,587,500	862,500	5,925,000
Daniel Ammann	1,450,000	1,812,500	3,262,500	3,525,000	1,175,000	7,962,500
Mark L. Reuss	1,200,000	1,500,000	2,700,000	2,925,000	975,000	6,600,000
Alan Batey	950,000	1,187,500	2,137,500	2,025,000	675,000	4,837,500

Performance Measures

▶	How We Set Performance Targets

Annually, the Compensation Committee approves the performance measures for the STIP and LTIP. The Compensation Committee reviews recommendations from management, receives input from the Compensation Committee consultant, evaluates the annual budget and mid-term business plan, and reviews prior-year performance to approve value-creating goals tied to long-term shareholder value.

▶	2016 STIP Performance Measures for NEOs

The STIP aligns with our plans to create the world’s most valued automotive company and to increase shareholder value. The STIP rewards NEOs for performance linked to the Company’s achievement of annual financial goals, operational performance goals, and individual performance. The STIP is an annual cash incentive award intended to be deductible as performance-based compensation under U.S. Internal Revenue Code (“IRC”) Section 162(m) and is funded for each covered NEO once the Company achieves the threshold of positive EBIT-Adjusted.

The Compensation Committee annually reviews and approves STIP goals to assess the difficulty in level of achievement and overall linkage to shareholders through the achievement of the business plan and strategic objectives. For the 2016 STIP, all targets were set at or above final 2015 performance. The Committee elected to adjust the weights to increase EBIT-Adjusted to 40% and decreased Global Market Share to 10% to continue to focus leaders on profitability over market share. Setting challenging but achievable targets motivates our leadership team to deliver results that will benefit shareholders for the long-term.

Actual STIP awards, if any, are determined following the completion of the plan year to reflect the achievement against the performance measures displayed below. Awards can be further adjusted following a final assessment of individual performance. The table below describes each STIP performance measure, its weighting, its target, and the behaviors each measure drives:

STIP Measure	Weight	Target		Leadership Behaviors
EBIT-Adjusted	40%	$11.3		Focus on operating profit and driving strong profitability
Adjusted AFCF (1)	25%	$6.0		Focus on driving strong cash flow in the business
Global Market Share	10%	11.3%		Focus on continuing to grow in the global marketplace
Global Quality	25%	Various Metrics	(2)	Focus on designing, engineering, and building the highest-quality products

(1)	Adjusted AFCF for incentive purposes excludes payments related to certain recall-related expenses attributable to events occurring in 2014.

(2)	Global Quality is based on performance against the following measures: Loyalty (10% Weight), 12 Months-In-Service Warranty Frequency (15% Weight).

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EXECUTIVE COMPENSATION

The potential payouts for each performance measure range from 0% to 200% of target, based on actual Company performance with the threshold performance level being 50% of each STIP measure. The STIP calculation and the STIP targets for the 2016 performance period for each NEO are as follows:

Name	Base Salary	Target as % of Salary	Target STIP
Mary T. Barra	$2,000,000	200%	$4,000,000
Charles K. Stevens, III	$1,100,000	125%	$1,375,000
Daniel Ammann	$1,450,000	125%	$1,812,500
Mark L. Reuss	$1,200,000	125%	$1,500,000
Alan Batey	$ 950,000	125%	$1,187,500

▶	2016-2018 LTIP Performance Measures for NEOs

Grants under the LTIP are intended to link the financial interests of NEOs with the long-term interests of shareholders. The structure for NEOs included 75% PSUs and 25% RSUs. PSUs cliff-vest following the three-year performance period, and RSUs vest ratably over three years.

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EXECUTIVE COMPENSATION

The 2016-2018 PSUs are awarded based on performance against the following Company measures: ROIC-Adjusted and Global Market Share over the three-year performance period. Our 20% ROIC-Adjusted target is an enduring one, based on our commitments to our shareholders and appropriate for the cyclical nature of our industry. The PSU performance measures were chosen to promote both efficient use of capital and long-term growth to create value for the shareholders. The following table shows the PSU performance measures and the leadership behaviors that each drives to make GM the world’s most valued automotive company:

LTIP Measure	Weight	Target	Leadership Behaviors
ROIC-Adjusted (1)	100%	20%	Focus on making sound investments that follow the disciplined capital approach of driving 20% or higher returns in world-class vehicles and leading technology
Global Market Share (2)	Modifier	(3)	Focus on continuing to grow in the global marketplace

(1)

The three-year average ROIC-Adjusted target is 20% and performance shall be calculated using the GM average annual ROIC-Adjusted for calendar years 2016, 2017, and 2018, where ROIC-Adjusted is calculated as Total Company EBIT-Adjusted divided by Average Total Company Net Assets. EBIT-Adjusted is defined as earnings excluding interest income, interest expense, and income taxes as well as certain additional adjustments. A discussion of EBIT-Adjusted, supplemental detail of all adjustments, and a reconciliation of EBIT-Adjusted (on a consolidated basis) to net income attributable to shareholders is disclosed in Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, in our Annual Report on Form 10-K. In addition, a reconciliation of GM’s automotive segments’ EBIT-Adjusted and GM Financial’s EBIT-Adjusted, in each case, to total net sales and revenue is disclosed in Note 23 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Net Assets is determined based on the four-quarter average for the year, adding back average automotive debt and interest liabilities (except capital leases) and automotive net Pension and OPEB liabilities and excluding average automotive net income tax assets.

(2)

The three-year average Global Market Share target range performance shall be calculated using the GM average annual global market share for calendar years 2016, 2017, and 2018 as reported by GM Global Sales Reporting and reflected in the Annual Reports on Form 10-K.

(3)	The Performance Target for Global Market Share will be disclosed at the end of the three-year performance period, as future Global Market Share measures are not disclosed.

PSUs, if any, vest and are awarded and delivered following the completion of the three-year performance period, January 1, 2016 – December 31, 2018, and may be earned at a level between 0% and 200% of target based on actual Company results. Final PSU awards are calculated as follows:

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EXECUTIVE COMPENSATION

When determining grant amounts, the Compensation Committee considers individual responsibilities, experience, and performance. Additionally, the Compensation Committee will factor in relevant market compensation comparison data and seek the input from their independent compensation consultant. The NEOs received the following equity grants as part of their 2016 structure:

			PSUs(1)		RSUs(2)
Name	Total Units Granted	Closing Price GM Stock on Grant Date ($/share)	Units Granted	% of Total Units	Units Granted	% of Total Units
Mary T. Barra	469,146	27.71	351,859	75%	117,287	25%
Charles K. Stevens, III	124,504	27.71	93,378	75%	31,126	25%
Daniel Ammann	169,615	27.71	127,211	75%	42,404	25%
Mark L. Reuss	140,744	27.71	105,558	75%	35,186	25%
Alan Batey	97,439	27.71	73,079	75%	24,360	25%

(1)	PSUs cliff-vest based on performance following the three-year performance period January 1, 2016 – December 31, 2018.

(2)	RSUs vest ratably over a three-year period.

▶	Summary of Outstanding Performance Awards Granted in Prior Years

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EXECUTIVE COMPENSATION

Performance Results and Compensation Decisions

▶	2016 Short-Term Incentive Plan

The Company portion of the 2016 STIP award was calculated based on the Company’s achievement of the following performance measures: EBIT–Adjusted, Adjusted AFCF, Global Market Share, and Global Quality. Actual 2016 Company performance in the combined measures produced an overall payout of 169% based on the achievement of the following levels for each measure, as approved by the Compensation Committee. Both the results for EBIT-Adjusted and Adjusted AFCF were all-time record results for GM:

STIP Measure	Weight	Threshold	Target	Maximum	Performance Results		Performance Payout
EBIT – Adjusted ($B)	40%	$ 6.5	$11.3	$12.6	$12.5		77%
Adjusted AFCF ($B)(1)	25%	$ 0.0	$ 6.0	$ 7.0	$ 7.6		50%
Global Market Share	10%	10.8%	11.3%	11.5%	10.8%		5%
Global Quality	25%	Various Metrics				(2)	37%
Result							169%

(1)	Adjusted AFCF for incentive purposes excludes payments related to certain recall-related expenses attributable to events occurring in 2014.

(2)	Global Quality Measures for 2016 included: Loyalty (10% Weight – Payout 19%) and 12 Months-in-Service Warranty Frequency (15% Weight – Payout 18%).

Individual performance may also influence final STIP awards. The compensation decision made for each individual executive is discussed beginning on the next page.

▶	2014-2016 Long-Term Incentive Plan

The 2014-2016 PSU awards vested on February 11, 2017 based on Company performance for the period January 1, 2014 – December 31, 2016 against pre-established performance targets for both ROIC-Adjusted and Global Market Share. The 2014-2016 PSU was the first performance award granted to NEOs under the performance based compensation program that was first introduced in 2014 following the Company exiting TARP in 2013. Actual performance produced an overall vesting of 195% of shares and the following performance was approved by the Compensation Committee:

LTIP Measure	Weight	Threshold	Target	Maximum	Performance Results	Performance Payout
ROIC-Adjusted	100%	16.0%	20.0%	24.0%	23.8%	195%
Global Market Share	Modifier	11.3% - 11.7%			11.3%(1)	N/A
Result						195%

(1)	Excludes the impact of the Company’s decision to exit unprofitable markets during 2015.

Focusing our leaders on ROIC-Adjusted has resulted in significant performance improvements since calendar year 2012 when ROIC-Adjusted was 16.0%. We ended calendar year 2016 with a ROIC-Adjusted of 28.9%, representing more than an 80% increase in our performance.

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EXECUTIVE COMPENSATION

▶	Compensation Decisions for Mary T. Barra

    Mary T. Barra, Chairman & Chief Executive Officer

    Ms. Barra’s performance for 2016 was directly aligned with the Company’s 2016     strategic objectives:

    Earn Customers for Life

▶	Twelve models launched achieved Consumer Reports’ “Recommended” status in 2016
▶	Buick was the first domestic brand ever included in the top 3 Consumer Reports’ 2016 Annual Auto Reliability Survey

    Grow Our Brands

▶	Significantly improved brand momentum for Buick, Chevrolet, and GMC since 2014
▶	Increased sales to 10 million units globally

    Lead in Technology and Innovation

▶	Launched the 2017 Chevrolet Bolt EV which received multiple car of the year awards including, 2016 Motor Trend Car of the Year, 2016 Green Car of the Year, and Car and Driver 10 Best

▶	Completed the acquisition of Cruise Automation and began real world testing of autonomous Bolt Electric Vehicles
▶	12 million OnStar-connected vehicles on the road at year-end 2016

    Drive Core Efficiencies

▶	Announced an increase of cost efficiency targets from $5.5 billion to $6.5 billion in material, logistics, manufacturing, information technology, and SGA costs by 2018 with $4 billion realized through 2016
▶	Achieved ROIC-Adjusted results of 28.9% for 2016

    Culture to Win

▶	Returned $4.8 billion to shareholders in 2016 through share buybacks of $2.5 billion and dividends of $2.3 billion; since 2012, GM has returned more than $18 billion to shareholders
▶	Exceeded all budget commitments and continued to drive a culture with the mindset that “Everything can be made better”

Effective January 1, 2016, the Compensation Committee increased Ms. Barra’s base salary from $1,750,000 to $2,000,000 based on her performance, tenure, leadership, and the competitive market analysis provided by the Compensation Committee’s independent compensation consultant. At the same time, the Compensation Committee increased the STIP target to two times base salary based on the competitive market analysis provided by the Committee’s independent compensation consultant. For 2016, the Compensation Committee awarded Ms. Barra an annual equity grant of $13 million consisting of 75% PSUs and 25% RSUs. These changes placed Ms. Barra in line with the compensation peer group as her targeted total direct compensation remained competitive at the market median.

The total compensation for Ms. Barra in 2016, including salary, STIP and LTIP awards, is displayed below.

Pay Element	Majority of Pay Is At-Risk	Awarded Value
Base Salary	Only Fixed Pay Element	$ 2,000,000
STIP	Performance to Metrics	$ 6,760,000
PSUs(1)	Performance to Metrics and Stock Price	$ 9,750,013
RSUs(2)	Performance to Stock Price	$ 3,250,023
TOTAL		$21,760,036

(1)	PSUs are subject to performance vesting, value reflects grant date fair value at target.

(2)	RSUs are subject to time-based vesting.

Awarded value reflects the amount included in the Summary Compensation Table, excluding change in pension value and all other compensation. Realized compensation includes base salary, earned STIP, and all options exercised and stock vested during the year.

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2016 COMPENSATION STRUCTURE (in millions) AWARDED VALUE vs. REALIZED COMPENSATION (in millions) Awarded Value Realized Compensation

EXECUTIVE COMPENSATION

▶	Compensation Decisions for Charles K. Stevens, III

    Charles K. Stevens, III, Executive Vice President & Chief Financial Officer

    Mr. Stevens met objectives for 2016 performance against his goals. Performance     highlights include:

▶	Returned $4.8 billion to shareholders in 2016 through share buybacks of $2.5 billion and dividends of $2.3 billion; since 2012, GM has returned more than $18 billion to shareholders
▶	Achieved ROIC-Adjusted result of 28.9% for 2016
▶	Continued focus on investor relations management and strengthened investor perceptions towards GM
▶	Delivered on 2016 cost objectives and announced an increase of cost efficiency targets from $5.5 billion to $6.5 billion in material, logistics, manufacturing, information technology, and SGA costs by 2018 with $4 billion realized through 2016
▶	Generated all-time records in Net Revenue, EBIT-Adjusted, EBIT-Adjusted Margins, Adjusted AFCF, and EPS-Diluted-Adjusted

Effective January 1, 2016, the Compensation Committee increased Mr. Stevens’ base salary from $1,000,000 to $1,100,000 based on his individual performance and the competitive market analysis provided by the Compensation Committee’s independent compensation consultant. For 2016, the Compensation Committee awarded Mr. Stevens an annual equity grant of $3.45 million, consisting of 75% PSUs and 25% RSUs.

The Compensation Committee elected to provide an individual STIP adjustment for the 2016 performance year in the amount of $350,000 as a result of his performance, which is included in the STIP awarded value. The total compensation for Mr. Stevens in 2016, including salary, STIP and LTIP awards, is displayed below.

Pay Element	Majority of Pay Is At-Risk	Awarded Value
Base Salary	Only Fixed Pay Element	$1,100,000
STIP	Performance to Metrics	$2,673,800
PSUs(1)	Performance to Metrics and Stock Price	$2,587,505
RSUs(2)	Performance to Stock Price	$ 862,502
TOTAL		$7,223,807

(1)	PSUs are subject to performance vesting, values reflect grant date fair value at target.

(2)	RSUs are subject to time-based vesting.

Awarded value reflects the amount included in the Summary Compensation Table, excluding change in pension value and all other compensation. Realized compensation includes base salary, earned STIP, and all options exercised and stock vested during the year.

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EXECUTIVE COMPENSATION

▶	Compensation Decisions for Daniel Ammann

    Daniel Ammann, President

    Mr. Ammann met objectives for 2016 performance against his goals. Performance     highlights include:

▶	Continued to support mobility efforts and strengthened the partnership with Lyft
▶	Recorded global sales of more than 10 million vehicles
▶	Completed the acquisition of Cruise Automation to further position GM as a leader for autonomous vehicles
▶	Drove a focus on profitability over market share in all regions

Effective January 1, 2016, the Compensation Committee increased Mr. Ammann’s base salary from $1,200,000 to $1,450,000 based on his individual performance and the competitive market analysis provided by the Compensation Committee’s independent compensation consultant. For 2016, the Compensation Committee awarded Mr. Ammann an annual equity grant of $4.7 million, consisting of 75% PSUs and 25% RSUs.

The Compensation Committee elected to provide an individual STIP adjustment for the 2016 performance year in the amount of $450,000 as a result of his performance, which is included in the STIP awarded value. The total compensation for Mr. Ammann in 2016, including salary, STIP and LTIP awards, is displayed below.

Pay Element	Majority of Pay Is At-Risk	Awarded Value
Base Salary	Only Fixed Pay Element	$1,450,000
STIP	Performance to Metrics	$3,513,100
PSUs(1)	Performance to Metrics and Stock Price	$3,525,017
RSUs(2)	Performance to Stock Price	$1,175,015
TOTAL		$9,663,132

(1)	PSUs are subject to performance vesting, value reflects grant date fair value at target.

(2)	RSUs are subject to time-based vesting.

Awarded value reflects the amount included in the Summary Compensation Table, excluding change in pension value and all other compensation. Realized compensation includes base salary, earned STIP, and all options exercised and stock vested during the year.

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2016 COMPENSATION STRUCTURE (in millions) AWARDED VALUE vs. REALIZED COMPENSATION (in millions) Awarded Value Realized Compensation

EXECUTIVE COMPENSATION

▶	Compensation Decisions for Mark L. Reuss

    Mark L. Reuss, Executive Vice President, Global Product Development,     Purchasing and Supply Chain

    Mr. Reuss met objectives for 2016 performance against his goals. Performance     highlights include:

▶	Launched the 2017 Chevrolet Bolt EV which received multiple car of the year awards including, 2016 Motor Trend Car of the Year, 2016 Green Car of the Year, and Car and Driver 10 Best
▶	Received the IHS Automotive Loyalty Award for the second straight year
▶	Launched 42 vehicles globally
▶	Began real-world testing of Autonomous Vehicles in Arizona, California, and Michigan

Effective January 1, 2016, the Compensation Committee increased Mr. Reuss’ base salary from $1,100,000 to $1,200,000 based on his individual performance and the competitive market analysis provided by the Compensation Committee’s independent compensation consultant. For 2016, the Compensation Committee awarded Mr. Reuss an annual equity grant of $3.9 million, consisting of 75% PSUs and 25% RSUs.

The Compensation Committee elected to provide an individual STIP adjustment for the 2016 performance year in the amount of $370,000 as a result of his performance, which is included in the STIP awarded value. The total compensation for Mr. Reuss in 2016, including salary, STIP and LTIP awards, is displayed below.

Pay Element	Majority of Pay Is At-Risk	Awarded Value
Base Salary	Only Fixed Pay Element	$1,200,000
STIP	Performance to Metrics	$2,905,000
PSUs(1)	Performance to Metrics and Stock Price	$2,925,013
RSUs(2)	Performance to Stock Price	$ 975,005
TOTAL		$8,005,018

(1)	PSUs are subject to performance vesting, value reflects grant date fair value at target.

(2)	RSUs are subject to time-based vesting.

Awarded value reflects the amount included in the Summary Compensation Table, excluding change in pension value and all other compensation. Realized compensation includes base salary, earned STIP, and all options exercised and stock vested during the year.

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EXECUTIVE COMPENSATION

▶	Compensation Decisions for Alan Batey

    Alan Batey, Executive Vice President & President, North America

    Mr. Batey met objectives for 2016 performance against his goals. Performance     highlights include:

▶	Achieved record earnings in North America
▶	Posted the best retail sales in the U.S. for Chevrolet in 10 years; best for Buick in 11 years; and best for GMC in 12 years
▶	Grew year-over-year retail share faster than any other full-line automaker
▶	Delivered the best retail sales since 2009 in Canada
▶	Delivered the best retail sales year on record in Mexico

Effective January 1, 2016, Mr. Batey’s base salary was $950,000 supported by the competitive market analysis provided by the Compensation Committee’s independent compensation consultant. For 2016, the Compensation Committee awarded Mr. Batey an annual equity grant of $2.7 million, consisting of 75% PSUs and 25% RSUs.

The Compensation Committee elected to provide an individual STIP adjustment for the 2016 performance year in the amount of $400,000 as a result of his performance, which is included in the STIP awarded value. The total compensation for Mr. Batey in 2016, including salary, STIP and LTIP awards, is displayed below.

Pay Element	Majority of Pay Is At-Risk	Awarded Value
Base Salary	Only Fixed Pay Element	$ 950,000
STIP	Performance to Metrics	$2,406,900
PSUs(1)	Performance to Metrics and Stock Price	$2,025,019
RSUs(2)	Performance to Stock Price	$ 675,016
TOTAL		$6,056,935

(1)	PSUs are subject to performance vesting, value reflects grant date fair value at target.

(2)	RSUs are subject to time-based vesting.

Awarded value reflects the amount included in the Summary Compensation Table, excluding change in pension value and all other compensation Realized compensation includes base salary, earned STIP, and all options exercised and stock vested during the year.

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2016 COMPENSATION STRUCTURE (in millions) AWARDED VALUE vs. REALIZED COMPENSATION (in millions) Awarded Value Realized Compensation

EXECUTIVE COMPENSATION

Compensation Policies and Governance Practices

▶	Stock Ownership Requirements

In June 2014, the Compensation Committee implemented stock ownership requirements to more closely align the interests of executives with those of our shareholders. The requirements:

•	cover all senior leaders (approximately 300);

•	set five years as the time frame to meet ownership requirements;

•	establish a multiple of each executive’s base salary on the date they are first covered;

•	make it possible to meet ownership requirements by owning either a multiple of base salary or a required number of shares; and

•	call for senior leaders to hold shares in order to meet the ongoing ownership requirements.

The table below shows the stock ownership requirement by level in the Company as well as ownership requirements for each of our NEOs.

Position	Ownership Requirement as a Multiple of Salary
• CEO	6x
• President	4x
• Executive Vice President
• Senior Vice President	3x
• Senior Executive	1x

As of December 31, 2016, all NEOs have met or are on track to meet stock ownership requirements by their respective dates.

▶	Policy on Recoupment of Incentive Compensation

We have a corporate policy to recover incentive compensation paid to executive officers in cases where financial statements are restated because of employee fraud, negligence, or intentional misconduct. Under this clawback policy, which was last updated in late 2016 and is posted on our website, gm.com/investors, under “Corporate Governance,” if our Board or an appropriate Board Committee determines any bonus, retention award, or short or long-term incentive compensation has been paid to any executive officer based on materially inaccurate misstatement of earnings, revenues, gains, or other criteria, including reputational harm, the Board or Compensation Committee will take the action it deems necessary to recover the compensation paid, remedy the misconduct, and prevent its recurrence. For this purpose, a financial statement or performance metric will be treated as materially inaccurate when an employee knowingly engaged in providing inaccurate information or knowingly failed to timely correct information relating to those financial statements or performance metrics. We will continue to review our policy to ensure it is consistent with all legal requirements and in the best interests of the Company and its shareholders.

▶	Securities Trading Policy

Our securities trading policy prohibits our employees from buying or selling GM securities when in possession of material nonpublic information. Any sale or purchase of common stock by directors, executive officers, and all other senior leaders must be made during pre-established periods after receiving preclearance by a member of the GM Legal Staff or according to pre-approved Rule 10b5-1 plan.

Trading in GM derivatives (i.e., puts or calls), engaging in short sales, and pledging of GM securities is also prohibited. All GM executive officers are in compliance with the policy of not pledging any shares of common stock. This policy is posted on our website, gm.com/investors, under “Corporate Governance.”

▶	Tax Considerations

IRC Section 162(m) generally disallows federal tax deductions for compensation in excess of $1 million paid to the CEO and the next three of our highest-paid officers (other than the CFO) whose compensation is required to be reported in the Summary Compensation Table in this Proxy Statement (‘‘Covered Executives’’). Certain performance-based compensation is not subject to this deduction limitation. Generally, we strive to maximize the tax deductibility of compensation arrangements. The Compensation Committee, however, may award compensation that is not fully tax deductible if it deems it appropriate as compensation designed to attract and retain talented executives in the highly competitive market for talent.

STIP awards are paid based on the achievement of performance measures approved by shareholders in 2014 as part of the 2014 STIP. Because the STIP awards are intended to be deductible as performance-based compensation under 162(m), the

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EXECUTIVE COMPENSATION

Compensation Committee set the maximum award for each Covered Executive at $7.5 million. Incentive amounts equal to the maximum will be funded for each Covered Executive once a threshold level of positive EBIT-Adjusted has been achieved. The Compensation Committee then exercises negative discretion, as needed, to determine actual incentive awards based on other business and individual performance, as described in the “Short-Term Incentive Plan” section of the CD&A.

▶	Compensation Committee and Consultant Independence

Our Compensation Committee is composed entirely of independent directors as determined by the Board under NYSE standards and as defined for various regulatory purposes. Farient Advisors assisted the Compensation Committee in 2016. Farient Advisors is an independent compensation consulting firm that takes direction from and is solely responsible to the Compensation Committee. The Compensation Committee is also aided in its deliberations by in-house legal counsel.

Under its charter, the Compensation Committee has the authority to hire outside consultants and advisors at the Company’s expense. The Compensation Committee retains the services of Farient Advisors for advice on issues related to the compensation of NEOs and other executive compensation-related matters. A representative of Farient Advisors attended all Compensation Committee meetings, either in person or via telephone, consulted with and advised the Compensation Committee members on executive compensation, including the structure and amounts of various pay elements, and developed executive benchmarking data for the Compensation Committee. Farient Advisors provided no services to the Company’s management.

The Compensation Committee annually reviews the performance of the compensation consultant and considers the following factors when assessing consultant independence in accordance with NYSE standards:

•	Services provided to GM management outside of the services provided to the Compensation Committee;

•	Fees paid as a percentage of Farient Advisors’ total revenue;

•	Policies and procedures of Farient Advisors designed to prevent conflicts of interest;

•	Any business or personal relationships between members of the Compensation Committee and Farient Advisors;

•	Stock ownership by employees of Farient Advisors; and

•	Any business or personal relationships between GM and Farient Advisors.

The Compensation Committee reviewed the performance and independence of Farient Advisors and determined that Farient Advisors was independent based on the standards above.

▶	Compensation Risk Assessment

During 2016, the Compensation Committee reviewed and discussed the impact of executive compensation programs on organizational risk. The Compensation Committee discussed plans and reviewed risk mitigation features in each of the plans to evaluate, with the assistance of our audit, legal and risk management organizations, the overall impact compensation programs have on organizational risk. The Compensation Committee determined compensation programs have sufficient risk mitigation features and do not encourage or reward employees for taking excessive or unnecessary risk. The mix of our short-term and long-term compensation programs appropriately reward employees while balancing risk through the delayed payment of long-term awards. As a result of the compensation risk review completed on September 12, 2016, the Compensation Committee determined the overall risk of compensation programs exposing the organization to unnecessary or excessive risks is low.

▶	Employment and Termination Agreements

The Company has no employment or termination agreements with any of our 2016 NEOs. All NEOs participate in the same Executive Severance Program available to other executive employees.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the CD&A and, based on that review and discussion, has recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference in the GM 2016 Annual Report on Form 10-K.

Compensation Committee

Carol M. Stephenson (Chair)

Joseph Jimenez

James J. Mulva

Patricia F. Russo

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EXECUTIVE COMPENSATION

Executive Compensation Tables

▶	Summary Compensation Table

Name and Principal Position(1)(2)	Year	Salary ($)	Bonus ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Nonequity Incentive Plan Compensation(5) ($)	Change in Pension Value and NQ Deferred Compensation Earnings(6) ($)	All Other Compensation(7) ($)	Total ($)
Mary T. Barra Chairman & Chief Executive Officer	2016	2,000,000	—	13,000,036	—	6,760,000	181,777	640,246	22,582,059
	2015	1,750,000	—	12,000,004	11,167,029	3,062,500	12,012	597,118	28,588,663
	2014	1,567,803	—	11,760,567	—	2,072,000	349,926	412,532	16,162,828
Charles K. Stevens, III Executive Vice President & Chief Financial Officer	2016	1,100,000	—	3,450,007	—	2,673,800	135,146	244,132	7,603,085
	2015	1,000,000	—	2,875,049	2,675,437	1,375,000	—	176,738	8,102,224
	2014	691,667	—	3,177,354	—	647,500	265,201	113,110	4,894,832
Daniel Ammann President	2016	1,450,000	—	4,700,032	—	3,513,100	—	560,852	10,223,984
	2015	1,200,000	—	4,500,021	4,187,636	1,650,000	—	262,420	11,800,077
	2014	990,530	—	6,310,564	—	925,000	—	263,252	8,489,346
Mark L. Reuss Executive Vice President, Global Product Development, Purchasing and Supply Chain	2016	1,200,000	—	3,900,018	—	2,905,000	134,777	272,866	8,412,661
	2015	1,100,000	—	3,825,012	3,559,495	1,515,000	—	199,629	10,199,136
	2014	846,212	—	7,458,881	—	786,300	275,588	110,796	9,477,777
Alan Batey Executive Vice President & President North America	2016	950,000	—	2,700,035	—	2,406,900	133,151	225,078	6,415,164

(1)	Titles in the table reflect the NEOs position as of December 31, 2016.

(2)	Mr. Batey first became a NEO in 2016.

(3)

Stock Awards displays the grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 and include RSUs and PSUs at target. The maximum award for PSUs for the 2016–2018 performance periods is 200% of grant, the value at the time of grant was $27.71 per share for the 2016-2018 PSU. The table below shows the maximum PSU grant value based on maximum performance.

Grant Date Fair Value of PSU Awards at Maximum Performance
2016 ($)
Mary T. Barra	19,500,026
Charles K. Stevens, III	5,175,009
Daniel Ammann	7,050,034
Mark L. Reuss	5,850,024
Alan Batey	4,050,038

(4)	No Option Awards were granted in 2016.

(5)

Each NEO was eligible for a payment under the STIP for 2016 performance based on the Company’s achievement of annual financial goals, operational and performance goals, and individual performance. The amounts displayed represent the Company performance portion of the annual STIP at 169% with adjustments for individual performance as follows: Mr. Stevens received an additional $350,000, Mr. Ammann received an additional $450,000, Mr. Reuss received an additional $370,000, and Mr. Batey received an additional $400,000. Individual performance adjustments are based on performance against individual goals for each NEO determined by the Compensation Committee at the beginning of each year and results are discussed beginning on page 55.

(6)

These amounts represent the actuarial change in the present value of the executive’s accrued benefit for 2016 attributed to year-over-year variances in applicable discount rates, lump sum interest rates, mortality rates, and employer contributions to tax-qualified and non-tax qualified plans as described in the section titled “Pension Benefits” on page 66. The Company does not credit interest at above-market rates to any deferred accounts, and no interest amounts are included in these totals. Mr. Ammann is not eligible for defined benefit pension plans.

(7)	Totals for amounts included as “All Other Compensation” are described in the table below.

62

EXECUTIVE COMPENSATION

All Other Compensation

	M.T. Barra ($)	C.K. Stevens ($)	D. Ammann ($)	M.L. Reuss ($)	A. Batey ($)
Perquisites and Other Personal Benefits(1)	241,829	44,473	376,113	54,857	47,849
Employer Contributions to Savings Plans(2)	387,446	193,067	182,000	212,333	172,700
Life and Other Insurance Benefits(3)	10,971	6,592	2,739	5,676	4,529
TOTAL	640,246	244,132	560,852	272,866	225,078

(1)	See Perquisites and Other Personal Benefits table below for additional information.

(2)	Includes employer contributions to tax-qualified and non-tax qualified savings and retirement plans during 2016.

(3)

Includes premiums paid by the Company for Group Variable Universal Life insurance for executives. Executives are responsible for any ordinary income taxes resulting from the cost of the GM-paid premiums. For Ms. Barra, amounts also include the Company’s cost of premiums for providing personal accident insurance for members of the Board.

Perquisites and Other Personal Benefits

	M.T. Barra ($)	C.K. Stevens ($)	D. Ammann ($)	M.L. Reuss ($)	A. Batey ($)
Personal Travel(1)	96,618	—	—	—	—
Security(2)	81,868	—	326,555	—	—
Company Vehicle Programs(3)	47,983	29,113	38,829	38,021	32,489
Executive Physical(4)	5,000	5,000	—	5,000	5,000
Financial Counseling(5)	10,360	10,360	10,360	10,360	10,360
Other(6)	—	—	369	1,476	—
TOTAL	241,829	44,473	376,113	54,857	47,849

(1)

Personal travel pursuant to Company policy as discussed on page 49 Includes both the full cost of chartered aircraft and the incremental cost when using Company-owned aircraft. Incremental costs include fuel, flight crew expenses, landing fees, ground transportation fees, and other miscellaneous variable expenses.

(2)

Amounts include the actual costs of residential security system monitoring for Ms. Barra as recommended by independent security consultants. Amounts for Mr. Ammann include the additional costs of security upgrades completed during 2016, as recommended by independent security consultants, due to Mr. Ammann’s home purchase in 2015 following his permanent relocation to Detroit in 2014.

(3)

Company vehicle programs includes the cost of providing cars and drivers and the estimated annual lease value of the Company vehicles, inclusive of fuel and insurance, driven by NEOs. We include the annual lease value because it is more reflective of the value of the company vehicle perquisite than the Company’s incremental costs, which are generally significantly lower because the Company manufactures and ordinarily disposes of Company vehicles for a profit, resulting in minimal incremental costs, if any. Taxes related to imputed income are the responsibility of each participant.

(4)	Costs associated with executive physicals for each executive with approved providers.

(5)	Costs associated with financial counseling and estate planning services with approved providers.

(6)

Occasionally unused tickets from sponsorship agreements are made available for personal use. The value represents the incremental costs associated with the personal use of tickets to GM-sponsored events.

63

EXECUTIVE COMPENSATION

▶	Grants of Plan–Based Awards

STIP awards for the 2016 performance year were made under the terms of the 2014 STIP, and all equity grants were made to each NEO under the terms of the 2014 LTIP. Each grant consisted of PSUs and RSUs for each NEO. PSUs, which vest and deliver at the end of the performance period, will be earned at a level between 0% and 200% of target. PSUs are based on the achievement of performance conditions relating to ROIC-Adjusted and Global Market Share over a three-year performance period from January 1, 2016 to December 31, 2018. The RSUs will vest ratably over the three-year period.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards($)(1)
Name	Award Type	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mary T. Barra	STIP	1/1/2016	1/13/2016	200,000	4,000,000	8,000,000
	RSU	2/10/2016	1/13/2016							117,287			3,250,023
	PSU	2/10/2016	1/13/2016				87,965	351,859	703,718				9,750,013
Charles K. Stevens, III	STIP	1/1/2016	1/13/2016	68,750	1,375,000	2,750,000
	RSU	2/10/2016	1/13/2016							31,126			862,502
	PSU	2/10/2016	1/13/2016				23,345	93,378	186,756				2,587,505
Daniel Ammann	STIP	1/1/2016	1/13/2016	90,625	1,812,500	3,625,000
	RSU	2/10/2016	1/13/2016							42,404			1,175,015
	PSU	2/10/2016	1/13/2016				31,803	127,211	254,422				3,525,017
Mark L. Reuss	STIP	1/1/2016	1/13/2016	75,000	1,500,000	3,000,000
	RSU	2/10/2016	1/13/2016							35,186			975,005
	PSU	2/10/2016	1/13/2016				26,390	105,558	211,116				2,925,013
Alan Batey	STIP	1/1/2016	1/13/2016	59,375	1,187,500	2,375,000
	RSU	2/10/2016	1/13/2016							24,360			675,016
	PSU	2/10/2016	1/13/2016				18,270	73,079	146,158				2,025,019

(1)

This column shows the aggregate grant date fair value of PSUs and RSUs granted to the NEOs in 2016. The aggregate grant date fair value is the amount that the Company expects to expense in its financial statements over the award’s vesting schedule. All grant date fair values have been computed in accordance with FASB ASC Topic 718.

•     For RSUs, grant date fair value is calculated based on the closing price of the common stock on the grant date.

•    For PSUs, grant date fair value is calculated based on the closing price of the common stock on the grant date and the target number of PSUs.

64

EXECUTIVE COMPENSATION

▶	Outstanding Equity Awards at Fiscal Year-End

	Option Awards								Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units or Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Mary T. Barra	2/10/2016								117,287	(4)	4,086,279	351,859	(5,8)	12,258,768	(8)
	7/28/2015	—	1,041,215	(2)	1,561,822	(3)	31.32	7/28/2025
	2/11/2015								53,092	(4)	1,849,725	238,917	(5,8)	8,323,868	(8)
	6/11/2014								427,973	(4,5)	14,910,579
	2/13/2014											12,503	(6)	435,605
Charles K. Stevens, III	2/10/2016								31,126	(4)	1,084,430	93,378	(5,8)	3,253,290	(8)
	7/28/2015	—	249,458	(2)	374,187	(3)	31.32	7/28/2025
	2/11/2015								12,720	(4)	443,165	57,241	(5,8)	1,994,276	(8)
	6/11/2014								103,784	(4,5)	3,615,835
	2/13/2014								5,716	(4)	199,145
Daniel Ammann	2/10/2016								42,404	(4)	1,477,355	127,211	(5,8)	4,432,031	(8)
	7/28/2015	—	390,456	(2)	585,683	(3)	31.32	7/28/2025
	2/11/2015								19,910	(4)	693,664	89,594	(5,8)	3,121,455	(8)
	6/11/2014								194,729	(4,5)	6,784,358
	2/13/2014											12,503	(6)	435,605	(8)
Mark L. Reuss	2/10/2016								35,186	(4)	1,225,880	105,558	(5,8)	3,677,641	(8)
	7/28/2015	—	331,888	(2)	497,831	(3)	31.32	7/28/2025
	2/11/2015								16,923	(4)	589,597	76,155	(5,8)	2,653,240	(8)
	6/11/2014								166,375	(4,5)	5,796,505
	2/13/2014								57,160	(7)	1,991,454	11,074	(6)	385,818
Alan Batey	2/10/2016								24,360	(4)	848,702	73,079	(5,8)	2,546,072	(8)
	7/28/2015	—	234,274	(2)	351,410	(3)	31.32	7/28/2025
	2/11/2015								11,946	(4)	416,199	53,757	(5,8)	1,872,894	(8)
	6/11/2014								115,554	(4,5)	4,025,901
	2/13/2014								6,335	(4)	220,711

(1)	The awards are valued based on the closing price of common stock on the NYSE on December 30, 2016, which was $34.84.

(2)

Option awards granted under the DSV Option Grant on July 28, 2015 to Ms. Barra and Messrs. Stevens, Ammann, Reuss, and Batey. This portion represents the 40% of the award that features time-based vesting and vests on February 15, 2017.

(3)

Option awards granted under the DSV Option Grant on July 28, 2015 to Ms. Barra and Messrs. Stevens, Ammann, Reuss, and Batey. This portion represents the 60% of the award that features performance-based vesting and vests ratably each February 15 of 2018, 2019, and 2020.

(4)

RSU awards were granted to Ms. Barra and Messrs. Stevens, Ammann, Reuss, and Batey on February 10, 2016 and vest ratably each February 10 of 2017, 2018 and 2019. RSU awards were granted to Ms. Barra and Messrs. Stevens, Ammann, Reuss, and Batey on February 11, 2015 and vest ratably each February 11 of 2016, 2017, and 2018. RSU awards were granted to Ms. Barra and Messrs. Stevens, Ammann, Reuss, and Batey on June 11, 2014, and vest ratably each February 13 of 2015, 2016, and 2017. RSUs granted to Mr. Stevens and Mr. Batey on February 13, 2014 vest ratably over three years on each anniversary of the grant date.

(5)

2016 PSU awards were granted to Ms. Barra and Messrs. Stevens, Ammann, Reuss, and Batey on February 10, 2016 and cliff-vest on February 10, 2019, upon completion of results for the performance period January 1, 2016 – December 31, 2018. 2015 PSU awards were granted to Ms. Barra and Messrs. Stevens, Ammann, Reuss, and Batey on February 11, 2015 and cliff-vest on February 11, 2018, upon completion of results for the performance period January 1, 2015 – December 31, 2017. 2014 PSU awards were granted to Ms. Barra and Messrs. Stevens, Ammann, Reuss, and Batey on June 11, 2014 and cliff-vest on February 13, 2017, upon completion of results for the performance period January 1, 2014 – December 31, 2016. The final performance for the 2014-2016 PSU was 195% and is discussed on page 54.

(6)

Troubled Asset Relief Program (the “TARP”) RSU awards were granted to Ms. Barra and Messrs. Ammann and Reuss on February 13, 2014. TARP RSUs vest two-thirds on the second anniversary of the grant date and one-third on the third anniversary of the grant date.

(7)	RSUs granted to Mr. Reuss for retention purposes on February 13, 2014 cliff-vested on February 13, 2017.

(8)

Assumes target-level payout of PSU awards. Assuming maximum-level payout of PSU awards, the number of shares (and market value of such shares) with respect to unvested 2015-2017 PSUs and 2016-2018 PSUs, respectively, outstanding as of December 31, 2016 was for Ms. Barra: 477,834 shares ($16,647,736) and 703,859 shares ($24,517,536); for Mr. Stevens: 114,482 shares ($3,988,552) and 186,756 shares ($6,506,580); for Mr. Ammann: 179,188 shares ($6,242,910) and 254,422 shares ($8,864,062); for Mr. Reuss: 152,310 shares ($5,306,480) and 211,116 shares ($7,355,282); and for Mr. Batey: 107,514 shares ($3,745,788) and 146,158 shares ($5,092,144).

65

EXECUTIVE COMPENSATION

▶	Option Exercises and Stock Vested

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mary T. Barra	—	—	89,376	2,489,029
Charles K. Stevens, III	—	—	30,762	864,223
Daniel Ammann	—	—	60,670	1,708,085
Mark L. Reuss	—	—	52,486	1,477,214
Alan Batey	—	—	30,284	846,775

(1)	No stock options were exercised in 2016.

(2)	We computed the aggregate dollar value realized on vesting by multiplying the number of shares of stock vested by the closing price of common stock on the NYSE on the vesting date.

▶	Pension Benefits

GM Salaried Retirement Plan

Eligibility and Vesting: The GM Salaried Retirement Plan (“SRP”) is a funded, tax-qualified retirement program that covers eligible employees hired prior to January 1, 2007. Employees who commenced service on or after January 1, 2007 are eligible to participate only in defined contribution plans. Employees are vested in the SRP after five years of qualifying service. The plan permitted employee contributions, which vested immediately, until December 31, 2006. All Defined Benefit accruals were frozen on September 30, 2012, with service continuing toward eligibility to retire.

Benefit Formula:

Service prior to January 1, 2001 – The plan provided benefits on both a contributory and noncontributory formula. The contributory formula factors the contributions of the executive and earnings for each fiscal year. The formulas were frozen effective December 31, 2006, and effective January 1, 2007, employees continued to participate in the SRP under a new formula that provided a pension accrual equal to 1.25% of the employee’s eligible earnings up to the IRS-prescribed limits for tax-qualified plans. The 1.25% accruals were frozen September 30, 2012.

Service from January 1, 2001 to December 31, 2006 – The plan provided benefits under a cash balance formula with pay credits based on age through December 31, 2006, when the formula was frozen, with balances continuing to earn interest credits thereafter.

Time and Form of Payment: The accumulated benefit an employee earns over his or her career with the Company is payable starting after retirement. Normal retirement age is defined as age 65. Employees who commenced service prior to 1988 may elect early retirement after 30 years of credited service or 85 points, based on combined age and service, or age 60 and 10 or more years of service, with certain age-reduction factors applied. The plan also provides Social Security supplements for those hired prior to 1988. For employees hired on and after January 1, 1988, and prior to December 31, 2000, Social Security supplements are not payable, and age-reduction factors are greater for retirements prior to age 60. The plan provides both a spousal joint and survivor annuity and contingent annuitant optional form of payment. The employee may elect either a monthly annuity for life or a 100% lump sum of all benefits payable.

Tax Code Limitations on Benefits: Section 415 of the IRC limits the benefits payable under the GM SRP. For 2016, the maximum single life annuity a NEO could have received under these limits was $210,000 per year. This ceiling is actuarially adjusted in accordance with IRS rules to reflect employee contributions, actual forms of distribution, and actual retirement dates.

66

EXECUTIVE COMPENSATION

GM Executive Retirement Plan

Eligibility and Vesting: The GM Executive Retirement Plan (“DB ERP”) is an unfunded and non-tax-qualified retirement program that covers eligible executives, including named executives, to provide retirement benefits above amounts available under our other pension programs.

Benefit Formula:

Service Prior to January 1, 2007 – The supplemental pension will equal the greater of (a) 2% of the average monthly base salary multiplied by all years of contributory service less the sum of all benefits payable under the GM Salaried Retirement plus the maximum Social Security Benefit as of January 2007 multiplied by all years of noncontributory service or (b) 1.5% of the average monthly base salary plus annual incentive plan compensation multiplied by all years of contributory service, up to a maximum of 35 years less the sum of all benefits payable under the GM SRP plus 100% of the maximum Social Security benefit as of January 2007. In both cases, the base salary and annual incentive plan payments are determined using the highest 60 months out of the last 120 months prior to retirement.

Service from January 1, 2007 to December 31, 2007 – The supplemental pension will equal 1.25% multiplied by their annual base salary and is applicable to amounts in excess of the IRS-prescribed limit applicable to tax-qualified plans.

Service from January 1, 2008 to September 30, 2012 – The supplemental pension will equal 1.25% multiplied by their annual base salary plus short-term incentive payments and is applicable to amounts in excess of the IRS-prescribed limit applicable to tax-qualified plans.

Time and form of payment: Normal retirement age under the plan is age 65; however, employees who commenced service prior to January 1, 2007, including NEOs, may retire at age 60 with 10 or more years of service without any reduction in benefits. Employees may also retire at age 55 with 10 or more years of service with benefits reduced using the same factors as are utilized for early retirement under the GM SRP. The GM DB ERP is payable as a five-year certain annuity, with payments starting upon the retirement of the executive and continuing for 60 months.

VML Pension Plan

Eligibility and Vesting: The Vauxhall Motors (“VML”) Pension Plan is a funded defined benefit plan open to all GM United Kingdom employees prior to October 2012 when it closed to new entrants.

Benefit Formula:

Service Prior to May 31, 2009 – The VML Pension Plan gave an annual pension equal to 1/55th times pensionable service times Final Pensionable Pay. Pensionable Pay is defined as basic pay less the lower earnings limit.

Service from June 1, 2009 – An annual pension equal to 1/60th times pensionable service times Final Pensionable Pay. Increases in pensionable pay is limited to the rate of RPI inflation annually other than for one off increases due to promotions.

Time and form of payment: Normal retirement age under the plan is age 65. Deferred members can take their pension from age 55 subject to a reduction, using the plans early retirement factors.

67

EXECUTIVE COMPENSATION

Name	Plan Name	Number of Years of Eligible Credited Service as of December 31, 2016(1)	Present Value of Accumulated Benefits(2) ($)	Payments During Last Fiscal Year ($)
Mary T. Barra	SRP	34.3	1,020,828	—
	DB ERP	34.3	985,894	—
Charles K. Stevens, III	SRP	37.5	1,113,519	—
	DB ERP	37.5	448,105	—
Daniel Ammann(3)		—	—	—
Mark L. Reuss	SRP	29.8	819,766	—
	DB ERP	29.8	613,257	—
Alan Batey(4)	SRP	37.3	49,224	—
	VML Pension Plan	31.8	2,454,169	—

(1)	Eligible service recognizes credited service under the frozen qualified SRP in addition to future service to determine retirement eligibility.

(2)

The present value of the SRP benefit amount shown takes into consideration the ability to elect a joint and survivor annuity form of payment. For SRP and DB ERP benefits, the present value represents the value of the benefit payable at age 60 (or immediately if over age 60). Benefits and present values reflect the provisions of the SRP and DB ERP as of December 31, 2016. Present values shown here are based on the mortality and discount rate assumptions used in the December 31, 2016, FASB ASC Section 718, “Compensation-Retirement Benefits” except where needed to meet proxy statement requirements. The discount rates used for calculations as of December 31, 2016 for the SRP are 4.2%; for the ERP are 3.63%; and for the VML Pension Plan are 2.75%.

(3)	Mr. Ammann is eligible to participate only in defined contribution plans offered by the Company.

(4)	Mr. Batey is a participant in the VML Pension Plan from his service in the United Kingdom.

▶	Nonqualified Deferred Compensation Plans

We maintain certain deferred compensation programs and arrangements for executives, including the NEOs.

DC ERP – Allows for the equalization of benefits for highly compensated salaried employees under the RSP when such employees’ contribution and benefit levels exceed the maximum limitations on contributions and benefits imposed by Section 2004 of ERISA, as amended, and Section 401(a)(17) and 415 of the IRC, as amended. The DC ERP is maintained as an unfunded plan, and we bear all expenses for administration of the plan and payment of amounts to participants.

Aggregate account balances disclosed below include both vested and unvested contributions by GM. Contributions made prior to 2007 were vested immediately. Contributions made between January 1, 2007, and September 30, 2012, vest when the participant attains age 55 with 10 years of service. Contributions made on October 1, 2012, and later vest when the participant attains three years of service, regardless of age.

Salary Stock Units (“SSUs”) – NEOs received a portion of their total annual compensation in the form of SSUs, which were granted each quarter while the Company was under TARP. SSUs were nonforfeitable and became deliverable quarterly in three equal installments at each of the first, second, and third anniversaries of the grant date. No SSUs have been granted since the Company exited TARP in 2013 and all final grants of SSUs were paid on December 31, 2016 reflecting a zero balance in the table below.

68

EXECUTIVE COMPENSATION

The table below reflects December 31, 2016 balances for the various nonqualified deferred compensation plans based on the closing price of common stock on December 30, 2016 ($34.84), and any contributions, earnings, and withdrawals during the year.

Name	Plan	Executive Contributions in the Last Fiscal Year	Registrant Contributions in the Last Fiscal Year(1) ($)	Aggregate Earnings in the Last Fiscal Year(2) ($)	Aggregate Withdrawals and Distributions(3) ($)	Aggregate Balance at 2016 Fiscal Year End(4) ($)
Mary T. Barra	SSU	—	—	(69,543)	(876,615)	—
	DC ERP	—	372,417	72,647	—	918,106
Charles K. Stevens, III	SSU	—	—	(1,165)	(14,752)	—
	DC ERP	—	183,333	30,991	—	426,247
Daniel Ammann	SSU	—	—	(69,327)	(873,702)	—
	DC ERP	—	165,250	11,069	—	359,884
Mark L. Reuss	SSU	—	—	(59,050)	(744,300)	—
	DC ERP	—	189,900	30,749	—	419,446
Alan Batey	SSU	—	—	(19,595)	(248,030)	—
	DC ERP	—	150,466	28,684	—	355,962

(1)

No SSUs were granted in 2016, as the Company exited TARP in 2013. The full amount shown under Registrant Contributions is included in the All Other Compensation column of the Summary Compensation Table.

(2)

Earnings that may be included in the Aggregate Earnings in the Last Fiscal Year column are not reported in the Change in Pension Value and Non-qualified Deferred Compensation totals in the Summary Compensation Table, because we do not pay above-market earnings on deferred compensation.

(3)	Payments of SSUs granted on various dates and at various share prices were made to each of the NEOs pursuant to TARP restrictions. All SSUs were paid out as of December 31, 2016.

(4)	The following amounts have been included in the Summary Compensation Table in prior years: $424,807 (Ms. Barra), $203,585 (Mr. Stevens), $172,309 (Mr. Ammann), and $192,566 (Mr. Reuss).

▶	Potential Payments Upon Termination

The Company does not maintain individual employment agreements with any NEO that provide guaranteed payments in the event of a termination of employment or change in control. In the event that an NEO’s position with the Company is eliminated, including the elimination of the NEO’s position as a result of a change in control, the NEO would be eligible for severance pay under the GM Executive Severance Program.

The table below shows the potential payments to each NEO assuming a termination of employment on December 31, 2016, due to each of the following: voluntary separation or termination for cause; qualifying termination under the Executive Severance Program (as amended on February 1, 2016); full career status retirement; disability; death; and change in control with termination of employment. Each of the separation events is described in more detail below. These provisions are generally applicable to participants in each of the applicable plans, and they are not reserved only for NEOs. The payments below are in addition to the present value of the accumulated benefits from each NEOs qualified and nonqualified pension plans shown in the Pension Benefits table on page 68, and the aggregate balance due to each NEO that is shown in the Nonqualified Deferred Compensation table above.

For purposes of the following table, the Company describes these terminations and potential payments:

•	Voluntary Separation or Termination for Cause – A voluntary separation occurs when an executive voluntarily terminates employment with the Company. A termination for cause occurs when an executive is dismissed from employment by the Company for cause, which is considered to include, but is not limited to, the executive’s gross negligence, willful misconduct, or violation of state or federal securities laws. Under each of these scenarios, executives generally forfeit all outstanding equity awards and are not eligible for any award or payment under the STIP. Full career status retirements receive different treatment, as discussed below.

•

Executive Severance Program – A separation occurs when an executive’s position is eliminated or the Company and an executive agree to mutually end the employment relationship. An executive will be eligible to receive severance pay from the Company calculated based on their position and reflected as a multiple of base salary, COBRA, as well as a STIP award at target. An executive will receive cash payments of the value of the equity awards that are scheduled to vest within the next year after separation at the time of vesting if the executive enters into a mutual separation agreement. All unvested stock options are usually forfeited. An executive is also eligible for outplacement assistance based on position.

•

Full Career Status Retirement – A full career status retirement occurs when an executive reaches the age of 55 with 10 or more years of continuous service or age 62 or older and the executive voluntarily separates from the

69

EXECUTIVE COMPENSATION

Company. If an executive enters into a separation or severance agreement, they cannot also elect full career status retirement. In the event of full career status retirement, the executive is generally eligible for a prorated STIP award based on months of active service in the performance year as of their termination date and once final performance has been determined. RSUs granted within one year prior to the date of retirement are prorated based on months of active service prior to the date of retirement. RSUs granted more than one year prior to the date of retirement continue to vest in accordance with their vesting schedule. PSUs granted within one year prior to the date of retirement are prorated based on months of active service prior to the date of retirement and will be adjusted for final corporate performance against the performance measures contained in the awards; such awards will be payable following approval of such performance. PSUs granted more than one year prior to the date of retirement will remain outstanding until the end of the performance period, at which time they will be adjusted for final corporate performance and be settled following approval of such performance. Stock options granted within one year prior to the date of retirement are prorated based on months of active service prior to the date of retirement. Stock options granted more than one year prior to the date of retirement will continue to vest in accordance with their vesting schedule. As of December 31, 2016, only Ms. Barra and Mr. Stevens were eligible for full career status retirement.

•

Disability – Disability occurs when an executive terminates employment by reason of their inability to engage in any gainful activity due to a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. Executives are eligible for a full-year STIP award related to the year in which termination occurs once final performance has been determined. Unvested RSUs and TARP RSUs continue to vest according to their vesting schedule. Unvested PSUs vest immediately upon such termination and will remain outstanding until the end of the performance period, at which time they will be adjusted for final corporate performance and be settled following approval of such performance. Stock options will continue to vest in accordance with their vesting schedule.

•

Death – Following the death of an executive, the beneficiary of the executive will be eligible to receive the target STIP award subject to adjustment for final corporate and individual performance following determination of the final award. RSUs immediately vest in full and are settled within 90 days of death. PSUs vest immediately upon death and will remain outstanding until the end of the performance period, at which time they will be adjusted for final corporate performance and be settled following approval of such performance. Stock options immediately vest upon death. TARP RSUs are prorated for months of active service and settled as soon as possible.

•

Change in Control (Double-Trigger) – In the event of a termination of employment resulting from a change in control, an executive will be eligible for severance under the GM Executive Severance Program that provides a severance payment based on position and multiple of base salary and COBRA. Executives also receive a STIP award at target and the STIP award for the prior year, if such award has been determined, but not paid. If the STIP award for the prior year has not been determined, the award shall be determined at target and paid. All RSU awards will generally vest and become payable immediately prior to the change in control. For PSUs, the performance period will end immediately prior to the change in control and awards will be determined based on actual performance and converted to a time-based award. Stock options immediately vest and are exercisable upon termination as a result of a change in control. TARP RSU awards are not subject to change in control provisions, and unvested awards are, therefore forfeited upon a termination of employment following a change in control.

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EXECUTIVE COMPENSATION

Amounts shown in the following table are calculated by assuming that the relevant employment termination event occurred on December 31, 2016.

Name	Compensation Element(1)(2)(3)	Voluntary Separation or Termination for Cause	Executive Severance Program	Retirement(4)	Disability	Death	Change in Control with Termination
Mary T. Barra	Cash	—	4,061,875	—	—	—	4,046,875
	STIP	—	4,000,000	6,760,000	6,760,000	6,760,000	4,000,000
	LTIP	—	20,862,620	39,241,179	51,027,511	51,015,411	50,591,906
	TOTAL	—	28,924,495	46,001,179	57,787,511	57,775,411	58,638,781
Charles K. Stevens, III	Cash	—	1,700,156	—	—	—	1,685,156
	STIP	—	1,375,000	2,323,750	2,323,750	2,323,750	1,375,000
	LTIP	—	5,276,132	9,773,043	12,785,348	12,785,348	12,785,348
	TOTAL	—	8,351,288	12,096,793	15,109,098	15,109,098	15,845,504
Daniel Ammann	Cash	—	2,206,187	—	—	—	2,191,187
	STIP	—	1,812,500	—	3,063,125	3,063,125	1,812,500
	LTIP	—	8,998,029	—	20,380,447	20,368,347	19,944,842
	TOTAL	—	13,016,716	—	23,443,572	23,431,472	23,948,529
Mark L. Reuss	Cash	—	1,850,156	—	—	—	1,835,156
	STIP	—	1,500,000	—	2,535,000	2,535,000	1,500,000
	LTIP	—	7,668,203	—	19,240,744	19,230,027	18,854,926
	TOTAL	—	11,018,360	—	21,775,744	21,765,027	22,190,082
Alan Batey	Cash	—	1,475,156	—	—	—	1,460,156
	STIP	—	1,187,500	—	2,006,875	2,006,875	1,187,500
	LTIP	—	5,562,250	—	11,992,080	11,992,080	11,992,080
	TOTAL	—	8,224,907	—	13,998,955	13,998,955	14,639,736

(1)

Cash amounts shown for Executive Severance Program and Change in Control with Termination are based on the Executive Severance Program filed with the SEC on Form 8-K on February 3, 2016. Payments are 2X Base for the CEO and 1.5X Base for all other NEOs. Under the Executive Severance Program, the CEO is eligible for a cash payment equal to 24 months of COBRA premiums, and the other NEOs, 18 months of COBRA premiums. There are no cash payments due upon Full Career Status Retirement, Disability, or Death.

(2)

STIP values shown for Full Career Status Retirement, Disability, and Death are based on the actual full-year performance at the overall corporate achievement. STIP amounts shown for Executive Severance Program and Change in Control with Termination reflect target-level performance. Executives forfeit STIP awards for Voluntary Separation or Termination for Cause.

(3)

LTIP amounts reflect the value of unvested RSU awards, PSU awards, and stock options that may vest upon termination. The value of the awards is based on GM’s closing stock price on December 30, 2016, of $34.84. For the Executive Severance Program, RSU awards and PSU awards are delivered in cash once vested; the value displayed reflects the value of awards that would be subject to payment based on awards outstanding as of December 31, 2016.

(4)	Only Ms. Barra and Mr. Stevens were eligible for retirement as of December 31, 2016.

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EXECUTIVE COMPENSATION

Equity Compensation Plan Information

The following table provides information as of December 31, 2016, about the Company’s common stock that may be issued upon the exercise of options, warrants, and rights under all of the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (A)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (B)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (excluding securities reflected in column (A)) (C)
Equity compensation plans approved by security holders	44,968,420	(1)	$31.31	(2)	12,905,263
Equity compensation plans not approved by security holders(3)	10,150,089	(4)	—		128,985
Total	55,118,509		$31.31		13,034,248

(1)	The number includes the following:

a.	25,492,982 shares represent options granted as part of the DSV grant.

b.	13,092,611 shares represent PSU awards assuming performance is achieved at target. For performance above target, awards may be settled in common stock or cash.

c.	6,382,827 shares represent RSUs.

(2)	This is the weighted-average exercise price of the 25,492,982 options outstanding granted as part of the DSV grant. No other options have been granted.

(3)	2016 Equity Incentive Plan, refer to Note 21 in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(4)	Represents RSUs, restricted stock, and PSUs. PSUs may be issued upon achievement of performance conditions.

72

ITEM NO. 2 –  APPROVAL OF, ON AN ADVISORY BASIS, NAMED EXECUTIVE OFFICER COMPENSATION

Executive compensation is an important matter for our shareholders. The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that we provide you with the opportunity to vote to approve, on a nonbinding advisory basis, the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC (sometimes referred to as “Say-on-Pay”).

The Compensation Committee has approved the compensation arrangements for our named executive officers described in our CD&A section beginning on page 41 and accompanying compensation tables beginning on page 62 in this Proxy Statement. We urge you to read the CD&A for a more complete understanding of our executive compensation plans, including our compensation philosophy and objectives and the 2016 compensation of named executive officers.

We are asking shareholders to vote in favor of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and the related narrative discussion, is hereby APPROVED.

As an advisory vote, this proposal is nonbinding. Although the vote is nonbinding, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for named executive officers.

The next Say-on-Pay vote will occur at our 2018 Annual Meeting and the next Say-on-Frequency vote will occur at our 2020 Annual Meeting.

Vote Required

The affirmative vote of a majority of the shares of our common stock present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of this proposal. If you own shares through a broker, bank, or other nominee, you must instruct your broker, bank, or other nominee on how to vote your shares to ensure that your shares will be represented and voted on this proposal.

The Board of Directors recommends a vote FOR the advisory proposal to approve named executive officer compensation.

73

ITEM NO. 3 – APPROVAL OF THE GENERAL MOTORS COMPANY 2017 SHORT-TERM INCENTIVE PLAN

The Board of Directors recommends shareholders vote FOR the approval of the 2017 Short-Term Incentive Plan (the “2017 STIP”), including the material terms that may be used for awards thereunder. The 2017 STIP is a cash-based plan, and upon approval, will replace the Company’s 2014 Short-Term Incentive Plan (the “2014 STIP”). The awards approved in January 2017 for performance during 2017 described in the CD&A were awarded under the 2014 STIP, and the Company intends to make awards under the 2017 STIP, if approved, starting in 2018. The terms of the 2017 STIP are similar to the terms of the 2014 STIP, which was approved by 95.6% of our shareholders.

The Company’s executive compensation program is designed so that a meaningful portion of each executive’s total compensation opportunity is placed at-risk through awards made under short-term and long-term incentive plans. The 2017 STIP will provide the Company with the ability to align the global executive team toward the achievement of Company performance objectives by basing annual cash incentive awards on the achievement of performance measures established by the Compensation Committee, which is comprised of independent directors. The final value of all performance awards will be based upon the achievement of specified financial, operational, and individual goals.

The 2017 STIP has been designed to permit the Compensation Committee to grant awards that are intended to meet the requirements of Section 162(m) of the IRC for qualified performance-based compensation so that the Compensation Committee has the ability to issue awards to our senior executives and preserve tax deductibility for the Company with respect to those awards. Section 162(m) requires shareholder approval of the material terms pursuant to which qualified performance-based compensation may be paid. Such material terms include:

•	Eligible Participants: The class of individuals eligible to participate as described below in the section entitled “Eligible Participants,”;

•	Individual Limits: The annual per-individual limit described below in the section entitled “Limitations of Individual Awards for Preserving Maximum Tax Deductibility Under 162(m)”; and

•	Performance Measures: The specific performance measures listed below under the section entitled “162(m) Performance Measures.”

The following summary is qualified in its entirety by reference to the complete text of the 2017 STIP, which is attached as Appendix A to this Proxy Statement.

Summary of the General Motors Company 2017 Short-Term Incentive Plan

Key Provisions	Description
Eligible Participants

Employees of the Company and its subsidiaries who are designated by the Compensation Committee to participate in the 2017 STIP, including employees who are subject to the limitations of Section 162(m) of the IRC, which generally include our CEO and the three other most-highly compensated executive officers (other than our CFO), referred to as “Covered Employees.”

Plan Administration

The 2017 STIP is administered by the Compensation Committee, which has the authority to: designate the eligible individuals who will receive awards; determine the target amounts and terms and conditions of awards; determine amounts payable that may be deferred; interpret and administer the 2017 STIP; establish, amend, suspend, or waive any rules and regulations under the 2017 STIP; and make any other determinations or take any other actions to administer the 2017 STIP. Subject to any limits established by the Compensation Committee, the Compensation Committee may delegate to one or more members of the Compensation Committee or officers of the Company (including the CEO) the authority to establish awards and take other actions under the 2017 STIP, provided that officers of the Company may not be delegated authority with respect to awards for Covered Employees whose awards are intended to constitute qualified performance-based compensation for purposes of Section 162(m) of the IRC.

Target Awards

The Compensation Committee will establish the terms of awards under the 2017 STIP, including the applicable performance period, the participating employees, the target awards (including any minimum or maximum amounts), the applicable performance objectives and targeted achievement levels, and any other applicable terms and conditions.

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ITEM NO. 3 – APPROVAL OF THE GENERAL MOTORS COMPANY 2017 SHORT-TERM INCENTIVE PLAN

Key Provisions	Description
Limitations of Individual Awards for Preserving Maximum Tax Deductibility Under 162(m)

In any given calendar year, no award to a Covered Employee that is intended to constitute qualified performance-based compensation for purposes of preserving maximum tax deductibility under Section 162(m) of the IRC may pay out at more than $15 million under the 2017 STIP.

For any award to a Covered Employee, during the beginning of the performance period, the Compensation Committee will establish and approve in writing one or more of the performance measures from the list described below, the targeted achievement levels for such performance measures, and an objective formula or methodology to determine the maximum amount payable under the award. After the end of the performance period, the Compensation Committee will certify in writing the extent to which the applicable performance measures have been satisfied and the amount payable with respect to the award. The Compensation Committee may then adjust such maximum amount downward as it deems appropriate, including to reflect any additional performance factors.

162(m) Performance Measures

The performance measures from which the Compensation Committee may choose for awards to Covered Employees intended to be qualified for purposes of Section 162(m) of the IRC, means any one or more of the following performance measures expressed on an absolute or adjusted basis, applied to either the Company as a whole or to a business unit, subsidiary, or business segment, and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, in each case, as specified by the Compensation Committee:

Asset turnover, cash flow, contribution margin, cost objectives, cost reduction, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), earnings per share, economic value added, free cash flow, increase in customer base, inventory turnover, liquidity, market share, net income, net income margin, operating cash flow, operating profit, operating profit margin, pre-tax income, productivity, profit margin, quality (internal or external measures), return on assets, return on net assets, return on capital, return on invested capital, return on equity, revenue, revenue growth, stockholder value, stock price, total shareholder return, and/or warranty experience.

Final Awards

After the end of the performance period, the Compensation Committee will determine the final awards by applying the performance objectives and making any adjustments to such objectives (upward or downward) that the Compensation Committee deems appropriate, subject to the limitations applicable to Covered Employees to the extent such awards are intended to constitute qualified performance-based compensation under Section 162(m) of the IRC.

Adjustments

With respect to the applicable performance period, the Compensation Committee may generally make adjustments to the performance measures, target achievement levels (including any minimum or maximum achievement levels) and other applicable terms and conditions as the Compensation Committee deems appropriate and equitable. If the Compensation Committee determines that a change in the business, operations, corporate structure, or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the applicable performance measures unsuitable, the Compensation Committee may in its discretion modify such performance objectives or the related minimum acceptable level of achievement, in whole or part; provided, however, that in the case of an award intended to qualify under Section 162(m) of the IRC, such modifications shall be made only to the extent that they would not disqualify such award under Section 162(m) of the IRC.

Payment of Awards	Final awards will be paid in cash after the end of the performance period; however, the Company may permit or require the deferral of awards pursuant to a deferred compensation plan or arrangement.
Effect of Termination of Service

Except as the Compensation Committee may determine in any individual case, awards will be treated as set forth below upon a participant’s termination of service prior to payment of the final award.

•    Death or Disability: In the event of a participant’s termination of employment due to death or disability, the final award will be determined and paid based on actual performance (without proration) after the end of the applicable performance period.

•    Full Career Status Termination: In the event of a participant’s voluntary termination of employment (i) at the age of 55 or older with 10 or more years of continuous service or (ii) at the age of 62 or older, the final award will be determined and paid based on actual performance on a prorated basis after the end of the applicable performance period.

•    Termination Pursuant to Approved Separation Agreement or Program: In the event of a participant’s termination of employment pursuant to an approved separation agreement or program, the participant will have no right to any portion of an award.

•    Other Terminations: Any unpaid portion of any award will be forfeited.

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ITEM NO. 3 – APPROVAL OF THE GENERAL MOTORS COMPANY 2017 SHORT-TERM INCENTIVE PLAN

Key Provisions	Description
Change in Control

In the event of a Change in Control (as such term is defined in the 2017 STIP), the minimum award payable to each participant in the 2017 STIP in respect of the fiscal year in which the Change in Control occurs shall be the greatest of:

•    The award or other annual bonus paid or payable to the participant in respect of the fiscal year prior to the year in which the Change in Control occurs;

•    The amount that would be payable to the participant if the Company achieved the target award for such fiscal year; or

•    The award amount that would be payable to the participant based on the Company’s actual performance and achievement of applicable performance measures for such fiscal year through the date of the Change in Control.

Clawback / Recoupment

Any awards issued under the 2017 STIP (including any amounts payable with respect to such awards) will be subject to the Company’s clawback or recoupment policies. The Company currently maintains the General Motors Policy on Recoupment of Incentive Compensation available on our website, gm.com/investors, under “Corporate Governance.”

Plan Amendments	The 2017 STIP may be amended by the Board of Directors, generally subject to stockholder approval to the extent required by applicable law.
Plan Term	The 2017 STIP is effective as of [ ], 2017 subject to shareholder approval, and no new awards will be issued under the 2017 STIP after [ ], 2022.

▶	New Plan Benefits

All employees (approximately 225,000) are eligible to receive awards under the 2017 STIP; however, we expect that awards will be made to approximately 1,700 employees annually, including approximately 14 executive officers of the Company. Non-employee directors are not eligible to receive awards under the 2017 STIP. As of the date of this Proxy Statement, no awards have been granted under the 2017 STIP. Awards under the 2017 STIP, if approved, would be granted at the discretion of the Compensation Committee as described above under “Plan Administration”. Therefore, benefits or amounts that will be received by or allocated to each named executive officer, all current executive officers as a group, and all employees who are not executive officers as a group, as well as the benefits or amounts that would have been so received or allocated had the 2017 STIP been in effect in 2016, are not presently determinable. The 2017 STIP is being presented for shareholder approval in order to permit the Compensation Committee to make awards under the 2017 STIP that are intended to constitute qualified performance-based compensation under Section 162(m) of the IRC. If the 2017 STIP is not approved by shareholders, it will not be adopted.

Vote Required

The affirmative vote of a majority of the shares of our common stock present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of this proposal. If you own shares through a broker, bank, or other nominee, you must instruct your broker, bank, or other nominee on how to vote your shares so that your shares will be represented and voted on this proposal.

The Board of Directors recommends a vote FOR the approval of the General Motors Company 2017 Short-Term Incentive Plan.

76

ITEM NO. 4 – APPROVAL OF THE GENERAL MOTORS COMPANY 2017 LONG-TERM INCENTIVE PLAN

The Board of Directors recommends shareholders vote FOR the approval of the 2017 Long-Term Incentive Plan (the “2017 LTIP”), which will allow for equity awards to support our overall performance-based compensation programs. Long-term, equity-based compensation is a critical component of our executive compensation structure that allows the Company to continue to attract, motivate, and retain the critical talent necessary to deliver long-term results to shareholders as our industry continues to evolve. The terms of the 2017 LTIP are similar to the terms of the 2014 LTIP, which was approved by 95.1% of our shareholders.

For the 2017 LTIP we are seeking approval of 42,000,000 shares of common stock, par value $0.01 per share, to provide equity-based compensation as approved by the Compensation Committee, which is comprised of independent directors. In determining the number of shares requested, the Company took several factors under consideration, such as market trends, feedback from investors, the 2017 compensation program described in the CD&A, the compensation levels we anticipate in the future, the types of awards that may be granted under the 2017 LTIP, and the potential dilution. As of February 28, 2017, the closing price of a share traded on the NYSE was $36.84 per share.

Upon approval, the 2017 LTIP will apply to new awards granted after our Annual Meeting. The remaining shares available under the 2014 LTIP and 2016 Equity Incentive Plan will only be used to settle outstanding awards granted respectively under each plan prior to our 2017 Annual Meeting. No new awards will be granted under our existing plans upon approval of the 2017 LTIP. Overall, we expect the requested shares under the 2017 LTIP to be sufficient for a period of two years, with an anticipated annual burn rate of approximately 1.2%, and we plan to seek shareholder approval of equity plans on a more regular basis in the future to confirm shareholders continue to support the terms of our equity compensation programs.

▶	2017 LTIP – Key Facts and Features

The 2017 LTIP will allow the Compensation Committee to continue to approve equity awards to support our overall performance-based compensation programs and align the long-term interests of our executives and shareholders. We are seeking shareholder approval to authorize 42,000,000 shares for issuance under the 2017 LTIP representing 2.8% of the outstanding shares of common stock as of February 28, 2017, which may be granted in the form of stock options, SARs, RSUs, restricted stock, performance awards, or other share-based awards. Under the 2017 LTIP, our annual burn rate is anticipated to be 1.2%. We intend to grant equity to approximately 1,700 employees representing less than 1% of our global workforce. The average concentration of equity awards to our NEOs from 2014-2016 has been approximately 10.6% which demonstrates that our equity granting practices are broad-based, and we expect this to continue under the 2017 LTIP.

The 2017 LTIP retains key features that protect shareholders’ interests and aligns to our compensation principles and practices discussed in the CD&A:

✓	Majority of Grants are Performance-Based – Equity awards will continue to be primarily performance-based with a balanced mix of PSUs, stock options and/or RSUs.

✓

Minimum Vesting Periods – Generally, no stock options or SARs will vest prior to the first anniversary of the vesting commencement date, and restricted stock, RSUs or performance awards will vest over a period of not less than three years from the vesting commencement date.

✓

Double-Trigger Change in Control – Awards that are continued or converted into similar awards of the successor company will not accelerate vesting based solely on a change in control, and gross-ups are not provided to cover personal income taxes or excise taxes.

✓

No Dividend Equivalent Payments on Unearned Awards – Restricted stock, RSUs, performance awards, and other stock-based awards will only receive dividend equivalent payments once awards are earned and settled. Stock options and SARs are generally not eligible for dividend equivalents.

✓	No “Evergreen” Provisions – The plan does not allow for automatic increases in the number of shares available under the plan.

✓

No Repricing of Stock Options or SARs – The repricing of stock options or SARs, or any other action that has the effect of reducing the exercise price of stock options or SARs, including voluntary surrender and re-grant, or the exchange of underwater stock options or SARs for cash or any other security, is prohibited without shareholder approval (other than adjustments in connection with a corporate transaction or restructuring).

✓	No Discounted Stock Options or SARs – The plan prohibits granting stock options or SARs with an exercise price less than the fair market value of GM common stock on the date of grant.

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ITEM NO. 4 – APPROVAL OF THE GENERAL MOTORS COMPANY 2017 LONG-TERM INCENTIVE PLAN

✓

No Recycling of Shares – Shares surrendered or withheld in payment for any grant, purchase, exercise price of an award or taxes related to an award and shares repurchased in the open market using stock option proceeds will not again become available for grant.

✓	Clawback/Recoupment – Any awards granted under the 2017 LTIP are subject to the Company’s clawback or recoupment policies.

▶	2017 LTIP - Potential Equity Dilution and Historical Annual Share Usage

While equity-based awards are an important part of our performance-based compensation programs, we are mindful of our responsibility to our shareholders to exercise judgment in granting these awards. The table below provides a summary of the outstanding awards and shares available under all of the Company’s existing equity incentive plans as of December 31, 2016 and February 28, 2017.

	As of December 31, 2016	As of February 28, 2017
Stock Options Outstanding under the Plans	25,500,000	24,900,000
Vested and Unexercised	100,000	9,600,000
Unvested	25,400,000	15,300,000
Weighted Average Exercise Price of Stock Options Outstanding	$ 31.31	$ 31.31
Weighted Average Remaining Term of Stock Options Outstanding	8.58	8.42
Full Value Awards Outstanding under the Plans	29,600,000	29,300,000
Outstanding PSUs (at target)	20,800,000	23,100,000
Outstanding RSUs	6,500,000	4,300,000
Outstanding RSAs	2,300,000	1,900,000
Total Awards Outstanding under the Plans	55,100,000	54,200,000
Shares Available under the Plans	13,034,248	6,361,524	(1)

(1)	No new awards will be granted under our existing plans upon approval of the 2017 LTIP.

Shares Requested under the 2017 LTIP:	42,000,000
GM Common Stock Outstanding (as of February 28, 2017):	1,506,727,754

•

Overhang: As of February 28, 2017, there were approximately 6.4 million shares authorized and available for issuance under the 2014 LTIP and the 2016 Equity Incentive Plan and 54.2 million shares subject to awards outstanding under such equity incentive plans, representing 4.0% of the outstanding common stock as of February 28, 2017 on a fully diluted basis (the “Overhang Percentage”). The 42,000,000 shares requested under the 2017 LTIP would increase the Overhang Percentage to approximately 6.8%. We believe this represents a reasonable amount of potential equity dilution that will allow us to continue granting equity awards, which is an important component of our executive compensation structure.

•

Share Usage: The annual share usage under the Company’s equity incentive plans for the last three fiscal years is presented below. The features of these plans are discussed further in Note 21 to the Consolidated Financial Statements, “Stock Incentive Plans” in our 2016 Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

		2016	2015	2014	3-Year Average
A	Full Value Awards Granted During Fiscal Year	21,200,000	6,900,000	12,100,000
	PSUs Granted (at target)	14,100,000	4,100,000	3,900,000
	RSUs Granted	3,700,000	2,800,000	8,200,000
	RSAs Granted	3,400,000	—	—
B	Stock Options Granted During Fiscal Year	—	26,400,000	—
	Time-Based Stock Options Granted	—	10,600,000	—
	Performance Stock Options Granted	—	15,800,000	—
C	Total Awards Granted During Fiscal Year [A + B]	21,200,000	33,300,000	12,100,000
D	Basic Weighted-Average GM Common Stock Outstanding	1,540,000,000	1,586,000,000	1,605,000,000
	Burn Rate Including Performance Awards Granted [C / D]	1.4%	2.1%	0.8%	1.4%
	Burn Rate Including Performance Awards Vested/Earned [C(2) / D]	0.5%	0.8%	0.5%	0.6%
E	GM Common Stock Repurchased(1)	77,000,000	102,000,000	5,000,000
F	% of Equity-Based Awards Granted to NEOs	4.7%	18.6%(3)	8.4%	10.6%

(1)

The total number of shares repurchased during the three-year period was 184 million shares; this data is provided for information only as repurchased shares are not available for issuance under the equity incentive plans.

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ITEM NO. 4 – APPROVAL OF THE GENERAL MOTORS COMPANY 2017 LONG-TERM INCENTIVE PLAN

(2)

Awards with performance conditions include PSUs and performance stock options. The following table details the amounts granted and vested or earned in the last three fiscal years to all eligible participants:

	Number of PSUs	Number of Performance Stock Options
Unvested at December 31, 2013	—	—
Granted	3,900,000	—
Vested or Earned	—	—
Forfeited	100,000	—
Unvested at December 31, 2014	3,800,000	—
Granted	4,100,000	15,800,000
Vested or Earned	—	—
Forfeited	300,000	100,000
Unvested at December 31, 2015	7,600,000	15,700,000
Granted	14,100,000	—
Vested or Earned	—	—
Forfeited	900,000	400,000
Unvested at December 31, 2016	20,800,000	15,300,000

(3)	Includes one-time DSV stock options granted to all senior leaders in exchange for non-compete and non-solicitation terms.

•

Stock Repurchase Program: Our stock repurchase program has more than offset the dilution of our equity incentive programs. We have repurchased 184 million shares totaling $6.2 billion since 2014 with a remaining $8 billion in common stock the Board has authorized to be repurchased.

▶	2017 LTIP – Section 162(m) of the IRC

The 2017 LTIP has been designed to permit the Compensation Committee to grant awards that are intended to meet the requirements of Section 162(m) of the IRC for qualified performance-based compensation so that the Compensation Committee has the ability to issues awards to our senior executives and preserve tax deductibility for the Company with respect to those awards. Section 162(m) requires shareholder approval of the material terms pursuant to which qualified performance-based compensation may be paid. Such material terms include:

•	Eligible Participants: The class of individuals eligible to participate, as described below in the section entitled “Eligible Participants,”;

•	Individual Limits: The annual per-individual limits described below in the section entitled “Limitations of Individual Awards for Preserving Maximum Tax Deductibility Under 162(m)”; and

•	Performance Measures: The specific performance measures listed below under the section entitled “162(m) Performance Measures.”

The following summary is qualified in its entirety by reference to the complete text of the 2017 LTIP, which is attached as Appendix B to this Proxy Statement.

Summary of the General Motors Company 2017 Long-Term Incentive Plan

Key Provisions	Description
Eligible Participants	Officers, employees, consultants, advisors, and non-employee directors who are designated by the Compensation Committee to participate in the 2017 LTIP.
Shares Subject to Plan

The 2017 LTIP authorizes a pool of 42,000,000 shares of common stock from which stock options, SARs, RSUs, restricted stock, performance awards, and other stock-based awards may be granted. No more than 42,000,000 shares may be issued in respect of incentive stock options.

Plan Administration

The 2017 LTIP is administered by the Compensation Committee, which has the authority to: designate the eligible individuals who will receive awards; determine the amounts and terms and conditions of awards (including vesting terms); determine amounts payable that may be deferred; interpret and administer the 2017 LTIP; prescribe the form of award documentation under the 2017 LTIP; establish, amend, suspend, or waive any rules and regulations under the 2017 LTIP; and make any other determinations or take any other actions to administer the 2017 LTIP. Subject to the limits established by the Compensation Committee, the Compensation Committee may delegate to one or more members of the Compensation Committee or officers of the Company (including the CEO) the authority to grant awards and take other actions under the 2017 LTIP, provided that officers of the Company may not be delegated authority with respect to awards for Covered Employees whose awards are intended to constitute qualified performance based compensation for purposes of Section 162(m) of the IRC.

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ITEM NO. 4 – APPROVAL OF THE GENERAL MOTORS COMPANY 2017 LONG-TERM INCENTIVE PLAN

Key Provisions	Description
Award Types	Stock options, SARs, RSUs, restricted stock, performance awards, other stock-based awards and cash incentive awards.
Stock Options and SARs

The Compensation Committee is authorized to grant stock options to purchase shares of common stock (including incentive stock options) and SARs (which provide the right to receive a payment or a number of shares equal to the increase in value above the exercise price). The exercise price of stock options and SARs may not be lower than the fair market value of the underlying shares on the date of grant. The term of any stock option will not be more than ten years and two days (or for SARs or incentive stock options, ten years) from the date of grant.

Restricted Stock and RSUs	The Compensation Committee is authorized to grant restricted stock and RSUs (which provide the right to receive the value of the underlying shares, either in cash, shares, or a combination thereof).
Performance Awards

The Compensation Committee is authorized to grant performance awards, which may be denominated in cash, shares or units, or a combination thereof, to be earned upon the achievement of performance conditions specified by the Compensation Committee.

Limitations of Individual Awards for Preserving Maximum Tax Deductibility Under 162(m)

In any given calendar year, for awards intended to qualify as performance-based compensation for purposes of preserving maximum tax deductibility under Section 162(m) of the IRC, the following limitations apply:

•    The number of shares underlying stock options and SARs issued to any individual may not exceed 5,000,000.

•    The maximum number of shares under awards of restricted shares, RSUs, and performance-based awards issued to any individual may not exceed 2,500,000.

•    The maximum payout under any performance awards designated in cash issued to any individual may not exceed $40 million.

162(m) Performance Measures

If the Compensation Committee intends for a performance award to constitute qualified performance-based compensation for purposes of Section 162(m) of the IRC, the award will be subject to a formula established in advance based on the achievement during the performance period of one or more of the following performance criteria, expressed on an absolute or an adjusted basis, and which may be based on an absolute or relative measure (e.g., relative to the performance of other companies or an index):

Asset turnover, cash flow, contribution margin, cost objectives, cost reduction, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), earnings per share, economic value added, free cash flow, increase in customer base, inventory turnover, liquidity, market share, net income, net income margin, operating cash flow, operating profit, operating profit margin, pre-tax income, productivity, profit margin, quality (internal or external measures), return on assets, return on net assets, return on capital, return on invested capital, return on equity, revenue, revenue growth, stockholder value, stock price, total shareholder return, and/or warranty experience.

For performance awards not intended to constitute qualified performance-based compensation for purposes of Section 162(m) of the IRC, the Compensation Committee may select additional performance criteria.

Adjustments

With respect to the applicable performance period, if the Compensation Committee determines that a change in the business, operations, corporate structure, or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the applicable performance measures unsuitable, the Compensation Committee may in its discretion modify such performance objectives or the related minimum acceptable level of achievement, in whole or part, as the Compensation Committee deems appropriate and equitable; provided, however, that in the case of a performance award intended to qualify under Section 162(m) of the IRC, such modifications shall be made only to the extent that they would not disqualify such performance award under Section 162(m) of the IRC.

Dividend Equivalent Rights

Restricted stock, RSUs, performance awards, and other stock-based awards will generally provide dividend equivalent rights, which will accrue and be paid upon vesting or settlement of awards, provided that no dividend payments will be made with respect to shares that are not ultimately earned and settled. Stock options and SARs will not be eligible for dividend equivalent rights, unless otherwise determined by the Compensation Committee.

Minimum Vesting Period

Stock options and SARs: In general, no portion of an award is intended to vest prior to the first anniversary of the vesting commencement date; however, the Compensation Committee may provide for shorter vesting if appropriate under the circumstances.

Restricted Stock, RSUs and Performance Awards: Awards will generally vest in whole or in part over a period of not less than three years from the vesting commencement date; however, the Compensation Committee may provide for shorter vesting, if appropriate under the circumstances.

80

ITEM NO. 4 – APPROVAL OF THE GENERAL MOTORS COMPANY 2017 LONG-TERM INCENTIVE PLAN

Key Provisions	Description
Effect of Termination of Service

Except as otherwise provided for in an award agreement, or as the Compensation Committee may determine in any individual case, a participant’s outstanding awards will be treated as set forth below upon his or her termination of service:

Death:

•    Stock options and SARs immediately vest and remain exercisable until the earlier of three years after death or the original expiration date.

•    Restricted stock and RSUs vest and are settled within 90 days after death.

•    Performance awards will have any service-based vesting waived, will be earned based upon the achievement of the applicable performance conditions, and will be paid or settled on the scheduled settlement date.

Disability:

•    Stock options and SARs continue to vest and become exercisable in accordance with the vesting schedule and remain exercisable until the original expiration date.

•    Restricted stock and RSUs continue to vest and settle on the scheduled settlement dates.

•    Performance awards will have any service-based vesting waived, will be earned based upon the achievement of the applicable performance conditions, and will be paid or settled on the scheduled settlement date.

Full Career Status Termination (age 55 or older with ten or more years of continuous service or age 62 or older):

•    Stock options and SARs continue to vest and become exercisable in accordance with the vesting schedule and remain exercisable until the original expiration date; provided that the amount of the award will be prorated if termination occurs prior to the one-year anniversary of grant (or if earlier, the vesting commencement date as set forth in the award document).

•    Restricted stock and RSUs continue to vest and settle on the original settlement dates; provided that the amount of the award will be prorated if termination occurs prior to the one-year anniversary of grant (or if earlier, the vesting commencement date as set forth in the award document).

•    Performance awards will have any service-based vesting waived, will be earned based upon the achievement of the applicable performance conditions, and will be paid or settled on the original settlement date or dates; provided that the award will be prorated if termination occurs within the first year of the performance period.

Other Terminations, including Termination Pursuant to an Approved Separation Agreement or Program:

•    The participant will not be entitled to retain any portion of an award; provided that any vested stock options or SARs shall remain exercisable until the earlier of 90 days after termination or the original expiration date.

Change in Control

The 2017 LTIP generally provides for “double-trigger” change in control protection such that if awards are continued or converted into similar awards of the successor company, the awards will be subject to accelerated vesting in the event of a participant’s termination of service by the Company without cause or by the participant for good reason within 24 months after the change in control. If awards are not continued or converted into similar awards of the successor company, then the awards will have accelerated vesting upon the change in control.

With respect to any outstanding performance awards, in the event of a change in control the performance period will end immediately prior to such change in control, achievement of the applicable performance criteria will be determined at such time, and the number of shares deemed earned will be converted into a time vesting award that will be paid or settled on the original settlement date or dates, provided that such awards will be subject to accelerated vesting in the event of the participant’s termination of service by the Company without cause or by the participant for good reason within 24 months after the change in control.

Clawback / Recoupment

Any awards granted under the 2017 LTIP (including any amounts or benefits payable under such awards) will be subject to the Company’s clawback or recoupment policies. The Company currently maintains the General Motors Policy on Recoupment of Incentive Compensation available on our website, gm.com/investors, under “Corporate Governance.”

Plan Amendments

The 2017 LTIP may be amended by the Board of Directors or the Compensation Committee, generally subject to stockholder approval to the extent required by applicable law or applicable stock exchange rules and the consent of the affected participant if the amendment would materially adversely affect the rights of such participant under any outstanding award, and subject to certain other limitations included in the 2017 LTIP.

Plan Term

The 2017 LTIP is effective as of [            ], 2017, subject to the approval of shareholders, and no awards will be granted under the 2017 LTIP after [            ], 2027 or such earlier time as the maximum number of shares available for issuance under the 2017 LTIP have been issued or the Board terminates the 2017 LTIP.

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ITEM NO. 4 – APPROVAL OF THE GENERAL MOTORS COMPANY 2017 LONG-TERM INCENTIVE PLAN

▶	New Plan Benefits and Awards Subject to Approval of the 2017 LTIP

Under the Company’s compensation policies, a significant portion of the total compensation of the Company’s executive team will be linked to the achievement of objective performance criteria approved by the Compensation Committee and individual service to the Company. The dollar value and number of awards to be granted in the future to eligible participants under the 2017 LTIP are generally not currently determinable because the value and number of such awards are subject to the discretion of the Compensation Committee.

While future benefits under the 2017 LTIP are generally not determinable, in early 2017 the Compensation Committee approved the long-term incentive awards presented below. These awards are earned over the period from 2017-2019 (the “2017-2019 LTIP Awards”) and consist of PSUs, RSUs, and stock options. The PSUs and RSUs were granted on February 14, 2017 under the 2014 Long-Term Incentive Plan (the “2014 LTIP”), and the stock options are expected to be granted under the 2017 LTIP if shareholder approval of the 2017 LTIP is obtained. The stock option dollar values presented below will be converted to a number of stock options on their grant date which, if the 2017 LTIP is approved by shareholders, will be [                    ], 2017.

Each 2017-2019 LTI Award consists of PSUs and stock options or PSUs and RSUs, depending on employee level. The stock options and RSUs will vest ratably on an annual basis over the period from 2017-2019, based on continued service (subject to the “termination of service” provisions of the 2017 LTIP or 2014 LTIP, as applicable). The PSUs will be earned at a level between 0 to 200% of target, based on the achievement of performance conditions relating to Relative ROIC-Adjusted and Relative TSR, with the maximum payout being 200% of target. PSUs that are earned will then vest based on continued service through the settlement date (subject to the “termination of service” provisions of the 2014 LTIP). Seventy-five percent (75%) of each participant’s 2017-2019 LTI Award is allocated to PSUs. Each unit has a value equal to one share of common stock. The earned PSUs, if any, will be settled in 2020 in shares of common stock.

NEW PLAN BENEFITS

2017-2019 LTI Awards(1)
Name and Position		Dollar Value ($)	Number of Units or Options (#)
Mary T. Barra, Chairman & Chief Executive Officer	Stock Options: Target PSUs:	3,250,000 9,750,000	261,816	(2)
Charles K. Stevens, III, Executive Vice President & Chief Financial Officer	Stock Options: Target PSUs:	931,250 2,793,750	75,021	(2)
Daniel Ammann, President	Stock Options: Target PSUs:	1,234,375 3,703,125	99,440	(2)
Mark L. Reuss, Executive Vice President, Global Product Development, Purchasing and Supply Chain	Stock Options: Target PSUs:	1,012,500 3,037,500	81,566	(2)
Alan Batey, Executive Vice President & President, North America	Stock Options: Target PSUs:	673,425 2,020,275	54,251	(2)
Executive Group (all current executive officers, including the named executive officers listed above)	Stock Options: Target PSUs:	10,044,325 30,132,975	809,165	(2)
Non-Executive Director Group (non-employee directors)	Stock Options: Target PSUs:	0 0	0 0
Non-Executive Officer Employee Group (excluding any executive officers and the named executive officers listed above)	Stock Options: Target PSUs: RSUs:	21,966,457 156,787,313 30,295,981	4,211,141 814,226	(2)

(1)

The dollar value shown for PSUs, RSUs and stock options is based on the target LTIP amount. The number of units shown for PSUs and RSUs is calculated based on the allocated target amount divided by the closing share price on the date of grant. PSUs and RSUs were granted on February 14, 2017 under the 2014 LTIP. The number of stock options subject to each award will be calculated based on the allocated target amount divided by the Black-Scholes option valuation using the closing share price on the date of grant. The grant date fair value of awards will be computed in accordance with FASB ASC Topic 718 and, for awards granted to named executive officers, displayed in the Summary Compensation Table of the 2018 Annual Proxy Statement.

(2)	The number of stock options will be determined on the date of grant following shareholder approval of the 2017 LTIP.

The 2017 LTIP will become effective upon shareholder approval of the 2017 LTIP. All employees (approximately 225,000) and 10 non-employee directors are eligible to receive awards under the 2017 LTIP, as well as certain of the Company’s consultants and advisors (who have not yet been identified); however, we expect that awards will be made to approximately 1,700 employees. The terms of the 2017 LTIP permit the grant of awards to non-employee directors, however, such awards are not currently contemplated under the current terms of the non-employee director compensation program; we do have the flexibility to update the program as deemed appropriate.

We intend to file with the SEC a registration statement on Form S-8 covering the shares issuable under the 2017 LTIP.

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ITEM NO. 4 – APPROVAL OF THE GENERAL MOTORS COMPANY 2017 LONG-TERM INCENTIVE PLAN

▶	Federal Income Tax Consequences for Awards

Applicable disclosure rules require us to include a brief summary of the federal income tax consequences applicable to awards that may be granted under the 2017 LTIP:

Non-Qualified Stock Options: When an optionee exercises a stock option, the amount by which the fair market value of the stock underlying the stock option on the date of exercise exceeds the exercise price of the stock option is taxed as ordinary income to the optionee in the year of exercise and generally will be allowed as a deduction for federal income tax purposes to the Company in the same year. When an optionee disposes of shares acquired by the exercise of the stock option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as a long- or short-term capital gain to the optionee, depending upon the holding period of the shares. If the amount received is less than the market value of the shares on the date of exercise, the loss will be treated as a long- or short-term capital loss, depending upon the holding period of the shares.

Incentive Stock Options: When an optionee exercises an incentive stock option while employed by the Company or a subsidiary or within the three-month (one year for disability) period after termination of service, no ordinary income (other than alternative minimum tax) will be recognized by the optionee at that time. If the shares acquired upon exercise are not disposed of until more than two years after the stock option was granted and one year after the date of exercise, the excess of the sale proceeds over the aggregate option price of such shares will be treated as long-term capital gain to the optionee, and the Company will not be entitled to a tax deduction under such circumstances. However, if the shares are disposed of prior to such date (a “disqualifying disposition”), any portion of the proceeds representing the excess of the fair market value of such shares at the time of exercise over the aggregate option price (but generally not more than the amount of gain realized on the disposition) will generally be ordinary income to the optionee at the time of such disqualifying disposition and the Company generally will be entitled to a federal tax deduction equal to the amount of ordinary income so recognized by the optionee. If an incentive stock option is exercised more than three months (one year for disability) after termination of service, the tax consequences are the same as described above for non-qualified stock options.

Restricted Stock: A participant generally will not be taxed upon the grant of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the stock at the time the stock vests. The Company will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of such vesting. Any cash dividends paid on the restricted stock before vesting will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the IRC, a participant may elect to recognize ordinary income at the time the restricted stock is awarded in an amount equal to the fair market value of the restricted stock at that time, notwithstanding the fact that such restricted stock is unvested. If such an election is made, no additional taxable income will be recognized by such participant at the time the restricted stock vests. The Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by the participant.

RSUs: In general, the grant of RSUs (including PSUs) will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction at the same time and in the same amount.

Other Awards: With respect to other awards granted under the 2017 LTIP, including other share-based award and cash incentive awards, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any shares or other property received will be ordinary income to the participant, and the Company generally will be entitled to a tax deduction at the same time and in the same amount.

83

ITEM NO. 4 – APPROVAL OF THE GENERAL MOTORS COMPANY 2017 LONG-TERM INCENTIVE PLAN

▶	Equity Compensation Plan Information

The following table provides information as of December 31, 2016, about the Company’s common stock that may be issued upon the exercise of options, warrants, and rights under all of the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (A)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (B)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (excluding securities reflected in column (A)) (C)
Equity compensation plans approved by security holders	44,968,420	(1)	$31.31	(2)	12,905,263
Equity compensation plans not approved by security holders(3)	10,150,089	(4)	—		128,985
Total	55,118,509		$31.31		13,034,248

(1)	The number includes the following:

a.	25,492,982 shares represent options granted as part of the DSV grant.

b.	13,092,611 shares represent PSU awards assuming performance is achieved at target. For performance above target, awards may be settled in common stock or cash.

c.	6,382,827 shares represent RSUs.

(2)	This is the weighted-average exercise price of the 25,492,982 options outstanding granted as part of the DSV grant. No other options have been granted.

(3)	2016 Equity Incentive Plan, refer to Note 21 in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(4)	Represents RSUs, restricted stock, and PSUs. PSUs may be issued upon achievement of performance conditions.

Vote Required

The affirmative vote of a majority of the shares of our common stock present or represented by proxy and entitled to vote at the Annual Meeting is required for approval of this proposal. If you own shares through a broker, bank, or other nominee, you must instruct your broker, bank, or other nominee on how to vote your shares so that your shares will be represented and voted on this proposal.

The Board of Directors recommends a vote FOR the approval of the General Motors Company 2017 Long-Term Incentive Plan.

84

ITEM NO. 5 –  RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. To oversee continuing audit independence and objectivity, the Audit Committee periodically considers whether there should be a rotation of the independent registered public accounting firm. In accordance with the mandated rotation of the accounting firm’s lead engagement partner, the Audit Committee is also involved in the selection of the accounting firm’s lead engagement partner working with Deloitte & Touche LLP (“Deloitte”), with input from management.

The Audit Committee annually evaluates the performance of the independent auditor and reviewed the following performance factors in deciding whether to retain the independent auditor:

•	The quality and candor of Deloitte’s communications with the Audit Committee and management;

•	The effectiveness and efficiency of Deloitte’s audit services and the results from periodic management and Audit Committee performance assessments;

•	Deloitte’s independence;

•	Deloitte’s global capabilities, technical expertise, and knowledge of the Company’s global operations and industry;

•	Available external data about quality and performance, including recent Public Company Accounting Oversight Board reports on Deloitte and its peer firms;

•	The appropriateness of Deloitte’s fees; and

•	Deloitte’s tenure as our independent auditor.

Following this evaluation, the Audit Committee has selected Deloitte as GM’s independent registered public accounting firm for 2017. The Audit Committee believes that the retention of Deloitte to serve as the Company’s independent registered public accounting firm for 2017 is in the best interest of the Company and its shareholders. Deloitte and its predecessor companies have been GM’s or General Motors Corporation’s auditors since 1918. The Audit Committee considers Deloitte well qualified, with offices or affiliates in or near most locations in the U.S. and other countries where General Motors operates.

The Board of Directors has concurred in an advisory capacity with the Audit Committee’s selection of Deloitte, and the appointment of Deloitte will be submitted to the shareholders at the Annual Meeting for ratification. If the shareholders do not ratify the selection of Deloitte as the independent registered public accounting firm for the Company for 2017, the Audit Committee will reconsider whether to engage Deloitte, but may ultimately determine to engage that firm or another audit firm without resubmitting the matter to shareholders. Among the factors the Audit Committee may consider in making this determination are the difficulty and the expense of changing independent registered public accounting firms in the middle of a fiscal year. Even if the shareholders ratify the selection of Deloitte, the Audit Committee may in its sole discretion terminate the engagement of Deloitte and direct the appointment of another independent registered public accounting firm at any time during the year, although it has no current intention to do so. Representatives of Deloitte will attend the Annual Meeting and will have the opportunity to make any statement they wish. They will also be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR the proposal to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for GM and its subsidiaries for 2017.

The following Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference in this Proxy Statement or any portion hereof into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed thereunder.

85

ITEM NO. 5 – RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017

Audit Committee Report

The Audit Committee (the “Committee”) of the General Motors Board of Directors is a standing committee composed of four directors who meet the independence, financial expertise, and other qualification requirements of the NYSE and applicable securities laws. It operates under a written charter adopted by the Committee and approved by the Board of Directors, which is posted on our website at gm.com/investors, under “Corporate Governance.” The members of the Committee are Thomas M. Schoewe (Chair), Linda R. Gooden, Jane L. Mendillo, and Michael G. Mullen. The Board has determined that Mr. Schoewe, Ms. Gooden, and Ms. Mendillo qualify as “audit committee financial experts” as defined by the SEC’s regulations. The Committee annually selects the Company’s independent registered public accounting firm (“auditor”).

Management is responsible for the Company’s internal controls and the financial reporting process and has delivered its opinion on the effectiveness of the Company’s controls. The auditor is responsible for performing an independent audit of the Company’s consolidated financial statements and opining on the effectiveness of those controls in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and issuing its reports thereon. As provided in its charter, the Committee’s responsibilities include monitoring and overseeing these processes.

Consistent with its charter responsibilities, the Committee has met and held discussions with management and Deloitte & Touche LLP (“Deloitte”), the Company’s auditor for 2016, regarding the Company’s audited financial statements and internal controls for the year ended December 31, 2016. In this context, management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Committee reviewed and discussed the consolidated financial statements with management and the auditor and further discussed with the auditor the matters required to be discussed by the standards of the PCAOB.

The Company’s auditor has also provided to the Committee the written disclosures and the letter required by the applicable requirements of the PCAOB concerning independence, and the Committee has discussed with the auditor the auditor’s independence. The Committee has also considered and determined that the provision of non-audit services provided to GM is compatible with maintaining the auditor’s independence. The Committee concluded that Deloitte is independent from the Company and its management.

Based upon the Committee’s discussions with management and the auditor as described in this report and the Committee’s review of the representation of management and the reports of the auditors to the Committee, the Committee recommended to the Board of Directors and the Board of Directors approved the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the U.S. Securities and Exchange Commission on February 7, 2017.

Audit Committee

Thomas M. Schoewe (Chair)

Linda R. Gooden

Jane L. Mendillo

Michael G. Mullen

86

ITEM NO. 5 – RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2017

Fees Paid to Independent Registered Public Accounting Firm

The Committee retained Deloitte to audit the Company’s consolidated financial statements and the effectiveness of internal controls, as of and for the year ended December 31, 2016. The Company and its subsidiaries also retained Deloitte and certain of its affiliates, as well as other accounting and consulting firms, to provide various other services in 2016. Deloitte initially presents the proposed annual audit services and their related fees to the Committee for approval on an audit-year basis.

The services performed by Deloitte in 2016 were preapproved in accordance with the preapproval policy and procedures established by the Audit Committee. This policy requires that prior to the provision of services by the auditor, the Committee will be presented, for consideration, a description of the types of Audit-Related, Tax, and All Other Services expected to be performed by the auditor during the fiscal year, with amounts budgeted for each category (Audit-Related, Tax, and All Other Services). Any requests for such services for $1 million or more not contemplated and approved by the Committee initially must thereafter be submitted to the Committee (or the Chair of the Committee in an urgent case) for specific preapproval. Requests for services less than $1 million individually can be approved by management based on the amounts approved for each category. Management must report actual spending for each category to the full Committee periodically during the year.

These services are actively monitored (both spending level and work content) by the Committee to maintain the appropriate objectivity and independence in Deloitte’s core work, which is the audit of the Company’s consolidated financial statements and internal control. The Committee determined that all services provided by Deloitte in 2016 were compatible with maintaining the independence of Deloitte.

The following table summarizes Deloitte fees billed or expected to be billed in connection with 2016 services. For comparison purposes, actual billings for 2015 services are also displayed.

Type of Fees	2016 ($ in millions)	2015 ($ in millions)
Audit	33	32
Audit-Related	6	5
Tax	5	5
Subtotal	44	42
All Other Services	6	3
TOTAL	50	45

Audit Fees – Includes fees for the integrated audit of the Company’s annual consolidated financial statements and attestation of the effectiveness of the Company’s internal controls over financial reporting, including reviews of the interim financial statements contained in the Company’s Quarterly Reports on Form 10-Q and audits of statutory financial statements.

Audit-Related Fees – Includes fees for assurance and related services that are traditionally performed by the independent registered public accounting firm. More specifically, these services include employee benefit plan audits, comfort letters in connection with funding transactions, other attestation services, and consultation concerning financial accounting and reporting standards.

Tax Fees – Includes fees for tax compliance, tax planning, and tax advice. Tax compliance involves preparation of original and amended tax returns and claims for refund. Tax planning and tax advice encompass a diverse range of services, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions and employee benefit plans, and requests for rulings or technical advice from taxing authorities.

All Other Fees – Includes fees for other advisory services related to risk management, contract compliance activities, and product-related data enhancement.

87

ITEM NO. 6 – SHAREHOLDER PROPOSAL REGARDING INDEPENDENT BOARD CHAIRMAN

James McRitchie, 9295 Yorkship Court, Elk Grove, CA 95758, owner of approximately 50 shares of Common Stock, and James Dollinger, 6193 Stonegate Parkway, Flint, MI 48532, owner of approximately 50 shares of Common Stock, have given notice that they intend to present for action at the annual meeting the following shareholder proposal:

Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next CEO transition, implemented so it did not violate any existing agreement. If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. This proposal requests that all the necessary steps be taken to accomplish the above.

Caterpillar reversed itself by naming an independent board chairman in October 2016. Caterpillar had opposed a shareholder proposal for an independent board chairman as recent as its June 2016 annual meeting. Wells Fargo also reversed itself and named an independent board chairman in October 2016.

According to Institutional Shareholder Services 53% of the Standard & Poors 1,500 firms separate these 2 positions – “2015 Board Practices,” April 12, 2015. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix.

It is the responsibility of the Board of Directors to protect shareholders’ long-term interests by providing independent oversight of management. By setting agendas, priorities and procedures, the Chairman is critical in shaping the work of the Board.

Having a board chairman who is independent of management is a practice that will promote greater management accountability to shareholders and lead to a more objective evaluation of management.

A number of institutional investors said that a strong, objective board leader can best provide the necessary oversight of management. Thus, the California Public Employees’ Retirement System’s Global Principles of Accountable Corporate Governance recommends that a company’s board should be chaired by an independent director, as does the Council of Institutional Investors. An independent director serving as chairman can help ensure the functioning of an effective board.

Please vote to enhance shareholder value: Independent Board Chairman – Proposal 6.

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ITEM NO. 6 – SHAREHOLDER PROPOSAL REGARDING INDEPENDENT BOARD CHAIRMAN

The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

Your Board believes it is in the best interests of the Company and its shareholders for the Board to have flexibility in determining the leadership structure of the Board.

The policy advocated by this proposal would take away the Board’s discretion to evaluate and change its leadership structure. Your Board believes that the Company and its shareholders are best served when the Board has the flexibility to choose the most appropriate Board leadership structure at the relevant time and the most qualified individual to serve as Chairman. The Board retains the authority to separate the positions of Chairman and CEO and to elect an independent Chairman if it deems such action appropriate. While the Board has in the past and may again in the future determine that the interests of the Company would be best served by separating the roles of Chairman and CEO, the Board believes that, a combined role best serves the Company at this time, coupled with an independent director who serves as the Board’s Lead Director, with broad authority and responsibility over Board governance and operations. The Board made this decision following an annual assessment of the Company’s corporate governance structure. The Board believes that having a combined Chairman and CEO along with a strong Independent Lead Director provides an efficient and effective leadership structure.

Your Board believes that Mary Barra’s service as Chairman & CEO provides a clear and unified strategic vision for GM during a time of unprecedented industry change.

As further described under “Board Leadership Structure” beginning on page 28 in this Proxy Statement, the Board determined that its current leadership structure facilitates the Board’s oversight role by providing a clear and unified strategic vision for GM during a time of unprecedented industry change. As the individual with primary responsibility for managing the Company, Ms. Barra’s in-depth knowledge of GM’s businesses and understanding of day-to-day operations brings focused leadership to your Board. The structure also reinforces accountability for the Company’s performance and provides continuity for employees, shareholders and external stakeholders.

Ms. Barra’s Board leadership is complimented by a strong Independent Lead Director.

Our Bylaws and Corporate Governance Guidelines provide that the independent directors will annually elect a Lead Director from among the independent directors serving on the Board whenever the Chairman is not an independent director. The Board recognizes the importance of strong independent leadership on the Board and believes that as the Independent Lead Director, Mr. Solso provides leadership and oversight for shareholders, including focus on strategic oversight, compliance, governance and CEO succession planning. The specific duties of the Independent Lead Director are discussed on page 29 in this Proxy Statement.

GM’s Strong Corporate Governance Practices reinforce management accountability.

In addition to the Independent Lead Director role, the Board has in place other mechanisms to reinforce management accountability with meaningful independent oversight, including: executive sessions at most Board meetings without management present, key Board committees composed exclusively of independent directors, and directors’ unrestricted access to management and independent advisors.

The Board regularly seeks and considers feedback from shareholders on the Company’s leadership structure.

The Board recognizes the importance of the Company’s leadership structure to our shareholders and regularly receives feedback on this topic through direct engagement. A significant majority of GM’s institutional shareholders with whom the Board has engaged have expressed confidence in the current Board leadership structure, reflecting the opinion that there is no “one size fits all” solution, and that boards should maintain discretion as to its leadership structure based on a company’s circumstances at any point in time.

The Board’s belief in the importance of retaining the flexibility to determine the best leadership structure is consistent with the policies and practices at other large companies.

According to Shearman & Sterling’s 2016 Corporate Governance & Executive Compensation Survey of the 100 largest U.S. public companies, only 12 companies have a policy that requires separate individuals to serve as chairman and CEO, while the overwhelming majority of corporate polices provide boards flexibility to separate or combine the positions. These statistics support your Board’s strongly held view that it should retain the flexibility to determine the Board leadership structure that will best serve the interests of the Company and its shareholders at the relevant time.

Therefore, your Board of Directors recommends a vote AGAINST this shareholder proposal.

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ITEM NO. 7 – GREENLIGHT PROPOSAL REGARDING CREATION OF DUAL-CLASS COMMON STOCK

Greenlight Capital, c/o Greenlight Capital, Inc., 140 East 45th St., 24th Floor, New York, NY 10017, record holder of 1,000 shares of common stock, has given notice that it intends to present the following proposal at the Annual Meeting:

WHEREAS, Greenlight Capital, Inc. (“Greenlight Capital”) is a long-term shareholder of the Company and believes that the Company’s existing common stock trades at a discount to its intrinsic value because the equity market is not appropriately assessing the Company’s dividend;

WHEREAS, Greenlight Capital has a proposal that would unlock substantial long-term shareholder value for all of the Company’s shareholders without changing the Company’s business strategy or capital allocation priorities, and without affecting other stakeholders;

WHEREAS, Greenlight Capital’s proposal involves the creation of a second class of common stock (the “Dividend Shares”) and a distribution of the Dividend Shares to the

Company’s existing shareholders at no cost. The Dividend Shares would trade separately from the existing common stock (the “Capital Appreciation Shares”). The Company would continue to pay quarterly dividends at the current annual rate of $1.52 per share to holders of the Dividend Shares. The Capital Appreciation Shares would continue to participate in all of the Company’s residual earnings, share buybacks and future growth;

RESOLVED, that the shareholders of the Company request that the Board of Directors take the steps necessary (other than steps that must be taken by shareholders) to create and distribute a second class of common stock directly to the Company’s shareholders at no cost, which second class of common stock would trade separately from the existing common stock and continue to pay quarterly dividends at an annual rate of $1.52, in order to unlock significant shareholder value.

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ITEM NO. 7 – GREENLIGHT PROPOSAL REGARDING CREATION OF DUAL-CLASS COMMON STOCK

The Board of Directors recommends a vote AGAINST this proposal for the following reasons:

Your Board of Directors and management have evaluated Greenlight’s proposal thoroughly, including consultations with credit rating agencies and the independent analyses of three top-tier investment banks and other advisers. The proposal contemplates that the current dividend on the Company’s existing common stock should cease and a new, additional class of common stock – so called “Dividend Shares” – should be distributed. The Dividend Shares would be exclusively entitled to a fixed dividend at the current amount in perpetuity, but would not share in future earnings upside and would have limited downside protection against negative risk. Dividends or share repurchases on our common shares could not occur before all dividends on the Dividend Shares, both past and current, had been paid, making the dividend payable on the Dividend Shares cumulative and significantly limiting our financial flexibility. We believe this speculative and unproven change in capital structure would create significant additional risks for GM’s shareholders and its business. Accordingly, the Board believes that the proposal to create a dual-class share structure is not in the interests of GM and its shareholders.

Solid financial performance and thoughtful capital allocation – rather than untested financial engineering – are the keys to creating and unlocking value for all of GM’s shareholders. We believe GM has a compelling track record of strong financial performance and prudent capital allocation, resulting in three years of record results and significant return of capital to shareholders. For the 2016 calendar year, GM’s total shareholder return was 7.5%, leading all major global automotive manufacturers. GM has delivered on its financial commitments and returned significant capital to investors. GM expects to repurchase approximately $5 billion of shares in 2017 alone and from 2012 through the end of 2017, GM will have returned approximately $25 billion in cash to our shareholders, representing more than 90% of its adjusted automotive free cash flow over the same period.

Management and your Board regularly review the Company’s capital allocation framework and have conducted an extensive review of various alternative capital allocation strategies, including thorough consideration of the changes proposed by Greenlight, changes in the pacing and/or nature of return of capital to shareholders and the issuance or distribution of preferred or other securities. We believe the Company’s existing capital allocation framework is the right one to deliver sustainable value for GM shareholders. The proposed dual-class common stock structure would have no positive effect on GM’s underlying business or cash flows, and therefore would not create additional intrinsic value.

We believe eliminating the dividend on GM’s existing common stock and the implementation of the Dividend Shares would lead to selling by many of the Company’s current owners.

Under Greenlight’s proposal, the dividend on GM’s existing common stock would be eliminated and GM would have to be current on the fixed dividend payment to the new Dividend Shares before paying a dividend on or repurchasing shares of the existing common stock. Additionally, Greenlight’s prior proposals to the Company indicate that the holders of Dividend Shares would have the right to veto change of control transactions. We believe that these terms would make the existing common stock less attractive to buyers and significantly weaken demand, leading to selling by many of the Company’s institutional owners and causing concern and confusion among retail holders, resulting in downward pressure on our share price and total shareholder return.

We believe distributing a large volume of an unprecedented security such as the Dividend Shares, which have no established market depth or liquidity, would likely also lead to selling pressure on the Dividend Shares.

In its presentations to the Company, Greenlight has acknowledged that there is no “perfect precedent” for the Dividend Shares. In fact, we believe there is no precedent at all and, therefore, the Dividend Shares would not have a natural investor base. We also believe that retail investor demand is unlikely to offset the lack of equity income fund demand due to the unprecedented size of the proposed distribution. Therefore, we believe the pricing and market for the Dividend Shares would be highly uncertain, resulting in likely depressed pricing for the new security.

We believe implementing a dual-class share structure would lead to a loss of GM’s investment grade credit rating, impacting GM’s overall cost of capital and enterprise risk profile, including GM’s ability to execute its captive finance strategy, access capital markets efficiently, and execute revolver renewals.

In our view, maintaining a strong investment grade balance sheet is critical to GM’s success. We believe that the creation and distribution of Dividend Shares would result in adverse credit ratings actions, including a likely downgrade to non-investment grade. A non-investment grade credit rating would have an approximately $1 billion EBT impact on GM Financial, put $1 billion of profit at risk for the automotive company and necessitate approximately an additional $5-10 billion of cash on the GM balance sheet. Such a downgrade would also significantly impact GM’s overall cost of capital and enterprise risk profile. Among other things, this would have a material impact on GM’s successful captive finance strategy, including GM Financial’s ability to originate loans during times of market stress, and GM’s ability to access the capital markets quickly and efficiently. A downgrade could also undermine GM’s ability to execute revolver renewals.

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ITEM NO. 7 – GREENLIGHT PROPOSAL REGARDING CREATION OF DUAL-CLASS COMMON STOCK

We believe the proposed dual-class structure creates governance challenges, requiring the Board to consider and respond to divergent expectations and interests of owners of two distinct classes of stock in its strategic and capital allocation decision-making.

In its presentations to the Company, Greenlight has stated that the Board would owe fiduciary duties to both classes of shareholders. Thus, in making decisions regarding strategy and capital allocation, the Board would be required to explicitly consider the divergent interests of investors focused solely on yield and the interests of investors seeking earnings growth and share repurchases. It is likely that the interests of these two different shareholder groups would sometimes conflict, thus placing the Board in the difficult position of acting in the interests of different constituencies with opposing interests.

We do not believe the proposed dual-class structure would create additional intrinsic value since the structure has no positive effect on GM’s underlying business or cash flows.

Dividend Shares are an unproven concept and would be solely an exercise in financial engineering. In its presentations to the Company, Greenlight has acknowledged that the dual-class structure would do nothing to change GM’s intrinsic value (i.e., would not improve underlying operating performance). We do not believe there is any evidence that the distribution of Dividend Shares would create any value for the Company or our shareholders and, because of the risks outlined above, we believe the distribution could destroy value.

By Greenlight’s own admission in its materials, there is no established precedent for its proposal and any resulting value creation is “opinion and is not provable.” Your Board does not believe that GM’s shareholders should be the experiment for such an unprecedented and untested capital structure as Greenlight proposes.

Therefore, your Board of Directors recommends a vote AGAINST this shareholder proposal.

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QUESTIONS AND ANSWERS

▶	Table of Contents

Questions No.	Description	Page Number
1.	How does the Board of Directors recommend that I vote on matters to be considered at the Annual Meeting and what is the vote required to approve each proposal?	94
2.	How can I attend the Annual Meeting?	94
3.	What constitutes a quorum at the Annual Meeting?	95
4.	Are there any other matters to be voted upon at the Annual Meeting?	95
5.	Who is entitled to vote?	95
6.	What should I do if I receive a proxy card from Greenlight?	95
7.	How do I vote without attending the Annual Meeting?	95
8.	How can I vote in person at the Annual Meeting?	95
9.	How can I change or revoke my proxy or voting instruction?	96
10.	Who will count the vote?	96
11.	When will the Annual Meeting voting results be announced?	96
12.	How can I review a list of shareholders entitled to vote at the Annual Meeting?	96
13.	What is the difference between a “shareholder of record” and a “beneficial” shareholder of shares held in street name?	96
14.	I am a beneficial shareholder. What happens if I do not provide voting instructions to my broker?	96
15.	What is “householding” and how does it affect me?	97
16.	How can nominees obtain proxy materials for beneficial owners?	97
17.	What proposals for business may be submitted for consideration at the 2018 Annual Meeting?	97
18.	How can I obtain the Company’s corporate governance information?	98
19.	How can I obtain a copy of the Company’s 2016 Annual Report on Form 10-K?	98
20.	Who pays for this proxy solicitation and how much did it cost?	98

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QUESTIONS AND ANSWERS

1.	How does the Board of Directors recommend that I vote on matters to be considered at the Annual Meeting and what is the vote required to approve each proposal?

The following table sets forth how the Board of Directors recommends that you vote, the vote required for approval and the effect of abstentions and broker non-votes for each of the following Agenda Items for the Annual Meeting.

Agenda Item	Description	Board Recommendation	Vote Required for Approval	Effect of Abstentions and Broker Non-Votes
1	Election of directors	FOR ALL	This year’s election will be considered contested, so plurality voting will apply. The 11 nominees receiving the greatest number of votes cast for their election will be elected as directors.	Abstentions and broker non-votes (if any) will have no effect on the outcome of the vote.
2	Approval of, on an advisory basis, NEO compensation	FOR	The majority of votes cast of shares present in person or by proxy and entitled to vote.	Abstentions have the same effect as a vote against. Broker non-votes have no effect on the outcome of the vote.
3	Approval of the General Motors Company 2017 Short-Term Incentive Plan	FOR	The majority of votes cast of shares present in person or by proxy and entitled to vote.	Abstentions have the same effect as a vote against. Broker non-votes have no effect on the outcome of the vote.
4	Approval of the General Motors Company 2017 Long-Term Incentive Plan	FOR	The majority of votes cast of shares present in person or by proxy and entitled to vote.	Abstentions have the same effect as a vote against. Broker non-votes have no effect on the outcome of the vote.
5	Ratification of the selection of Deloitte & Touche LLP as the Company’s Independent registered public accounting firm for 2017	FOR	The majority of votes cast of shares present in person or by proxy and entitled to vote.

Abstentions have the same effect as a vote against.

NYSE rules permit brokers to vote uninstructed shares at their discretion on this proposal to the extent that Greenlight does not mail beneficial owners opposition proxy material.

6	Shareholder proposal regarding Independent Board Chairman	AGAINST	The majority of votes cast of shares present in person or by proxy and entitled to vote.	Abstentions have the same effect as a vote against. Broker non-votes have no effect on the outcome of the vote.
7	Greenlight proposal regarding creation of dual-class common stock	AGAINST	The majority of votes cast of shares present in person or by proxy and entitled to vote.	Abstentions have the same effect as a vote against. Broker non-votes have no effect on the outcome of the vote.

2.	How can I attend the Annual Meeting?

Only shareholders and authorized guests of the Company may attend the meeting and all attendees will be required to show a valid form of ID (such as a government-issued form of photo identification). If you hold your shares in Street-name (i.e., through a bank or broker), you must also provide proof of share ownership, such as a letter from your bank or broker or a recent brokerage statement.

Large bags, backpacks and packages, suitcases, briefcases, personal communication devices (e.g., cell phones, smartphones, and tablets), cameras, recording equipment, and other electronic devices will not be permitted in the meeting, and attendees will be subject to security inspections.

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QUESTIONS AND ANSWERS

3.	What constitutes a quorum at the Annual Meeting?

The presence of the holders of a majority of the outstanding shares of our common stock, in person or by proxy, will constitute a quorum for transacting business at the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum at the meeting.

4.	Are there any other matters to be voted upon at the Annual Meeting?

Greenlight also intends to nominate a slate of four director nominees for election to the Board, in opposition to the nominees recommended by your Board. This Proxy Statement and the additional communications that may follow detail your Board’s views on Greenlight’s proposal and director nominees.

5.	Who is entitled to vote?

Holders of record of our common stock as of the close of business on April 7, 2017, are entitled to vote at the Annual Meeting. On that date, the Company had [    ] shares of common stock outstanding and entitled to vote. Each share of our common stock entitles the holder to one vote.

1 : 1 1 SHARE = 1 VOTE

6.	What should I do if I receive a proxy card from Greenlight?

Greenlight has notified GM of its intent to nominate a slate of four nominees for election to the Board at the Annual Meeting and to present the Greenlight Proposal. The Company is not responsible for the accuracy of any information contained in any proxy solicitation materials used by Greenlight or any other statements that it may otherwise make. The Board unanimously recommends that you disregard any proxy card or solicitation materials that may be sent by Greenlight. Voting to “Withhold” on Greenlight’s proxy card with respect to any Greenlight Nominee is not the same as voting FOR your Board’s nominees on the WHITE proxy card or voting instruction form, because a vote to “Withhold” with respect to a Greenlight Nominee on its proxy card will revoke any proxy you previously submitted. If you have already voted using Greenlight’s proxy card, you may change your vote by executing and returning the enclosed WHITE proxy card or voting instruction form, or by voting by telephone or by Internet by following the instructions provided on the enclosed WHITE proxy card or voting instruction form. Only the latest dated proxy you submit will be counted. If you have any questions or need assistance voting, please call the Company’s proxy solicitor, Innisfree M&A Incorporated (“Innisfree”) toll free at: (for shareholders within the U.S. or Canada) +1 (877) 825-8964 and (for shareholders outside of the U.S. and Canada) +1 (412) 232-3651.

7.	How do I vote without attending the Annual Meeting?

When you timely submit your proxy or voting instructions in the proper form, your shares will be voted according to your instructions. You may give instructions to vote for or withhold voting for the election of all the Board of Directors’ nominees or any individual nominee and to vote for or against or to abstain from voting on, each of the other matters submitted for voting. If you sign, date, and return the WHITE proxy card or voting instruction form without specifying how you wish to cast your vote, your shares will be voted according to the recommendations of the Board of Directors, as indicated in this Proxy Statement.

8.	How can I vote in person at the Annual Meeting?

If you are a shareholder of record or a beneficial shareholder, you may vote your shares at the Annual Meeting by completing a ballot at the meeting. If you are a beneficial shareholder and want to vote your shares in person at the Annual Meeting, you must bring a signed legal proxy form from your broker, bank, or other nominee giving you the right to vote the shares, which must be submitted with your ballot at the meeting. You will not be able to vote your shares at the meeting without a legal proxy. Accordingly, we encourage you to vote your shares in advance, even if you plan to attend the meeting. Your vote at the meeting will supersede any prior vote by you.

Even if you plan to participate in the Annual Meeting, we encourage you to vote your shares on a WHITE proxy card in advance by telephone, internet, or by completing and mailing the enclosed proxy card or voting instruction form, so that your vote will be counted if you later decide not to participate in the Annual Meeting.

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QUESTIONS AND ANSWERS

9.	How can I change or revoke my proxy or voting instruction?

After you have submitted your proxy or voting instructions by internet, telephone, or mail, you may revoke your proxy at any time until it is voted at the Annual Meeting. If you are a shareholder of record, you may do this by voting subsequently by internet or telephone, submitting a new proxy card with a later date, sending a written notice of revocation to the Corporate Secretary at the address provided in “How can I obtain the Company’s corporate governance information?” on page 98, or by voting in person during the Annual Meeting.

If you are a beneficial shareholder, you may subsequently vote by internet or telephone, or you may revoke your vote through your broker, bank, or other nominee in accordance with their instructions.

10.	Who will count the vote?

An independent inspector of election will tabulate the vote at the Annual Meeting.

11.	When will the Annual Meeting voting results be announced?

We will provide voting results on our website and in a Form 8-K filed with the SEC.

12.	How can I review a list of shareholders entitled to vote at the Annual Meeting?

A list of shareholders of record entitled to vote at the Annual Meeting will be available for examination for a purpose that is germane to the meeting at General Motors Global Headquarters, 300 Renaissance Center, Detroit, Michigan, 48265, for 10 business days before the Annual Meeting between 9:00 a.m. and 5:00 p.m. Eastern Time, and also during the Annual Meeting.

13.	What is the difference between a “shareholder of record” and a “beneficial” shareholder of shares held in street name?

SHAREHOLDER OF RECORD

If your shares are owned directly in your name in an account with GM’s stock transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the “shareholder of record” of those shares in your account.

BENEFICIAL SHAREHOLDER

If your shares are held in an account with a broker, bank, or other nominee as custodian on your behalf, you are considered a “beneficial” shareholder of those shares, which are held in “street name.” The broker, bank, or other nominee is considered the shareholder of record for those shares. As the beneficial owner, you have the right to instruct the broker, bank, or other nominee on how to vote the shares in your account.

14.	I am a beneficial shareholder. What happens if I do not provide voting instructions to my broker?

As a beneficial shareholder, you must provide voting instructions to your broker, bank, or other nominee by the deadline provided in the proxy materials you receive from your broker, bank, or other nominee in order for your shares to be voted the way you would like. A “broker non-vote” occurs when a beneficial holder does not provide instructions to a broker, bank or other nominee and such broker, bank or other nominee lacks discretionary voting power to vote shares with respect to a particular proposal. In uncontested situations, under NYSE rules, brokers are permitted to exercise discretionary voting authority on “routine” matters, but beneficial shareholders must provide voting instructions with respect to non-routine matters. However, the rules of the NYSE governing brokers’ discretionary authority do not permit brokers to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting, whether “routine” or not, in contested elections where brokers receive competing proxy materials. Therefore, and subject to brokers receiving such competing materials, we currently expect that your broker may not vote on any item considered at the Annual Meeting without your instruction.

In the event that the election of directors becomes uncontested, brokers may be permitted to exercise voting authority on “routine” matters.

96

QUESTIONS AND ANSWERS

15.	What is “householding” and how does it affect me?

The SEC rules permits companies to send a single Proxy Statement and Annual Report or Notice to two or more shareholders that share the same address, subject to certain conditions. Each shareholder will continue to receive a separate proxy card, voting instruction form, or Notice, and it will include the unique 16-digit control number, which is needed to vote those shares and to access and vote during the Annual Meeting. This “householding” rule will benefit both the shareholders and GM by reducing the volume of duplicate information shareholders receive and reducing GM’s printing and mailing costs.

If you are a registered shareholder with an account at Computershare and one set of these documents was sent to your household for the use of all GM shareholders in your household and one or more of you would prefer to receive additional sets, or if multiple copies of these documents were sent to your household and you want to receive one set, please contact Computershare by calling 1-888-8945 or 1-781-575-3334 (from outside the United States, Canada and Puerto Rico), or by writing to Computershare, P.O. Box 43078, Providence, RI 02940-3078.

If a broker, bank, or other nominee holds your shares, please contact your broker, bank, or other nominee directly if you have questions about delivery of materials, require additional copies of the Proxy Statement or Annual Report, or wish to receive multiple copies of proxy materials by stating that you do not consent to householding.

16.	How can nominees obtain proxy materials for beneficial owners?

Brokers, banks, and other nominees who want a supply of the Company’s proxy materials to send to beneficial owners should contact Innisfree M&A Incorporated toll free at: (for shareholders within the U.S. and Canada) +1 (877) 825-8906 or (for shareholders outside the U.S. and Canada), call: +1 (412) 232-2651.

▶	Shareholder Proposals and Company Information

17.	What proposals for business may be submitted for consideration at the 2018 Annual Meeting?

Rule 14a-8 Proposals for Inclusion in Next Year’s Proxy Statement

SEC rules and our Bylaws permit shareholders to submit proposals for inclusion in our Proxy Statement if the shareholder and the proposal meet the requirements specified in SEC Rule 14a-8.

•	When to send these proposals. Any shareholder proposals submitted in accordance with SEC Rule 14a-8 must be received at our principal executive offices no later than 11:59 p.m. Eastern Time on [ ], 2017.

•	Where to send these proposals. Proposals should be sent by mail to Jill E. Sutton, Corporate Secretary and Deputy General Counsel, General Motors Company, Mail Code 482-C25-D24, 300 Renaissance Center, Detroit, Michigan 48265, or by e-mail to shareholder.relations@gm.com.

•	What to include. Proposals must conform to and include the information required by SEC Rule 14a-8.

Director Nominees for Inclusion in Next Year’s Proxy Statement (Proxy Access)

Our Bylaws permit a shareholder or group of shareholders (up to 20) who have owned a significant amount of common stock (at least 3%) for a significant amount of time (at least three years) to submit director nominees (up to 20% of the Board or two directors, whichever is greater) for inclusion in our Proxy Statement if the shareholder(s) and the nominee(s) satisfy the requirements specified in our Bylaws.

•	When to send these proposals. Notice of director nominees submitted under these Bylaw provisions must be received no earlier than [ ], 2017, and no later than 11:59 p.m. Eastern Time on [ ], 2018.

•	Where to send these proposals. Notice should be sent by mail to Jill E. Sutton, Corporate Secretary and Deputy General Counsel, General Motors Company, Mail Code 482-C25-D24, 300 Renaissance Center, Detroit, Michigan 48265, or by e-mail to shareholder.relations@gm.com.

•	What to include. Notice must include the information required by our Bylaws, which are available on our website at gm.com/investors, under “Corporate Governance”.

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QUESTIONS AND ANSWERS

Other Proposals or Nominees for Presentation at Next Year’s Annual Meeting

Our Bylaws require that any shareholder proposal, including a director nomination, that is not submitted for inclusion in next year’s Proxy Statement (either under SEC Rule 14a-8 or our proxy access bylaw), but is instead sought to be presented directly at the 2018 Annual Meeting, must be received at our principal executive offices no earlier than 180 days and no later than 120 days before the first anniversary of the 2017 Annual Meeting.

•	When to send these proposals. Shareholder proposals, including director nominations, submitted under these Bylaw provisions must be received no earlier than [ ], 2017, and no later than 11:59 p.m. Eastern Time on [ ], 2018.

•	Where to send these proposals. Proposals should be sent by mail to Jill E. Sutton, Corporate Secretary and Deputy General Counsel, General Motors Company, Mail Code 482-C25-D24, 300 Renaissance Center, Detroit, Michigan 48265, or by e-mail to shareholder.relations@gm.com.

•	What to include. Notice must include the information required by our Bylaws, which are available on our website at gm.com/investors, under “Corporate Governance”.

18.	How can I obtain the Company’s corporate governance information?

You may download a copy of GM’s corporate governance documents by visiting our website at gm.com/investors, under “Corporate Governance.” To request a printed copy of any of these documents, write to Jill E. Sutton, Corporate Secretary and Deputy General Counsel, General Motors Company, Mail Code 482-C25-D24, 300 Renaissance Center, Detroit, Michigan 48265, or send an e-mail to shareholder.relations@gm.com.

19.	How can I obtain a copy of the Company’s 2016 Annual Report on Form 10-K?

You may download a copy of our 2016 Annual Report on Form 10-K by visiting our website at gm.com/investors, under “Investor Contacts.” Alternatively, you may request a printed copy by writing to Shareholder Relations at General Motors Company, Mail Code 482-C23-D24, 300 Renaissance Center, Detroit, Michigan 48265 or to shareholder.relations@gm.com.

20.	Who pays for this proxy solicitation and how much did it cost?

We will pay our cost for soliciting proxies for the 2017 Annual Meeting. General Motors does not expect to pay Greenlight’s costs for soliciting proxies for the Annual Meeting. The Company will distribute proxy materials and follow-up reminders, if any, by mail and electronic means. We have engaged Innisfree, a professional proxy solicitation firm, located at 501 Madison Avenue, New York, NY 10022, to assist with the solicitation of proxies and to provide related advice and informational support, for a service fee, plus customary disbursements. We expect to pay Innisfree an aggregate fee, including reasonable out-of-pocket expenses, of up to $[            ], depending on the level of services actually provided. Our aggregate expenses, including those of Innisfree, related to the solicitation in excess of those normally spent for an annual meeting as a result of the potential proxy contest and excluding salaries and wages of our officers and regular employees, are expected to be approximately $[            ], of which approximately $[            ] has been spent to date. General Motors has also agreed to indemnify Innisfree against certain liabilities relating to or arising out of its engagement and to reimburse the expenses incurred by Innisfree in connection with the solicitation. Innisfree expects that approximately 100 of its employees will assist in the solicitation.

GM directors, officers, and employees may also solicit proxies by mail, telephone, or personal visits. They will not receive any additional compensation for their services. Appendix C sets forth information relating to certain of our directors, officers and employees who are considered “participants” in this proxy solicitation under the rules of the SEC by reason of their position or because they may be soliciting proxies on our behalf.

General Motors will provide copies of these proxy materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. As usual, we will reimburse brokers, banks, and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners.

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APPENDIX A

GENERAL MOTORS COMPANY

2017 SHORT-TERM INCENTIVE PLAN

Section 1. Purpose.   The purpose of the General Motors Company 2017 Short-Term Incentive Plan (as amended from time to time, the “Plan”) is to provide to certain employees of General Motors Company (the “Company”) and its Subsidiaries incentive compensation based upon the achievement of financial, business and other performance goals. This Plan is also intended to permit the payment of bonuses that may qualify as performance-based compensation under Section 162(m) of the Code to officers and other employees of the Company.

Section 2. Definitions.   As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Award” means a cash incentive award opportunity granted to a Participant under the Plan with respect to a Performance Period in accordance with Section 5.

(b) “Beneficiary” means a person designated by a Participant to receive payments that are available under the Plan in the event of the Participant’s death.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means the occurrence of any one or more of the following events:

(i) any Person other than an Excluded Person, directly or indirectly, becomes the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company constituting more than 40 percent of the total combined voting power of the Company’s Voting Securities outstanding; provided that if such Person becomes the beneficial owner of 40 percent of the total combined voting power of the Company’s outstanding Voting Securities as a result of a sale of such securities to such Person by the Company or a repurchase of securities by the Company, such sale or purchase by the Company shall not result in a Change in Control; provided further, that if such Person subsequently acquires beneficial ownership of additional Voting Securities of the Company (other than from the Company), such subsequent acquisition shall result in a Change in Control if such Person’s beneficial ownership of the Company’s Voting Securities immediately following such acquisition exceeds 40 percent of the total combined voting power of the Company’s outstanding Voting Securities;

(ii) at any time during a period of 24 consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved (the “Incumbent Board”), cease for any reason to constitute a majority of members of the Board;

(iii) the consummation of a reorganization, merger or consolidation of the Company or any of its Subsidiaries with any other corporation or entity, in each case, unless, immediately following such reorganization, merger or consolidation, more than 60 percent of the combined voting power and total fair market value of then outstanding Voting Securities of the resulting corporation from such reorganization, merger or consolidation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Voting Securities of the Company immediately prior to such reorganization, merger or consolidation in substantially the same proportion as their beneficial ownership of the Voting Securities of the Company immediately prior to such reorganization, merger or consolidation; or

(iv) the consummation of any sale, lease, exchange or other transfer to any Person (other than a Subsidiary or affiliate of the Company) of assets of the Company and/or any of its Subsidiaries, in one transaction or a series of related transactions within a 12-month period, having an aggregate fair market value of more than 50 percent of the fair market value of the Company and its Subsidiaries immediately prior to such transaction(s).

Notwithstanding the foregoing, in no event shall a Change in Control be deemed to have occurred (A) as a result of the formation of a Holding Company, (B) with respect to any Participant, if the Participant is part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act as in effect on the date hereof, which consummates the Change in Control transaction, or (C) if the transaction does not constitute a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the assets” of the Company for purposes of Section 409A of the Code.

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(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(f) “Committee” means the Executive Compensation Committee of the Board or such other independent committee as may be designated by the Board to perform the functions of the Executive Compensation Committee with respect to this Plan.

(g) “Covered Employee” means an individual who is a “covered employee” or expected by the Committee to be a “covered employee,” in each case within the meaning of Section 162(m) of the Code, for whom the Committee intends an Award to be “qualified performance-based compensation” under Section 162(m) of the Code.

(h) “Disability” means, with respect to any Participant, such Participant’s inability upon a Termination of Service to engage in any gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(i) “Effective Date” means [                    ], 2017.

(j) “Excluded Person” means (i) the Company, (ii) any of the Company’s Subsidiaries, (iii) any Holding Company, (iv) any employee benefit plan of the Company, any of its Subsidiaries or a Holding Company, or (v) any Person organized, appointed or established by the Company, any of its Subsidiaries or a Holding Company for or pursuant to the terms of any employee benefit plan described in clause (iv).

(k) “Final Award” means, with respect to a Performance Period, the amount of an Award that will become payable to a Participant, subject to any additional terms and conditions applicable to the Award, as determined by the Committee under Section 7.

(l) Achievement of “Full Career Status” means a Participant’s voluntary Termination of Service (i) at the age of 55 or older with ten or more years of continuous service or (ii) at the age of 62 or older. The chief human resources officer of the Company (or such individual holding comparable roles in the event of a restructuring of positions or re-designation of titles) shall have the binding authority to determine how many years of continuous service a Participant has at any given time.

(m) “Holding Company” means an entity that becomes a holding company for the Company or its businesses as part of any reorganization, merger, consolidation or other transaction, provided that the outstanding shares of common stock of such entity and the combined voting power of the then outstanding Voting Securities of such entity are, immediately after such reorganization, merger, consolidation or other transaction, beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Securities of the Company outstanding immediately prior to such reorganization, merger, consolidation or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other transaction, of such outstanding Voting Securities of the Company.

(n) “Incumbent Board” has the meaning assigned to it in Section 2(d).

(o) “Participant” means any employee selected by the Committee to participate in the Plan for a Performance Period.

(p) “Performance Measures” means any one or more of the following performance measures expressed on an absolute or adjusted basis, applied to either the Company as a whole or to a business unit, Subsidiary or business segment and measured either on an absolute basis or relative to a pre-established target, to a previous period’s results or to a designated comparison group, in each case as specified by the Committee: asset turnover, cash flow, contribution margin, cost objectives, cost reduction, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), earnings per share, economic value added, free cash flow, increase in customer base, inventory turnover, liquidity, market share, net income, net income margin, operating cash flow, operating profit, operating profit margin, pre-tax income, productivity, profit margin, quality (internal or external measures), return on assets, return on net assets, return on capital, return on invested capital, return on equity, revenue, revenue growth, stockholder value, stock price, total shareholder return, and/or warranty experience. The Committee may grant Awards subject to performance measures that are intended to constitute qualified performance-based compensation under Section 162(m) of the Code.

(q) “Performance Period” means the Company’s fiscal year, or any other period as determined by the Committee.

(r) “Person” means any individual or entity, including any two or more Persons deemed to be one “person” as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

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(s) “Subsidiary” means an entity of which the Company directly or indirectly holds all or a majority of the value of the outstanding equity interests of such entity or a majority of the voting power with respect to the Voting Securities of such entity. Whether employment by or service with a Subsidiary is included within the scope of this Plan shall be determined by the Committee.

(t) “Target Award” means the amount that a Participant may earn under an Award if targeted performance levels are achieved (including corporate and individual performance). Target Awards may be denominated as a percentage of base salary or a dollar amount, or a combination thereof.

(u) “Termination of Service” means, subject to Section 15, the cessation of a Participant’s employment relationship with the Company or a Subsidiary such that the Participant is determined by the Company to no longer be an employee of the Company or such Subsidiary, as applicable; provided, however, that, unless the Company determines otherwise, such cessation of the Participant’s employment with the Company or a Subsidiary, where the Participant’s employment for the Company continues at another Subsidiary, shall not be deemed a cessation of employment or service that would constitute a Termination of Service; provided, further, that a Termination of Service shall be deemed to occur for a Participant employed by a Subsidiary when the Subsidiary ceases to be a Subsidiary unless such Participant’s employment continues with the Company or another Subsidiary. The chief human resources officer of the Company (or such individual holding comparable roles in the event of a restructuring of positions or re-designation of titles) shall have the binding authority to determine whether a Participant has had a cessation of his or her employment with the Company or a Subsidiary.

(v) “Voting Securities” means securities of a Person entitling the holder thereof to vote in the election of the members of the board of directors of such Person or such governing body of such Person performing a similar principal governing function with respect to such Person.

Section 3. Eligibility.   Any person who is employed by the Company or any Subsidiary may be designated by the Committee as a Participant from time to time.

Section 4. Administration.

(a) The Plan shall be administered by the Committee. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its stockholders and Participants and any Beneficiaries thereof. To the extent permitted by applicable law, the Committee may delegate to one or more members of the Committee or officers of the Company the authority to administer the Plan, such as authority to establish the terms of Awards, determine Final Awards or take any other actions permitted under the Plan, within any limits established by the Committee, except that such delegation to an officer of the Company shall not be applicable with respect to any Award for any Participant who is a Covered Employee. Subject to the immediately preceding sentence, the Committee may directly or through its delegate issue rules and regulations for administration of the Plan.

(b) To the extent necessary or desirable to comply with applicable regulatory regimes, any action by the Committee shall require the approval of Committee members who are (i) independent, within the meaning of and to the extent required by applicable rulings and interpretations of the applicable stock market or exchange on which any equity securities issued by the Company are quoted or traded and (ii) independent outside directors pursuant to Section 162(m) of the Code.

(c) Subject to applicable law, the terms of the Plan, including but not limited to Section 4(a), and such orders or resolutions not inconsistent with the terms of the Plan as may from time to time be adopted by the Board, the Committee or its delegate shall have full power, discretion and authority to: (i) subject to Section 3, designate eligible individuals who will be Participants; (ii) determine the terms and conditions of any Award; (iii) determine whether, to what extent and under what circumstances amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant or of the Committee; (iv) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (v) establish, amend, suspend or waive such rules and regulations as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law or accounting or tax rules and regulations; (vi) make any other determination and take any other action that the Committee in its sole discretion deems necessary or desirable for the administration of the Plan and due compliance with applicable law or accounting or tax rules and regulations and (vii) to construe, interpret and apply the provisions of this Plan.

(d) Notwithstanding any other provision in the Plan to the contrary, in any instance where a determination is to be made under the Plan at the discretion of the Company’s Chief Executive Officer or chief human resources officer (or such individuals holding a comparable role in the event of a restructuring of positions or re-designation of titles), the Company’s Chief Executive Officer shall make such determination in respect of the Company’s chief human resources officer, and the Committee shall make such determination in respect of the Company’s Chief Executive Officer (or, in each case, such individuals holding the comparable roles in the event of a restructuring of positions or re-designation of titles).

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Section 5. Establishment of Award Terms.   Subject to the limitations described in Section 4 and Section 8, the Committee shall establish the terms of each Award, including the Performance Period; the positions or names of the employees who will be Participants for the Performance Period; the Target Award for each Participant or group of Participants (including any minimum or maximum amount); the applicable Performance Measures and any other additional goals, formulas or performance-based measures relating to the Company, any business unit, Subsidiary or business segment of the Company, or to an individual Participant; targeted achievement levels (including any minimum or maximum achievement levels) relating to such Performance Measures or other goals; the formula or methodology that will be applied to determine the extent to which Awards have been earned and any other terms that will be applicable to the Awards, including the payment date, payment conditions and any vesting schedule applicable to any Final Award.

Section 6. Adjustments to Performance Measures, Goals and Formulas.   The Committee may adjust, in whole or in part, any Performance Measures or any other applicable goals, formulas or performance-based measures, the targeted achievement levels (including any minimum or maximum achievement levels) relating to such Performance Measures, goals, formulas or performance-based measures, and the formula or methodology to be applied against the Performance Measures goals, formulas or performance-based measures, as the Committee may deem appropriate and equitable during the applicable Performance Period. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the applicable performance measures unsuitable, the Committee may in its discretion modify such performance objectives or the related minimum acceptable level of achievement, in whole or in part; provided, however, that in the case of an Award intended to qualify under Section 162(m) of the Code, such modifications shall be made only to the extent that they would not disqualify such Award under Section 162(m) of the Code.

Section 7. Determination of Final Awards.

(a) As soon as practicable after the end of each Performance Period, the Committee shall determine the extent to which the targeted achievement levels of the applicable Performance Measures and any other goals, formulas or performance-based measures applicable to each Award have been satisfied.

(b) The Committee may, in its sole discretion, adjust (upward or downward) the Award of any Participant or group of Participants; provided, that the Committee shall not adjust the Award of any Covered Employee above the maximum payout determined in accordance with Section 8(b).

(c) The Committee shall determine the Final Award for each Participant or group of Participants after applying any adjustments described in Section 7(b) and subject to the limitations described in Section 8.

(d) Notwithstanding any provisions of the Plan to the contrary, upon the occurrence of a Change in Control of the Company, the following provisions shall apply:

(i)

Subject to the terms of the Plan as otherwise in effect, the minimum Award payable to each Participant as determined under this Section 7 of the Plan in respect of the fiscal year in which the Change in Control occurs shall be the greatest of:

a.	The Award or other annual bonus paid or payable to the Participant in respect of the fiscal year prior to the year in which the Change in Control occurs;

b.	The amount that would be payable to the Participant if the Company achieved the Target Award for such fiscal year; or

c.

The Award amount that would be payable to the Participant based on the Company’s actual performance and achievement of applicable Performance Measures for such fiscal year through the date of the Change in Control.

(ii)

If a Change in Control occurs following the completion of a fiscal year, but before Awards are paid under the Plan for that fiscal year, the Participant will be eligible to receive the Award for that fiscal year based on actual performance as determined by the Company, subject to the terms of the Plan as otherwise in effect.

Section 8. Awards for Covered Employees.   Notwithstanding any other provision of the Plan, the following procedures and limitations shall apply with respect to any Award to a Covered Employee.

(a) On or before the earlier of (i) the date that is 90 days after commencement of the Performance Period or (ii) the expiration of 25 percent of the Performance Period, the Committee shall establish and approve in writing one or more Performance Measures applicable to the Covered Employee’s Award, the targeted achievement levels (including any minimum or

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maximum achievement levels) relating to such Performance Measures, and an objective formula or methodology that will be applied against the Performance Measures to determine the maximum amount payable under the Award.

(b) After the end of each Performance Period, the Committee shall determine and shall certify in writing the extent to which the targeted achievement levels with respect to the applicable Performance Measures have been satisfied and shall apply the pre-established objective formula or methodology to determine the maximum amount payable under the Covered Employee’s Award.

(c) For the avoidance of doubt, subject to the limitations set forth in this Section 8, the Committee may adjust the maximum payout level downward by applying any other applicable Performance Measures or other goals, formulas or performance-based measures pursuant to Section 7(a) and by making any other adjustments pursuant to Section 7(c).

(d) The Final Award for a Covered Employee shall in no instance exceed $15,000,000 for any fiscal year of the Company.

Section 9. Payment of Awards.

(a) Payment of the Final Awards for a Performance Period shall be made in cash after the Committee’s determination of the Final Awards (or if later, any vesting date or dates applicable to the Final Award), but no later than December 31 of the year following the end of the applicable Performance Period (or the applicable vesting date or dates); provided that at the time of grant, subject to Section 15, the Committee may determine that an Award will be paid at a later date.

(b) Notwithstanding Section 9(a), the Company may, in its sole discretion, permit or require the deferral of payment of any Final Award in accordance with the terms of any deferred compensation plan or arrangement established or maintained by the Company or its Subsidiaries from time to time.

Section 10. Conditions Precedent to Final Awards.   As a condition precedent to the payment of all or any portion of the Final Award, each Participant shall: (a) refrain from engaging in any activity which will cause damage to the Company or is in any manner inimical or in any way contrary to the best interests of the Company, as determined in the sole discretion of the Company’s Chief Executive Officer or chief human resources officer (or such individuals holding a comparable role in the event of a restructuring of positions or re-designation of titles), (b) not for a period of 12 months following any voluntary termination of employment, directly or indirectly, knowingly induce any employee of the Company or any Subsidiary to leave his or her employment for participation, directly or indirectly, with any existing or future employer or business venture associated with such Participant, and (c) furnish to the Company such information with respect to the satisfaction of the foregoing conditions precedent as the Committee may reasonably request. In addition, the Committee may require a Participant to enter into such agreements as the Committee considers appropriate. The failure by any Participant to satisfy any of the foregoing conditions precedent shall result in the immediate cancellation of any unpaid portion of his or her Award, and such Participant will not be entitled to receive any consideration with respect to such cancellation.

Section 11. Effect of Termination of Service on Awards.   Subject to Section 9(b) and Section 10, and unless otherwise provided by the Committee at the time of the grant of the Award, or as the Committee may determine in any individual case, the following shall apply with respect to a Participant’s outstanding Awards upon such Participant’s Termination of Service.

(a) Except as set forth below, in the event of the Participant’s Termination of Service for any reason, any unpaid portion of any Award shall be forfeited.

(b) In the event of a Participant’s Termination of Service due to death or Disability, in either instance before or after the end of a Performance Period but before payment of his or her Final Award, the Participant’s Final Award will be determined (if not already determined) after the end of the Performance Period in accordance with Section 7, and the Final Award shall be paid to the Participant’s Beneficiary or Participant no later than December 31 of the year following the end of the applicable Performance Period. Any service-based vesting conditions applicable to such Final Award shall be waived.

(c) In the event of a Participant’s voluntary Termination of Service after achieving Full Career Status before or after the end of a Performance Period but before payment of his or her Final Award, the Participant’s Final Award will be determined (if not already determined) after the end of the Performance Period in accordance with Section 7; provided that the Final Award will be prorated based on the number of months during the applicable Performance Period prior to the Participant’s Termination of Service. The Final Award shall be paid to the Participant after the determination of the Final Award, but no later than December 31 of the year following the end of the applicable Performance Period. Any service-based vesting conditions applicable to such Final Award shall be waived.

(d) Notwithstanding the above provisions, in the event of a Participant’s Termination of Service pursuant to an approved separation agreement or program, such Participant will not be entitled to retain any portion of an Award.

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Section 12. General Provisions Applicable to Awards.

(a) Except pursuant to Section 12(b) or the laws of descent, no Award and no right under any Award may be voluntarily or involuntarily assigned, alienated, sold or transferred, including as between spouses or pursuant to a domestic relations order in connection with dissolution of marriage, or by operation of law.

(b) A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose.

(c) The entire expense of offering and administering the Plan shall be borne by the Company and its Subsidiaries.

(d) Any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment policies the Company has in place from time to time.

(e) Notwithstanding any other provision of the Plan (including Section 9, Section 11 and Section 15), the Committee may determine at any time and in its sole discretion, to accelerate or to delay any amounts payable with respect to any Award, or grant Awards subject to accelerated or delayed payment terms.

(f) Subject to Section 15, if the Company or any Subsidiary has any unpaid claim against a Participant arising out of or in connection with the Participant’s employment with the Company or any Subsidiary, prior to payment of a Final Award, such claim may be offset against any Award under this Plan (up to $5,000 per year) and at the time of payment of any Award, such claim may be offset in total. Such claims may include, but are not limited to, unpaid taxes or corporate business credit card charges.

(g) No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or Beneficiaries under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants.

(h) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Subsidiary. Further, the Company or the applicable Subsidiary may at any time dismiss a Participant free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any other agreement binding the parties.

(i) Nothing contained in the Plan shall prevent the Committee or the Company from adopting other non-stockholder approved plans, policies and arrangements for granting incentives and other compensation to employees of the Company and its Subsidiaries or adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(j) The Company (or any Subsidiary) shall be authorized to withhold from any payment due with respect to any Final Award the amount of applicable withholding taxes due in respect of an Award as may be necessary in the opinion of the Company (or the Subsidiary) to satisfy all obligations for the payment of such taxes.

(k) If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the sole determination of the Committee, materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan shall remain in full force and effect.

(l) This Plan is unfunded and unsecured; nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

Section 13. Effective Date of the Plan.   The Plan shall be effective as of the Effective Date, subject to stockholder approval.

Section 14. Amendment, Modification, Suspension and Termination of the Plan; Rescissions and Corrections.   Except to the extent prohibited by applicable law, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is required by applicable law, including Section 162(m) of the Code except (a) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law or accounting or tax rules and regulations, (b) to impose any clawback or recoupment provisions with respect to

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any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 12(d) of the Plan or (c) as the Board determines in good faith to be in the best interests of the Participants affected thereby. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 15. Section 409A of the Code.   With respect to any Award subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and, to the extent necessary, deemed amended so as to avoid this conflict. If an amount payable under an Award as a result of the Participant’s Termination of Service (other than due to death) occurring while the Participant is a “specified employee” under Section 409A of the Code constitutes a deferral of compensation subject to Section 409A of the Code, then payment of such amount shall not occur until six months and one day after the date of the Participant’s Termination of Service, except as permitted under Section 409A of the Code. To the extent any amount that is “nonqualified deferred compensation” for purposes of Section 409A of the Code becomes payable upon a Termination of Service, such Termination of Service shall not be deemed to have occurred any earlier than a “separation from service” would occur under Section 409A of the Code, and related regulations and guidance thereunder. Notwithstanding any of the foregoing, the Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not satisfy the provisions thereof.

Section 16. Data Protection.   By participating in the Plan, the Participant consents to the holding and processing of personal information provided by the Participant to the Company or any Subsidiary, trustee or third party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to:

(a) administering and maintaining Participant records;

(b) providing information to the Company, Subsidiaries, trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan;

(c) providing information to future purchasers or merger partners of the Company or any Subsidiary, or the business in which the Participant works; and

(d) transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.

Section 17. Governing Law.   The Plan shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

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APPENDIX B

GENERAL MOTORS COMPANY

2017 LONG-TERM INCENTIVE PLAN

Section 1. Purpose. The purpose of the General Motors Company 2017 Long-Term Incentive Plan (as amended from time to time, the “Plan”) is to incentivize selected employees, consultants, advisors and non-employee directors of General Motors Company (the “Company”) and its Subsidiaries and to align their interests with those of the Company’s stockholders. However, nothing in this Plan or any Award granted pursuant to this Plan shall be interpreted to create or establish an employment relationship between the Company and any Participant.

Section 2. Definitions. As used in the Plan, and unless otherwise specified in an applicable Award Document, the following terms shall have the meanings set forth below:

(a) “Award” means any Option, SAR, Restricted Stock, RSU, Performance Award, Other Stock-Based Award or cash incentive award granted under the Plan.

(b) “Award Document” means any appropriately authorized agreement, contract or other instrument or document evidencing any Award granted under the Plan, whether in electronic form or otherwise, which must be duly executed or acknowledged by a Participant (unless otherwise specifically provided by the Company).

(c) “Beneficiary” means a person designated by a Participant to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means, with respect to any Participant, any of the following unless explicitly excluded by such Participant’s applicable Award Document, and any additional grounds as may be set forth in such Award Document:

(i) the Participant’s commission of, or plea of guilty or no contest to, a felony or comparable local charge in non-U.S. jurisdictions;

(ii) the Participant’s gross negligence or willful misconduct that is materially injurious to the Company or any of its Subsidiaries; or

(iii) the Participant’s material violation of state or federal securities laws.

(f) “Change in Control” means the occurrence of any one or more of the following events:

(i) any Person other than an Excluded Person, directly or indirectly, becomes the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company constituting more than 40 percent of the total combined voting power of the Company’s Voting Securities outstanding; provided that if such Person becomes the beneficial owner of 40 percent of the total combined voting power of the Company’s outstanding Voting Securities as a result of a sale of such securities to such Person by the Company or a repurchase of securities by the Company, such sale or purchase by the Company shall not result in a Change in Control; provided further, that if such Person subsequently acquires beneficial ownership of additional Voting Securities of the Company (other than from the Company), such subsequent acquisition shall result in a Change in Control if such Person’s beneficial ownership of the Company Voting Securities immediately following such acquisition exceeds 40 percent of the total combined voting power of the Company’s outstanding Voting Securities;

(ii) at any time during a period of 24 consecutive months, individuals who at the beginning of such period constituted the Board and any new member of the Board whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved (the “Incumbent Board”), cease for any reason to constitute a majority of members of the Board;

(iii) the consummation of a reorganization, merger or consolidation of the Company or any of its Subsidiaries with any other corporation or entity, in each case, unless, immediately following such reorganization, merger or consolidation, more than 60 percent of the combined voting power and total fair market value of the then outstanding Voting Securities of the resulting corporation from such reorganization, merger or consolidation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Voting Securities of the Company immediately prior to such reorganization, merger or consolidation in substantially the same proportion as their beneficial ownership of the Voting Securities of the Company immediately prior to such reorganization, merger or consolidation; or

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(iv) the consummation of any sale, lease, exchange or other transfer to any Person (other than a Subsidiary or affiliate of the Company) of assets of the Company and/or any of its Subsidiaries, in one transaction or a series of related transactions within a 12-month period, having an aggregate fair market value of more than 50 percent of the fair market value of the Company and its Subsidiaries immediately prior to such transaction(s).

Notwithstanding the foregoing, in no event shall a “Change in Control” be deemed to have occurred (A) as a result of the formation of a Holding Company, (B) with respect to any Participant, if the Participant is part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act as in effect on the date hereof, which consummates the Change in Control transaction or (C) if the transaction does not constitute a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the assets” of the Company for purposes of Section 409A of the Code.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(h) “Committee” means the Executive Compensation Committee of the Board or such other independent committee as may be designated by the Board to perform any functions of the Executive Compensation Committee with respect to this Plan.

(i) “Covered Employee” means an individual who is a “covered employee” or expected by the Committee to be a “covered employee,” in each case within the meaning of Section 162(m) of the Code.

(j) “Disability” means, with respect to any Participant, such Participant’s inability upon a Termination of Service to engage in any gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(k) “Effective Date” means [                    ], 2017.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(m) “Excluded Person” means (i) the Company, (ii) any of the Company’s Subsidiaries, (iii) any Holding Company, (iv) any employee benefit plan of the Company, any of its Subsidiaries or a Holding Company, or (v) any Person organized, appointed or established by the Company, any of its Subsidiaries or a Holding Company for or pursuant to the terms of any employee benefit plan described in clause (iv).

(n) “Fair Market Value” means with respect to Shares, the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, fair market value as determined by the Committee, and with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(o) Achievement of “Full Career Status” means a Participant’s voluntary Termination of Service (i) at the age of 55 or older with ten or more years of continuous service or (ii) at the age of 62 or older. The chief human resources officer of the Company (or such individual holding a comparable role in the event of a restructuring of positions or re-designation of titles) shall have the binding authority to determine how many years of continuous service a Participant has at any given time.

(p) “Good Reason” means, with respect to any Participant, the occurrence of any of the following acts by the Company, or failure by the Company to act, following or in connection with the occurrence of a Change in Control, unless explicitly excluded in such Participant’s applicable Award Document and any additional grounds, as may be set forth in such Award Document:

(i) a material reduction of such Participant’s base salary or target incentive compensation;

(ii) an involuntary relocation of the geographic location of such Participant’s principal place of employment (or for consultants or advisors, service) by more than 50 miles; or

(iii) only for Participants who are executive officers of the Company covered by Section16 of the Exchange Act, a material diminution of the Participant’s authority, duties, or responsibilities.

In each case, if such Participant desires to terminate his or her employment or service with the Company or such Subsidiary for Good Reason, he or she must first give written notice within 90 days of the initial existence of the facts and circumstances providing the basis for Good Reason to the Company or such Subsidiary, and allow the Company or such Subsidiary 60 days

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from the date of such notice to rectify the situation giving rise to Good Reason, and in the absence of any such rectification, such Participant must terminate his or her employment or service for such Good Reason within 120 days after delivery of such written notice.

(q) “Holding Company” means an entity that becomes a holding company for the Company or its businesses as part of any reorganization, merger, consolidation or other transaction, provided that the outstanding shares of common stock of such entity and the combined voting power of the then outstanding Voting Securities of such entity are, immediately after such reorganization, merger, consolidation or other transaction, beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Securities of the Company outstanding immediately prior to such reorganization, merger, consolidation or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other transaction, of such outstanding Voting Securities of the Company.

(r) “Incentive Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that meets the requirements of Section 422 of the Code.

(s) “Incumbent Board” has the meaning assigned to it in Section 2(f).

(t) “Non-Qualified Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that is not an Incentive Stock Option.

(u) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to Section 6.

(v) “Other Stock-Based Award” means an Award granted pursuant to Section 10.

(w) “Participant” means the recipient of an Award granted under the Plan.

(x) “Performance Award” means an Award granted pursuant to Section 9.

(y) “Performance Period” means any period of not less than one year established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are measured.

(z) “Person” means any individual or entity, including any two or more Persons deemed to be one “person” as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(aa) “Restricted Stock” means any Share granted pursuant to Section 8.

(bb) “Restricted Stock Unit” or “RSU” means a contractual right granted pursuant to Section 8 that is denominated in Shares. Each RSU represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof.

(cc) “Section 162(m) Compensation” means “qualified performance-based compensation” under Section 162(m) of the Code.

(dd) “Shares” means shares of the Company’s common stock, $0.01 par value.

(ee) “Stock Appreciation Right” or “SAR” means a right granted pursuant to Section 7, denominated in Shares, that entitles the Participant within the exercise period to receive a payment (or a number of Shares with a value) equal to the increase in value between the exercise price and the Fair Market Value of the underlying Shares at the date of exercise.

(ff) “Subsidiary” means an entity of which the Company directly or indirectly holds all or a majority of the value of the outstanding equity interests of such entity or a majority of the voting power with respect to the Voting Securities of such entity. Whether employment by or service with a Subsidiary is included within the scope of this Plan shall be determined by the Committee.

(gg) “Termination of Service” means, subject to Section 19, the cessation of a Participant’s employment or service relationship with the Company or a Subsidiary such that the Participant is determined by the Company to no longer be an employee, consultant or non-employee director of the Company or such Subsidiary, as applicable; provided, however, that, unless the Company determines otherwise, such cessation of the Participant’s employment or service relationship with the Company or a Subsidiary, where the Participant’s employment or services for the Company continues at another Subsidiary, or as a member

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of the Board, shall not be deemed a cessation of employment or service that would constitute a Termination of Service; provided, further, that a Termination of Service shall be deemed to occur for a Participant employed by or providing services to a Subsidiary when the Subsidiary ceases to be a Subsidiary unless such Participant’s employment or service continues with the Company or another Subsidiary. The chief human resources officer of the Company (or such individual holding comparable roles in the event of a restructuring of positions or re-designation of titles) shall have the binding authority to determine whether a Participant has had a cessation of his or her employment or service relationship with the Company or a Subsidiary.

(hh) “Voting Securities” means securities of a Person entitling the holder thereof to vote in the election of the members of the board of directors of such Person or such governing body of such Person performing a similar principal governing function with respect to such Person.

Section 3. Eligibility. The following individuals may be designated by the Committee as a Participant from time to time: (a) a person who serves or is employed as an officer or other employee of the Company or any Subsidiary; (b) a consultant or advisor who provides services to the Company or a Subsidiary; and (c) a non-employee director of the Company. Only officers or other key employees determined by the Company can receive Code Section 162(m) Awards under the Plan. To participate in the Plan, consultants and advisors must meet the definition of employee under Form S-8.

Section 4. Administration.

(a) The Plan shall be administered by the Committee. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its stockholders and Participants and any Beneficiaries thereof. To the extent permitted by applicable law, the Committee may delegate to one or more members of the Committee or officers of the Company authority to administer the Plan, such as the authority to grant Awards or take any other actions permitted under the Plan, within any limits established by the Committee, except that such delegation to an officer of the Company shall not be applicable with respect to any Award for any Participant who is a Covered Employee. Subject to the immediately preceding sentence, the Committee may directly or through its delegate issue rules and regulations for administration of the Plan.

(b) To the extent necessary or desirable to comply with applicable regulatory regimes, any action by the Committee shall require the approval of Committee members who are (i) independent, within the meaning of and to the extent required by applicable rulings and interpretations of the applicable stock market or exchange on which the Shares are quoted or traded; (ii) non-employee directors within the meaning of Rule 16b-3 under the Exchange Act; and (iii) independent outside directors pursuant to Section 162(m) of the Code.

(c) Subject to applicable law, the terms of the Plan, including but not limited to Section 4(a), and such orders or resolutions not inconsistent with the terms of the Plan as may from time to time be adopted by the Board, the Committee or its delegate shall have full power, discretion and authority to: (i) subject to Section 3, designate eligible individuals who will be Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or cancelled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) prescribe the form of each Award Document, which need not be identical for each Participant; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; (x) make any other determination and take any other action that the Committee in its sole discretion deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and (xi) to construe, interpret and apply the provisions of this Plan.

(d) In addition to the conditions imposed by Section 11, the Committee or its delegate may impose restrictions on any Award at the time of grant in the applicable Award Document or by other action with respect to non-competition, confidentiality and other restrictive covenants as it deems necessary or appropriate.

(e) Notwithstanding any other provision in the Plan to the contrary, in any instance where a determination is to be made under the Plan at the discretion of the Company’s Chief Executive Officer or chief human resources officer (or such individuals

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holding a comparable role in the event of a restructuring of positions or re-designation of titles), the Company’s Chief Executive Officer shall make such determination in respect of the Company’s chief human resources officer, and the Committee shall make such determination in respect of the Company’s Chief Executive Officer (or, in each case, such individuals holding the comparable roles in the event of a restructuring of positions or re-designation of titles).

Section 5. Shares Available for Awards.

(a) Subject to adjustment as provided in Section 5(c), (i) the maximum number of Shares available for issuance under the Plan shall not exceed 42,000,000 Shares, with each Share subject to (or deliverable with respect to) an Option, SAR, RSU or any other Award reducing the number of Shares available for issuance under the Plan by one Share, and (ii) no Participant may receive under the Plan in any calendar year (A) Options and SARs that relate to more than 5,000,000 Shares or (B) Awards other than Options or SARs which could result in delivery to the Participant of more than 2,500,000 Shares under the operation of the applicable performance goal formula, if and to the extent that any such Awards are intended to constitute Section 162(m) Compensation and denominated in Shares. The maximum number of Shares available for issuance under Incentive Stock Options shall be 42,000,000.

(b) Any Shares subject to an Award that expires, is cancelled, forfeited or otherwise terminates without the delivery of such Shares, including any Shares subject to an Award to the extent that Award is settled without the issuance of Shares, shall again be, or shall become, available for issuance under the Plan; provided, however, that (i) any Shares surrendered or withheld in payment of any grant, purchase, exercise price of an Award or taxes related to an Award, (ii) any Shares covered by a SAR that is exercised and settled in Shares and (iii) any Shares repurchased in the open market using stock option proceeds, shall not again be available for issuance under the Plan.

(c) In the event that the Committee determines that, as a result of any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall adjust equitably any or all of:

(i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 5(a);

(ii) the number and type of Shares (or other securities) subject to outstanding Awards; and

(iii) the grant, purchase or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and newly issued Shares or Shares acquired by the Company.

Section 6. Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a) The exercise price per Share under an Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b) The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option in the form of an Incentive Stock Option and 10 years plus two days from the date of grant of such Option in the form of a Non-Qualified Stock Option.

(c) The Committee shall determine the time or times at which an Option may be exercised in whole or in part.

(d) The Committee shall determine the method or methods by which, and the form or forms, including cash, Shares, other Awards, other property, net settlement, broker assisted cashless exercise or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect thereto may be made or deemed to have been made.

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(e) Any Option intended to be treated as an Incentive Stock Option shall be designated as such under the terms of the applicable Award Document. The terms of any such Incentive Stock Option shall comply in all respects with the provisions of Section 422 of the Code.

(f) Subject to Section 12 and Section 13, in general, no portion of an Award of Options is intended to vest prior to the first anniversary of the vesting commencement date set forth in the Award Document; however, the Committee may provide for shorter vesting if appropriate under the circumstances as determined by the Committee. Unless otherwise determined by the Committee, no dividends or dividend equivalents will be earned or paid on the Shares underlying any Options granted and outstanding under the Plan.

Section 7. Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a) SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.

(b) The exercise price per Share under a SAR shall be determined by the Committee; provided, however, that such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.

(c) The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR.

(d) The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.

(e) Subject to Section 12 and Section 13, in general, no portion of an Award of SARs is intended to vest prior to the first anniversary of the vesting commencement date set forth in the Award Document; however, the Committee may provide for shorter vesting if appropriate under the circumstances as determined by the Committee. Unless otherwise determined by the Committee, no dividends or dividend equivalents will be earned or paid on the Shares underlying any SARs granted and outstanding under the Plan.

Section 8. Restricted Stock and RSUs. The Committee is authorized to grant Awards of Restricted Stock and RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(a) Shares of Restricted Stock and RSUs shall be subject to such restrictions as the Committee may impose (including any limitation on the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate; provided that, subject to Section 12 and Section 13, in general, each Award of Restricted Stock and RSUs (other than Performance Awards) is intended to vest in whole or in part (including in installments) over a period of not less than three years from the vesting commencement date set forth in the Award Document; however, the Committee may provide for shorter vesting if appropriate under the circumstances as determined by the Committee.

(b) With respect to Shares of Restricted Stock, a Participant generally shall have the rights and privileges of a stockholder with respect thereto, including the right to vote such Shares of Restricted Stock and the right to receive dividends or dividend equivalents. Without limiting the generality of the foregoing, if the Award relates to Shares on which dividends are declared during the period that the Award is outstanding, such dividends or dividend equivalents shall be paid in cash on the vesting date of the Restricted Stock Award, subject to satisfaction of the vesting and other conditions of the underlying Award of Restricted Stock, unless otherwise determined by the Committee. Any share of Restricted Stock may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration. For the avoidance of doubt, unless otherwise determined by the Committee, no dividends or dividend equivalent rights shall be provided with respect to any Shares of Restricted Stock that do not vest pursuant to their terms.

(c) With respect to an RSU Award, each RSU covered by such Award shall represent a right to receive the value of one Share in cash, Shares or a combination thereof. An RSU shall not convey to the Participant the rights and privileges of a stockholder with respect to the Share subject to the RSU, such as the right to vote or the right to receive dividends, unless and until a Share is issued to the Participant to settle the RSU. Notwithstanding the foregoing, unless otherwise determined by the Committee in its sole discretion, RSU Awards shall convey the right to receive dividend equivalents on the Shares underlying the RSU Award with respect to any dividends declared during the period that the RSU Award is outstanding. Such dividend equivalent rights shall accumulate and shall be paid in cash on the settlement date of the underlying RSU Award, subject to the

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satisfaction of the vesting and other conditions of the underlying RSU Award, unless otherwise determined by the Committee. Shares delivered upon the vesting and settlement of an RSU Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration. For the avoidance of doubt, unless otherwise determined by the Committee, no dividend equivalent rights shall be provided with respect to any Shares subject to RSUs that do not vest or settle pursuant to their terms.

(d) If the Committee intends that an Award granted under this Section 8 shall constitute or provide for Section 162(m) Compensation, such Award shall be structured in accordance with the requirements of Section 9, including the performance criteria and the Award limitation set forth therein, and any such Award shall be considered a Performance Award for purposes of the Plan.

Section 9. Performance Awards. The Committee is authorized to grant Performance Awards with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) Performance Awards may be denominated as a cash amount, number of Shares or units or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the grant or the right to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee; provided that, subject to Section 12 and Section 13, in general, each Performance Award is intended to vest in whole or in part (including in installments) over a period of not less than three years from the vesting commencement date set forth in the Award Document; however, the Committee may provide for shorter vesting if appropriate under the circumstances as determined by the Committee.

(b) If the Committee intends that a Performance Award should constitute Section 162(m) Compensation, such Performance Award shall be subject to a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a Performance Period or Performance Periods, as determined by the Committee, of a level or levels of, or increases in, in each case as determined by the Committee, one or more of the following performance measures expressed on an absolute or adjusted basis with respect to the Company: asset turnover, cash flow, contribution margin, cost objectives, cost reduction, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation and amortization (EBITDA), earnings per share, economic value added, free cash flow, increase in customer base, inventory turnover, liquidity, market share, net income, net income margin, operating cash flow, operating profit, operating profit margin, pre-tax income, productivity, profit margin, quality (internal or external measures), return on assets, return on net assets, return on capital, return on invested capital, return on equity, revenue, revenue growth, stockholder value, stock price, total shareholder return, and/or warranty experience. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 9(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Section 162(m) Compensation. In order to ensure that any Performance Award that is intended to qualify as Section 162(m) Compensation so qualifies, no Participant may be granted in any calendar year Performance Awards denominated in cash that, taken collectively in the aggregate, could result in a future payout at maximum performance in excess of $40,000,000.

(c) Each performance criterion may be measured on an absolute (e.g., plan or budget) or relative basis. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices which the Committee selects. With respect to the applicable Performance Period, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the applicable performance measures unsuitable, the Committee may in its discretion modify such performance objectives or the related minimum acceptable level of achievement, in whole or part, as the Committee deems appropriate and equitable; provided, however, that in the case of a Performance Award intended to qualify as Section 162(m) Compensation, such modifications shall be made only to the extent that they would not disqualify such Performance Award as Section 162(m) Compensation. Performance measures may vary from Performance Award to Performance Award, respectively, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(d) Settlement of Performance Awards shall be in cash, Shares, other Awards, or any combination thereof, in the sole discretion of the Committee. The Committee may increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award but may not exercise discretion to increase any amount payable to a Covered Employee in respect of a Performance Award intended to qualify as Section 162(m) Compensation in a manner that would prevent the

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Performance Award from qualifying as Section 162(m) Compensation. Any settlement that changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as Section 162(m) Compensation, if such Performance Award is intended by the Committee to so qualify.

(e) A Performance Award shall not convey to the Participant the rights and privileges of a stockholder with respect to the Shares subject to the Performance Award, such as the right to vote (except as relates to Restricted Stock) or the right to receive dividends, unless and until Shares are earned pursuant to the Performance Award and are issued to the Participant. Notwithstanding the foregoing, unless otherwise determined by the Committee in its sole discretion, each Performance Award shall convey the right to receive dividend equivalents with respect to any dividends declared during the period that the Performance Award is outstanding, but solely with respect to those Shares underlying the Performance Awards that are earned. Such dividend equivalents rights shall accumulate and shall be paid in cash on the settlement date of the underlying Performance Award, subject to the satisfaction of the performance, vesting and other conditions of the underlying Performance Award, unless otherwise determined by the Committee. For the avoidance of doubt, unless otherwise determined by the Committee, no dividend equivalent rights shall be provided with respect to any Shares subject to a Performance Award that are not earned or do not vest pursuant to the terms of the Performance Award.

Section 10. Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee. For the avoidance of doubt, unless otherwise determined by the Committee, no dividend equivalent rights shall be provided with respect to any Shares subject to an Award that are not earned or do not vest pursuant to the terms of the Award.

Section 11. Conditions Precedent to Awards. As a condition precedent to the vesting, exercise, payment or settlement of any portion of any Award at any time prior to a Change in Control, each Participant shall: (a) refrain from engaging in any activity which will cause damage to the Company or is in any manner inimical or in any way contrary to the best interests of the Company, as determined in the sole discretion of the Company’s Chief Executive Officer or chief human resources officer (or such individuals holding a comparable role in the event of a restructuring of positions or re-designation of titles), (b) not for a period of 12 months following any voluntary termination of employment or service, directly or indirectly, knowingly induce any employee of the Company or any Subsidiary to leave his or her employment for participation, directly or indirectly, with any existing or future employer or business venture associated with such Participant, and (c) furnish to the Company such information with respect to the satisfaction of the foregoing conditions precedent as the Committee may reasonably request. In addition, the Committee may require a Participant to enter into such agreements as the Committee considers appropriate. The failure by any Participant to satisfy any of the foregoing conditions precedent shall result in the immediate cancellation of the unvested portion of any Award and any portion of any vested Award that has not yet been exercised, paid or settled and such Participant will not be entitled to receive any consideration with respect to such cancellation.

Section 12. Effect of Termination of Service on Awards. Subject to Sections 11 and 13, and unless otherwise provided by the Committee in any Award Document, or as the Committee may determine in any individual case, the following shall apply with respect to a Participant’s outstanding Awards upon such Participant’s Termination of Service.

(a) Death. In the event of a Participant’s Termination of Service due to death:

(i) Each Option and SAR held by the Participant shall immediately vest (to the extent not vested) and become exercisable and shall remain exercisable until the third anniversary of the date of death or, if earlier, the expiration date of such Option or SAR.

(ii) Each Restricted Stock and RSU Award held by the Participant shall immediately vest. Any RSU that vests pursuant to the preceding sentence shall be settled within 90 days following the Participant’s death.

(iii) Each outstanding Performance Award held by the Participant (A) shall have any service-based vesting requirements waived, (B) shall be earned based upon the achievement of the performance conditions applicable to such Award, and (C) shall be paid or settled on the scheduled settlement date or dates as provided under the terms of the applicable Award Document.

(b) Disability. In the event of a Participant’s Termination of Service due to Disability:

(i) Each Option and SAR held by the Participant shall continue to vest and become exercisable in accordance with its existing vesting schedule and shall remain exercisable until the expiration date of such Option or SAR.

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(ii) Each Restricted Stock and RSU Award held by the Participant shall continue to vest in accordance with its existing vesting schedule. Each RSU that vests pursuant to the preceding sentence shall be settled on the scheduled settlement date or dates as provided under the terms of the applicable Award Document.

(iii) Each outstanding Performance Award held by the Participant (A) shall have any service-based vesting requirements waived, (B) shall be earned based upon the achievement of the performance conditions applicable to such Award and (C) shall be paid or settled on the scheduled settlement date or dates as provided under the terms of the applicable Award Document.

(c) Full Career Status Termination. In the event of a Participant’s Termination of Service after achieving Full Career Status:

(i) With respect to each outstanding Option and SAR held by the Participant:

(A) If such Termination of Service occurs on or prior to the one-year anniversary of the grant date of the Award (or if earlier, the one-year anniversary of the vesting commencement date as set forth in the Award Document), such Award shall be prorated (as set forth in the Award Document) and the pro-rata portion of the Award that is retained shall continue to vest in accordance with its existing vesting schedule, with the remaining portion of the Award being forfeited. Options and SARs that vest pursuant to this Section 12(c)(i)(A) shall become exercisable and remain exercisable until the expiration date of such Option or SAR as provided under the terms of the applicable Award Document.

(B) If such Termination of Service occurs after the one-year anniversary of the grant date of such Award (or if earlier, the one-year anniversary of the vesting commencement date as set forth in the Award Document), such Award shall continue to vest in accordance with its existing vesting schedule. Options and SARs that vest pursuant to this Section 12(c)(i)(B) shall become exercisable and remain exercisable until the expiration date of such Option or SAR as provided under the terms of the applicable Award Document.

(ii) With respect to each outstanding Restricted Stock or RSU Award held by the Participant:

(A) If such Termination of Service occurs on or prior to the one-year anniversary of the grant date of the Award (or if earlier, the one-year anniversary of the vesting commencement date as set forth in the Award Document), such Award shall be prorated (as set forth in the Award Document) and the pro-rata portion of the Award that is retained shall continue to vest in accordance with its existing vesting schedule, with the remaining portion of the Award being forfeited. RSUs that vest pursuant to this Section 12(c)(ii)(A) shall be settled on the scheduled settlement date or dates as provided under the terms of the applicable Award Document.

(B) If such Termination of Service occurs after the one-year anniversary of the grant date of such Award (or if earlier, the one-year anniversary of the vesting commencement date as set forth in the Award Document), such Award shall continue to vest in accordance with its existing vesting schedule. RSUs that vest pursuant to this Section 12(c)(ii)(B) shall be settled on the scheduled settlement date or dates as provided under the terms of the applicable Award Document.

(iii) With respect to each outstanding Performance Award held by the Participant:

(A) If such Termination of Service occurs within the first year of the Performance Period, (x) the Performance Award shall be prorated (as set forth in the Award Document) and the pro-rata portion of the Performance Award that is retained shall have any service-based vesting requirements waived, (y) the pro-rata portion of the Performance Award that is retained shall be earned based upon the achievement of the performance conditions applicable to such Award, and (z) the Performance Award shall be paid or settled on the scheduled settlement date or dates as provided under the terms of the applicable Award Document.

(B) If such Termination of Service occurs after the first year of the Performance Period, the Performance Award (x) shall have any service-based vesting requirements waived, (y) shall be earned based upon the achievement of the performance conditions applicable to such Award, and (z) shall be paid or settled on the scheduled settlement date or dates as provided under the terms of the applicable Award Document.

(d) Other Terminations. In the event of a Participant’s Termination of Service for any reason not specified in this Section 12, the Participant shall not be entitled to retain any portion of an Award; provided that any Option or SAR that is vested on the date of the Termination of Service shall remain outstanding and exercisable until the earlier of (i) the applicable expiration date of such Option or SAR or (ii) 90 days after the Termination of Service.

(e) Termination Pursuant to Approved Separation Agreement or Program. Notwithstanding the above provisions, in the event of a Participant’s Termination of Service pursuant to an approved separation agreement or program, such Participant will not be entitled to retain any portion of an Award; provided that any Option or SAR that is vested on the date of the Termination of Service shall remain outstanding and exercisable until the earlier of (i) the applicable expiration date of such Option or SAR or (ii) 90 days after the Termination of Service.

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(f) Alternative Treatment. Notwithstanding the foregoing, the Committee may provide for any alternative treatment of outstanding Awards, and the circumstances in which, and the extent to which, any such Awards may be exercised, settled, vested, paid or forfeited in the event of a Participant’s Termination of Service prior to the end of a Performance Period or the exercise, vesting or settlement of such Award, either in an Award Document or, subject to Section 15, by Committee action after the grant of an Award. Unless otherwise provided in an Award Document or otherwise determined by the Committee, a qualifying leave of absence shall not constitute a Termination of Service. A Participant’s absence or leave shall be deemed to be a qualifying leave of absence if so provided under the Company’s employee policies or if approved by the Company’s chief human resources officer (or such individual holding a comparable role in the event of a restructuring of positions or redesignation of titles).

Section 13. Effect of a Change in Control on Awards.

(a) In the event of a Change in Control, unless otherwise provided in an Award Document, outstanding Options and SARs shall be treated as described in subsection (i) below, outstanding Restricted Stock and RSUs shall be treated as described in subsection (ii) below and outstanding Performance Awards shall be treated as described in subsection (iii) below.

(i) (A) If in connection with the Change in Control, any outstanding Option or SAR is continued in effect or converted into an option to purchase or right with respect to stock of the successor or surviving corporation (or a parent or subsidiary thereof) which conversion shall comply with Sections 424 (to the extent applicable) and 409A of the Code, then upon the occurrence of a Termination of Service of a Participant by the Company without Cause or a Termination of Service by such Participant for Good Reason within 24 months following the Change in Control, such Option(s) or SAR(s) held by such Participant shall vest and become exercisable and shall remain exercisable until the earlier of the expiration of its full specified term or the first anniversary of such Termination of Service.

(B) If outstanding Options or SARs are not continued or converted as described in subsection (i)(A) above, such Options or SARs shall vest and become fully exercisable effective immediately prior to the Change in Control (in a manner facilitating full exercise, including cashless exercise by Participants subject to the Change in Control) and any Options or SARs not exercised prior to the Change in Control shall be cancelled without consideration effective as of the Change in Control.

(ii) (A) If in connection with the Change in Control, any outstanding Restricted Stock or RSU is continued in effect or converted into a restricted stock or unit representing an interest in stock of the successor or surviving corporation (or a parent or subsidiary thereof) on a basis substantially equivalent to the consideration received by stockholders of the Company in connection with the Change in Control, then upon the occurrence of an involuntary Termination of Service of a Participant by the Company without Cause or a Termination of Service by such Participant for Good Reason within 24 months following the Change in Control, such restricted stock or unit(s) held by such Participant shall vest and, in the case of units, be immediately due and payable.

(B) If outstanding Restricted Stock or RSUs are not continued or converted as described in subsection (ii)(A) above, such Restricted Stock or RSUs shall vest and, in the case of RSUs, be due and payable effective immediately prior to the Change in Control.

(iii) With respect to each outstanding Performance Award, (A) the Performance Period shall end as of the date immediately prior to such Change in Control and the Committee shall determine the extent to which the performance criteria applicable to such Performance Award have been satisfied at such time, (B) the portion of such Performance Award that is deemed to have been earned pursuant to clause (A) above shall be converted into a time-vesting Award of equivalent value to which any service vesting requirements applicable to the predecessor Performance Award shall continue to apply and (C) the converted time-vesting Award shall be paid or settled on the settlement date or dates as provided under the terms of the predecessor Performance Award that would have applied had a Change in Control not occurred; provided that upon the occurrence of a Termination of Service of a Participant by the Company without Cause or a Termination of Service by such Participant for Good Reason within 24 months following the Change in Control, any service vesting requirements applicable to any such converted Award shall be deemed to have been met and such converted Award shall be immediately paid or settled upon such Termination of Service.

For purposes of subsections (i) and (ii) above, no Option, SAR, Restricted Stock or RSU (including Performance Awards denominated in any of the foregoing forms) shall be treated as “continued or converted” on a basis consistent with the requirements of subsection (i)(A) or (ii)(A), as applicable, unless the stock underlying such award after such continuation or conversion consists of securities of a class that is widely held and publicly traded on a U.S. national securities exchange.

(b) In addition, in the event of a Change in Control and to the extent not less favorable to a Participant than the provisions of Section 13(a) above or the applicable Award Document, the Committee, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such Change in Control, may take any one or more of the following actions whenever the Committee determines that such action is appropriate or desirable

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in order to prevent the dilution or enlargement of the benefits intended to be made available under the Plan or to facilitate the Change in Control transaction:

(i) to terminate or cancel any outstanding Award in exchange for a cash payment (and, for the avoidance of doubt, if as of the date of the Change in Control, the Committee determines that no amount would have been realized upon the exercise of the Award or other realization of the Participant’s rights, then the Award may be cancelled by the Company without payment of consideration);

(ii) to provide for the assumption, substitution, replacement or continuation of any Award by the successor or surviving corporation (or a parent or subsidiary thereof) with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving corporation (or a parent or subsidiary thereof), and to provide for appropriate adjustments with respect to the number and type of securities (or other consideration) of the successor or surviving corporation (or a parent or subsidiary thereof), subject to any replacement awards, the terms and conditions of the replacement awards (including, without limitation, any applicable performance targets or criteria with respect thereto) and the grant, exercise or purchase price per share for the replacement awards;

(iii) to make any other adjustments in the number and type of securities (or other consideration) subject to outstanding Awards and in the terms and conditions of outstanding Awards (including the grant or exercise price and performance criteria with respect thereto) and Awards that may be granted in the future; and

(iv) to provide that any Award shall be accelerated and become exercisable, payable and/or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Document.

Section 14. General Provisions Applicable to Awards.

(a) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d) Except pursuant to Section 14(e) or the laws of descent, no Award and no right under any Award may be voluntarily or involuntarily assigned, alienated, sold or transferred, including as between spouses or pursuant to a domestic relations order in connection with dissolution of marriage, or by operation of law. An Award, and any rights under an Award, shall be exercisable only by the Participant during the Participant’s lifetime unless a court of competent jurisdiction determines that the Participant lacks the capacity to handle his or her own affairs, in which case an Award or any rights under an Award may be exercised by the person to whom such court has expressly granted authority to exercise such Award or the rights under such Award on the Participant’s behalf. After the Participant’s lifetime, an Award and any rights under an Award shall be exercisable only by the designated Beneficiary, by the person who obtains an interest pursuant to laws of descent or by the Participant’s estate. In the event a person who so obtains an interest in an Award is determined by a court of competent jurisdiction to lack the capacity to handle his or her own affairs, an Award or any rights under an Award may be exercised by the person to whom such court has expressly granted authority to exercise such Award or the rights under such Award on the person’s behalf. The Plan shall not recognize any grant of authority to exercise an Award or any rights under an Award except as set forth in this Section 14(d). The provisions of this Section 14(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof or of the Plan.

(e) Notwithstanding any other provision of the Plan, the Committee may determine at any time and in its sole discretion to delay any amounts payable with respect to any Award, provided that such Award is payable no later than December 31 of the year following the end of the applicable Performance Period.

(f) A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose.

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(g) Any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment policies the Company has in place from time to time.

(h) Subject to the requirements of Section 409A of the Code, if the Company or any Subsidiary has any unpaid claim against a Participant arising out of or in connection with the Participant’s employment or service with the Company or any Subsidiary, prior to settlement of an Award, such claim may be offset against Awards under this Plan (up to $5,000 per year) and at the time of vesting or settlement of any Award, such claim may be offset in total. Such claims may include, but are not limited to, unpaid taxes or corporate business credit card charges.

Section 15. Amendments and Termination.

(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Document or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded, or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (A) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, (B) to impose any clawback or recoupment provisions with respect to any Awards (including any amounts or benefits arising from such Awards) adopted by the Company from time to time, or (C) as the Board determines in good faith to be in the best interests of the Participants affected thereby; provided further, that the Committee’s authority under this Section 15(a) is limited in the case of Awards subject to Section 9(b), as provided in Section 9(b). Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan, or create sub-plans, in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations to the extent that such action would not require shareholder approval. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any provision of the Plan or any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (i) to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, (ii) to impose any clawback or recoupment provisions with respect to any Awards (including any amounts or benefits arising from such Awards) adopted by the Company from time to time, or (iii) as the Committee determines in good faith to be in the best interests of the Participants affected thereby; and provided further, that the Committee’s authority under this Section 15(b) is limited in the case of Awards subject to Section 9(b), as provided in Section 9(b).

(c) The Committee may specify in an Award Document that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to the conditions set forth in Section 11 and any otherwise applicable vesting or performance conditions of an Award. Such events may include (without limitation) a Termination of Service with or without Cause (and, in the case of any Cause that is resulting from an indictment or other non-final determination, the Committee may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, cancelled or forfeited (as provided in such Award Document) or remain in effect, depending on the outcome), violation of material policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is determined in the sole discretion of the Committee to be detrimental to the business or reputation of the Company and/or its Subsidiaries.

(d) Notwithstanding the foregoing, except as provided in Section 5(c), without approval of the Company’s stockholders, (i) no action shall directly or indirectly, through cancellation and regrant, through voluntary surrender and regrant, or any other method, reduce, or have the effect of reducing, the exercise price of any Option or SAR established at the time of grant thereof, and (ii) no Option or SAR may be cancelled in exchange for cash or other securities at any time when the exercise price for such Option or SAR is greater than the Fair Market Value of the Shares underlying such Option or SAR.

Section 16. Miscellaneous.

(a) No employee, consultant, advisor, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, consultants, advisors, Participants or holders or

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Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Committee maintains the right to make available future grants under the Plan.

(b) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Subsidiary. Further, the Company or the applicable Subsidiary may at any time dismiss a Participant free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Document or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Document.

(c) Nothing contained in the Plan shall prevent the Committee or the Company from adopting or continuing in effect other or additional compensation arrangements (including Share-based arrangements), and such arrangements may be either generally applicable or applicable only in specific cases.

(d) The Company (or any Subsidiary) shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company (or the Subsidiary) to satisfy all obligations for the payment of such taxes.

(e) If any provision of the Plan or any Award Document is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the sole determination of the Committee, materially altering the intent of the Plan or the Award Document, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award Document shall remain in full force and effect.

(f) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(g) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated.

(h) Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

(i) Neither the establishment of the Plan, nor any Award under the Plan, nor an individual’s participation in the Plan, is intended to form part of a Participant’s remuneration for the purposes of determining payments in lieu of notice of termination of employment, severance payments, leave entitlements, or any other compensation payable to a Participant, and no Award, payment, or other right or benefit, under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit-sharing, group insurance, welfare or benefit plan of the Company or any Subsidiary.

Section 17. Effective Date of the Plan. The Plan shall be effective as of the Effective Date, subject to stockholder approval.

Section 18. Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (a) the tenth anniversary of the Effective Date, (b) the maximum number of Shares available for issuance under the Plan have been issued, or (c) the Board terminates the Plan in accordance with Section 15(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Document, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

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Section 19. Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Document shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and, to the extent necessary, deemed amended so as to avoid this conflict. If an amount payable under an Award as a result of the Participant’s Termination of Service (other than due to death) occurring while the Participant is a “specified employee” under Section 409A of the Code constitutes a deferral of compensation subject to Section 409A of the Code, then payment of such amount shall not occur until six months and one day after the date of the Participant’s Termination of Service, except as permitted under Section 409A of the Code. To the extent any amount that is “nonqualified deferred compensation” for purposes of Section 409A of the Code becomes payable upon a Termination of Service, such Termination of Service shall not be deemed to have occurred any earlier than a “separation from service” would occur under Section 409A of the Code, and related regulations and guidance thereunder. Notwithstanding any of the foregoing, the Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not satisfy the provisions thereof.

Section 20. Data Protection. By participating in the Plan, the Participant consents to the holding and processing of personal information provided by the Participant to the Company or any Subsidiary, trustee or third party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to:

(a) administering and maintaining Participant records;

(b) providing information to the Company, Subsidiaries, trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan;

(c) providing information to future purchasers or merger partners of the Company or any Subsidiary, or the business in which the Participant works; and

(d) transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.

Section 21. Governing Law. The Plan and each Award Document shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

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APPENDIX C

SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be participants in our solicitation of proxies from our shareholders in connection with our 2017 Annual Meeting (collectively, the “Participants”).1

Directors and Nominees

The principal occupations of our directors and nominees are set forth under Item 1 in this Proxy Statement, under the section titled “Information About Nominees for Director.” The names of our directors and nominees are set forth below and the business addresses for all our directors and nominees is c/o General Motors Company, 300 Renaissance Center, Detroit, Michigan 48265.

Name
Joseph J. Ashton	James J. Mulva
Mary T. Barra	Patricia F. Russo
Linda R. Gooden	Thomas M. Schoewe
Joseph Jimenez	Theodore M. Solso
Jane L. Mendillo	Carol M. Stephenson
Michael G. Mullen

Officers and Employees

The principal occupations of our executive officers and employees who are considered Participants are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is c/o General Motors Company, 300 Renaissance Center, Detroit, Michigan 48265.

Name	Title
Mary T. Barra	Chairman & Chief Executive Officer
Dan Ammann	President
Craig B. Glidden	Executive Vice President & General Counsel
Charles K. Stevens, III	Executive Vice President & Chief Financial Officer
Randy C. Arickx	Vice President, Corporate Communications and Investor Relations
Dhivya Suryadevara	Vice President, Finance and Treasurer CEO and Chief Investment Officer, GM Asset Management
Jill E. Sutton	Corporate Secretary and Deputy General Counsel, Corporate, Finance & Strategic Transactions
Rick E. Hansen	Assistant Corporate Secretary and Lead Counsel, Securities and Corporate Governance
Michael Heifler	Director, Investor Relations

[1]

“Participant” is defined to include (i) any director and any nominee for whose election proxies are solicited; (ii) any committee or group which solicits proxies, any of their respective members, and any person whether or not named as a member who, acting alone or with one or more other persons, directly or indirectly takes the initiative, or engages, in organizing, directing, or arranging for the financing of any such committee or group; (iii) any person who finances or joins with another to finance the solicitation of proxies, except persons who contribute not more than $500 and who are not otherwise participants; (iv) any person who lends money or furnishes credit or enters into any other arrangements, pursuant to any contract or understanding with a participant, for the purpose of financing or otherwise inducing the purchase, sale, holding or voting of the Company’s securities by any participant or other persons, in support of or in opposition to a participant; except that such terms do not include a bank, broker or dealer who, in the ordinary course of business, lends money or executes orders for the purchase or sale of securities and who is not otherwise a participant; and (v) any person who solicits proxies.

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Information Regarding Ownership of Company Securities By Participants

The amount of the Company’s securities beneficially owned by each Participant as of March 15, 2017, including the number of securities for which beneficial ownership can be acquired within 60 days of such date, is listed below. Except as otherwise noted in the footnotes below, each person or entity identified in the table below, to our knowledge, has sole voting and investment power with respect to the securities they hold, other than property rights of spouses.

	Components of Beneficial Ownership (Number of Shares)
Name	Common Stock Beneficially Owned	Right to Acquire(1)	Total Number of Shares
Daniel Ammann	275,953	390,456	666,409
Randy C. Arickx	14,388	30,977	45,365
Joseph J. Ashton	500	—	500
Mary T. Barra	389,885	1,041,215	1,431,100
Craig B. Glidden	28,889	201,732	230,621
Linda R. Gooden	1,000	—	1,000
Rick E. Hansen	—	2,877	2,877
Michael Heifler	—	—	—
Joseph Jimenez	32,330	—	32,330
Jane L. Mendillo	1,600	—	1,600
Michael G. Mullen	750	—	750
James J. Mulva	28,343	—	28,343
Patricia F. Russo	2,300	—	2,300
Thomas M. Schoewe	7,645	—	7,645
Theodore M. Solso	5,000	—	5,000
Carol M. Stephenson	800	—	800
Charles K. Stevens, III	118,052	249,458	367,510
Dhivya Suryadevara	18,541	45,554	64,095
Jill E. Sutton	2,060	23,948	26,008

(1)

For executive officers and executives, includes shares which the named individual has the right to acquire through the exercise of vested stock options, and shares which the named individual has the right to acquire through the vesting of restricted stock units and stock options within 60 days of March 15, 2017. For non-employee directors, excludes Deferred Share Units (“DSUs”) awarded under the Director Compensation Plan, which are shown on page 23.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant during the past two years. Unless otherwise indicated, no part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Company Securities Purchased or Sold (March 15, 2015 to March 15, 2017)

Name	Transaction Date	# of Shares	Transaction Description
Daniel Ammann	March 15, 2015	13,343	6
	March 15, 2015	6,245	5
	March 31, 2015	9,048	6
	March 31, 2015	4,236	5
	March 31, 2015	8,338	6
	March 31, 2015	3,903	5
	June 30, 2015	11,043	6
	June 30, 2015	5,169	5
	June 30, 2015	7,078	6
	June 30, 2015	3,313	5
	July 28, 2015	976,139	3
	September 30, 2015	6,545	7
	September 30, 2015	3,654	5

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Name	Transaction Date	# of Shares	Transaction Description
	September 30, 2015	9,457	7
	September 30, 2015	5,279	5
	December 2, 2015	25,000	2
	December 31, 2015	5,769	7
	December 31, 2015	2,378	5
	December 31, 2015	7,667	7
	December 31, 2015	3,323	5
	February 10, 2016	42,404	4
	February 11, 2016	9,955	6
	February 11, 2016	4,104	5
	February 13, 2016	25,008	6
	February 13, 2016	13,223	5
	February 13, 2016	10,497	6
	February 13, 2016	5,860	5
	March 1, 2016	15,210	6
	March 1, 2016	7,210	5
	March 31, 2016	8,337	7
	March 31, 2016	3,952	5
	June 30, 2016	7,078	7
	June 30, 2016	3,355	5
	September 30, 2016	6,545	7
	September 30, 2016	3,103	5
	December 1, 2016	10,000	2
	December 9, 2016	10,000	2
	December 31, 2016	5,768	7
	December 31, 2016	2,135	5
	February 10, 2017	14,135	6
	February 10, 2017	4,806	5
	February 11, 2017	9,955	6
	February 11, 2017	3,696	5
	February 13, 2017	12,503	6
	February 13, 2017	6,077	5
	February 13, 2017	10,498	6
	February 13, 2017	5,103	5
	February 13, 2017	184,231	6
	February 13, 2017	89,537	5
Randy C. Arickx	March 15, 2015	3,576	6
	March 15, 2015	1,089	5
	July 28, 2015	77,441	3
	February 10, 2016	3,704	4
	February 11, 2016	948	6
	February 11, 2016	362	5
	February 13, 2016	5,512	6
	February 13, 2016	1,679	5
	February 13, 2016	667	6
	February 13, 2016	204	5
	March 1, 2016	3,523	6
	March 1, 2016	1,073	5
	February 10, 2017	1,235	6
	February 10, 2017	471	5
	February 11, 2017	948	6
	February 11, 2017	289	5

C-3

Name	Transaction Date	# of Shares	Transaction Description
	February 13, 2017	668	6
	February 13, 2017	204	5
	February 13, 2017	6,008	6
	February 13, 2017	2,011	5
Joseph J. Ashton	June 3, 2015	500	1
	December 31, 2015	5,464	8
	December 31, 2015	256	9
	December 31, 2016	5,985	8
	December 31, 2016	580	9
Mary T. Barra	March 15, 2015	13,343	6
	March 15, 2015	6,325	5
	March 15, 2015	8,623	7
	March 15, 2015	4,090	5
	March 15, 2015	8,327	7
	March 15, 2015	3,952	5
	June 30, 2015	10,618	7
	June 30, 2015	5,033	5
	June 30, 2015	7,116	7
	June 30, 2015	3,373	5
	July 28, 2015	2,603,037	3
	September 30, 2015	6,580	7
	September 30, 2015	3,104	5
	September 30, 2015	9,093	7
	September 30, 2015	4,289	5
	December 31, 2015	5,799	7
	December 31, 2015	1,889	5
	December 31, 2015	7,372	7
	December 31, 2015	2,563	5
	February 10, 2016	117,287	4
	February 11, 2016	26,547	6
	February 11, 2016	9,932	5
	February 13, 2016	25,008	6
	February 13, 2016	11,794	5
	February 13, 2016	23,072	6
	February 13, 2016	10,881	5
	March 1, 2016	14,749	6
	March 1, 2016	6,956	5
	March 31, 2016	8,327	7
	March 31, 2016	3,928	5
	June 30, 2016	7,115	7
	June 30, 2016	3,356	5
	September 30, 2016	6,579	7
	September 30, 2016	3,095	5
	December 31, 2016	5,799	7
	December 31, 2016	2,055	5
	February 10, 2017	39,096	6
	February 10, 2017	15,188	5
	February 11, 2017	26,546	6
	February 11, 2017	11,864	5
	February 13, 2017	12,503	6
	February 13, 2017	5,882	5

C-4

Name	Transaction Date	# of Shares	Transaction Description
	February 13, 2017	23,071	6
	February 13, 2017	10,311	5
	February 13, 2017	404,902	6
	February 13, 2017	190,466	5
Craig B. Glidden	April 1, 2015	69,407	4
	April 1, 2015	13,099	4
	July 28, 2015	417,571	3
	February 10, 2016	21,201	4
	February 11, 2016	4,366	6
	February 11, 2016	1,444	5
	April 1, 2016	34,704	6
	April 1, 2016	16,409	5
	February 10, 2017	7,068	6
	February 10, 2017	2,335	5
	February 11, 2017	4,367	6
	February 11, 2017	1,428	5
Linda R. Gooden	April 30, 2015	1,000	1
	December 31, 2015	3,338	8
	December 31, 2015	88	9
	December 31, 2016	3,990	8
	December 31, 2016	285	9
Rick E. Hansen	April 1, 2016	8,632	4
	February 14, 2017	1,253	4
Michael Heifler	January 3, 2017	2,845	4
	February 14, 2017	1,095	4
Joseph Jimenez	July 31, 2015	32,000	1
	December 31, 2015	4,424	8
	December 31, 2015	86	9
	December 31, 2016	7,980	8
	December 31, 2016	454	9
Jane L. Mendillo	August 2, 2016	1,600	1
	December 31, 2016	4,559	8
	December 31, 2016	89	9
Michael G. Mullen	June 5, 2015	750	1
	December 31, 2015	3,643	8
	December 31, 2015	338	9
	December 31, 2016	4,469	8
	December 31, 2016	603	9
James J. Mulva	May 5, 2015	28,343	1
	December 31, 2015	7,722	8
	December 31, 2015	928	9
	December 31, 2016	8,459	8
	December 31, 2016	1,508	9
Patricia F. Russo	April 29, 2015	1,500	1
	December 31, 2015	3,643	8
	December 31, 2015	683	9
	December 31, 2016	4,469	8
	December 31, 2016	1,025	9
Thomas M. Schoewe	December 31, 2015	3,643	8
	December 31, 2015	566	9
	December 31, 2016	3,990	8
	December 31, 2016	869	9

C-5

Name	Transaction Date	# of Shares	Transaction Description
Theodore M. Solso	December 31, 2015	16,026	8
	December 31, 2015	2,031	9
	December 31, 2016	12,236	8
	December 31, 2016	1,152	9
Carol M. Stephenson	December 31, 2015	5,464	8
	December 31, 2015	1,316	9
	December 31, 2016	6,304	8
	December 31, 2016	1,882	9
Charles K. Stevens, III	March 15, 2015	5,718	6
	March 15, 2015	2,525	5
	March 31, 2015	212	7
	March 31, 2015	100	5
	March 31, 2015	125	7
	March 31, 2015	60	5
	June 30, 2015	212	7
	June 30, 2015	100	5
	June 30, 2015	125	7
	June 30, 2015	59	5
	July 28, 2015	623,645	3
	September 30, 2015	116	7
	September 30, 2015	55	5
	September 30, 2015	182	7
	September 30, 2015	86	5
	December 31, 2015	102	7
	December 31, 2015	39	5
	December 31, 2015	147	7
	December 31, 2015	56	5
	February 10, 2016	31,126	4
	February 11, 2016	6,361	6
	February 11, 2016	2,056	5
	February 13, 2016	11,432	6
	February 13, 2016	3,723	5
	February 13, 2016	5,595	6
	February 13, 2016	1,691	5
	March 1, 2016	7,374	6
	March 1, 2016	3,478	5
	March 31, 2016	125	7
	March 31, 2016	59	5
	June 30, 2016	125	7
	June 30, 2016	59	5
	September 30, 2016	116	7
	September 30, 2016	55	5
	December 31, 2016	102	7
	December 31, 2016	39	5
	February 10, 2017	10,376	6
	February 10, 2017	3,364	5
	February 11, 2017	6,360	6
	February 11, 2017	1,922	5
	February 13, 2017	5,716	6
	February 13, 2017	1,862	5
	February 13, 2017	5,595	6
	February 13, 2017	1,691	5

C-6

Name	Transaction Date	# of Shares	Transaction Description
	February 13, 2017	98,189	6
	February 13, 2017	46,287	5
Dhivya Suryadevara	March 15, 2015	1,271	6
	March 15, 2015	470	5
	July 28, 2015	113,883	3
	February 10, 2016	6,632	4
	February 11, 2016	664	6
	February 11, 2016	281	5
	February 13, 2016	5,736	6
	February 13, 2016	2,147	5
	February 13, 2016	693	6
	February 13, 2016	257	5
	March 1, 2016	1,843	6
	March 1, 2016	682	5
	February 10, 2017	2,211	6
	February 10, 2017	919	5
	February 11, 2017	664	6
	February 11, 2017	240	5
	February 13, 2017	692	6
	February 13, 2017	250	5
	February 13, 2017	6,230	6
	February 13, 2017	2,300	5
Jill E. Sutton	July 28, 2015	59,870	3
	October 1, 2015	5,869	4
	February 10, 2016	3,611	4
	October 1, 2016	1,957	6
	October 1, 2016	642	5
	February 10, 2017	1,204	6
	February 10, 2017	459	5

Transaction Description

1.	Open Market Acquisition

2.	Open Market Sales

3.	Grant of Employee Stock Options

4.	Grant of Restricted Stock Units (“RSUs”)

5.	Shares (or Salary Stock Units (“SSUs”) equivalents) withheld for taxes/costs

6.	Shares issued upon the settlement of derivative securities (i.e., RSUs and Performance Share Units)

7.	Cash settlement of SSUs

8.	DSUs acquired through deferral of director fees

9.	Dividends on DSUs credited in additional DSUs

Miscellaneous Information Regarding Participants

Except as described in this Appendix C or otherwise disclosed in the Proxy Statement, to the Company’s knowledge:

•	No Participant owns any securities of the Company of record that such Participant does not own beneficially.

•

No Participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

•

No associate of any Participant owns beneficially, directly or indirectly, any securities of the Company. No Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company.

C-7

•

No Participant nor any associate of any Participant is a party to any transaction, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which (i) the Company was or is to be a participant, (ii) the amount involved exceeds $120,000 and (iii) any Participant or any related person thereof had or will have a direct or indirect material interest.

•

No Participant, nor any associate of a Participant, has any arrangement or understanding with any person (i) with respect to any future employment by the Company or its affiliates or (ii) with respect to any future transactions to which the Company or any of its affiliate will or may be a party.

•	No Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2017 Annual Meeting.

Other Information

There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any of their associates is a party adverse to, or has a material interest adverse to, the Company or any of its subsidiaries.

C-8

OUR CORE VALUES...

CUSTOMERS

We put the customer at the center of everything we do. We listen intently to our customers’ needs. Each interaction matters. Safety and quality are foundational commitments, never compromised.

RELATIONSHIPS

Our success depends on our relationships inside and outside the Company. We encourage diverse thinking and collaboration from the world to create great customer experiences.

EXCELLENCE

We act with integrity. We are driven by ingenuity and innovation. We have the courage to do and say what’s difficult. Each of us takes accountability for results and has the tenacity to win.

PRELIMINARY COPY - SUBJECT TO COMPLETION

G E N E R A L  M O T O R S  C O M P A N Y

YOUR VOTE IS IMPORTANT!

Please take a moment now to vote your shares of General Motors Company common stock for the upcoming Annual Meeting of Shareholders.

YOU CAN VOTE TODAY USING ANY OF THE FOLLOWING METHODS:

Vote by Internet
Please access https://www.proxyvotenow.com/gm (please note you must type an “s” after “http”). Then, simply follow the easy instructions on the voting site. You will be required to provide the unique Control Number printed below.
Vote by Telephone
Please call toll-free in the U.S. or Canada at 1-888-216-1322, on a touch-tone telephone. (If outside the U.S. or Canada, call 1-646-880-9090.) Then, simply follow the easy voice prompts. You will be required to provide the unique Control Number printed below.
You may also use your mobile device to access the voting site by scanning the QR code to the left. Then, simply follow the easy instructions on the voting site. You will be required to provide the unique Control Number printed below.

CONTROL NUMBER:

You may vote by telephone or Internet 24 hours a day, 7 days a week.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed, dated and returned a proxy card.

Vote by Mail
Please complete, sign, date and return the proxy card in the envelope provided to: General Motors Company, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

Please mark your vote as in this example

The Board of Directors recommends a vote FOR ALL nominees listed in Item 1.
1. Election of Directors
Nominees:

01. Joseph J. Ashton 02. Mary T. Barra 03. Linda R. Gooden 04. Joseph Jimenez 05. Jane L. Mendillo 06. Michael G. Mullen 07. James J. Mulva 08. Patricia F. Russo 09. Thomas M. Schoewe 10. Theodore M. Solso 11. Carol M. Stephenson

	FOR ALL	WITHHOLD ALL	FOR ALL EXECPT
	☐	☐	☐

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark the “For All Except” box above and write the number(s) or name(s) of the nominee(s) for which you would like to withhold authority in the space provided below)

The Board of Directors recommends a vote FOR Board Items 2 through 5.
		FOR	AGAINST	ABSTAIN
2.	Approve, on an advisory basis, Named Executive Officer compensation	☐	☐	☐
3.	Approve the General Motors Company 2017 Short-Term Incentive Plan	☐	☐	☐
4.	Approve the General Motors Company 2017 Long-Term Incentive Plan	☐	☐	☐
5.	Ratification of the selection of Deloitte & Touche LLP as GM’s independent registered public accounting firm for 2017	☐	☐	☐
The Board of Directors recommends a vote AGAINST shareholder Items 6 and 7.
		FOR	AGAINST	ABSTAIN
6.	Shareholder Proposal regarding Independent Board Chairman	☐	☐	☐
7.	Greenlight Proposal regarding creation of dual-class common stock	☐	☐	☐
The section below must be completed for your vote to be counted. Please sign and date this WHITE proxy card below.

Date:	, 2017

Signature

Signature(s)

Title
NOTE: Please sign exactly as your name appears hereon. If shares are held by multiple owners, each owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PRELIMINARY COPY - SUBJECT TO COMPLETION

PLEASE VOTE TODAY!

SEE REVERSE SIDE FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

G E N E R A L  M O T O R S  C O M P A N Y

2017 Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF

THE GENERAL MOTORS COMPANY BOARD OF DIRECTORS

The undersigned Shareholder of General Motors Company hereby appoints Mary T. Barra, Daniel Ammann, and Charles K. Stevens, III, and each of them as proxies with full power of substitution, to vote the common stock of the undersigned in the manner specified on this proxy card and in their discretion upon all other matters that may come before the 2017 Annual Meeting of Shareholders of General Motors Company to be held at [            ] on [            ], 2017, or any adjournment or postponement thereof. The undersigned hereby revokes all proxies previously given.

On matters for which you do not specify a choice, the shares will be voted in accordance with the recommendation of the Board of Directors; therefore, if no direction is made, this proxy will be voted FOR all of General Motors Company’s director nominees in Item 1; FOR Items 2, 3, 4 and 5 and AGAINST Items 6 and 7.

Please see the reverse side for Internet and telephone voting instructions.

YOUR VOTE IS VERY IMPORTANT - PLEASE VOTE TODAY

(Continued and to be marked, signed, and dated on the reverse side)